Exhibit (b)

EXECUTION VERSION

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of December 31, 2010

among

NORTHLAND CABLE TELEVISION, INC. and

NORTHLAND CABLE PROPERTIES, INC.,

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO

FROM TIME TO TIME,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and Lender

GE CAPITAL MARKETS, INC.

as Sole Lead Arranger and Bookrunner

	3.28	PATRIOT ACT	29

4.	FINANCIAL STATEMENTS AND INFORMATION		29

	4.1	REPORTS AND NOTICES	29
	4.2	COMMUNICATION WITH ACCOUNTANTS	29

5.	AFFIRMATIVE COVENANTS		30

	5.1	MAINTENANCE OF EXISTENCE AND CONDUCT OF BUSINESS	30
	5.2	PAYMENT OF CHARGES	30
	5.3	BOOKS AND RECORDS	30
	5.4	INSURANCE; DAMAGE TO OR DESTRUCTION OF COLLATERAL	31
	5.5	COMPLIANCE WITH LAWS	32
	5.6	SUPPLEMENTAL DISCLOSURE	32
	5.7	INTELLECTUAL PROPERTY	33
	5.8	ENVIRONMENTAL MATTERS	33
	5.9	LANDLORDS’ AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND REAL ESTATE PURCHASES	33
	5.10	INTEREST RATE/CURRENCY FLUCTUATIONS PROTECTION	34
	5.11	FURTHER ASSURANCES	34
	5.12	FUTURE CREDIT PARTIES	34
	5.13	MANAGEMENT FEES	35

6.	NEGATIVE COVENANTS		36

	6.1	MERGERS, SUBSIDIARIES, ETC.	36
	6.2	INVESTMENTS; LOANS AND ADVANCES	38
	6.3	INDEBTEDNESS	39
	6.4	EMPLOYEE LOANS AND AFFILIATE TRANSACTIONS	40
	6.5	CAPITAL STRUCTURE AND BUSINESS	40
	6.6	GUARANTEED INDEBTEDNESS	40
	6.7	LIENS	41
	6.8	SALE OF STOCK AND ASSETS	41
	6.9	ERISA	41
	6.10	FINANCIAL COVENANTS	41
	6.11	HAZARDOUS MATERIALS	41
	6.12	SALE-LEASEBACKS	41
	6.13	RESTRICTED PAYMENTS	41
	6.14	CHANGE OF CORPORATE NAME OR LOCATION; CHANGE OF FISCAL YEAR	42
	6.15	NO IMPAIRMENT OF INTERCOMPANY TRANSFERS	42
	6.16	RESERVED	42
	6.17	CHANGES RELATING TO MATERIAL CONTRACTS	42

7.	TERM		43

	7.1	TERMINATION	43
	7.2	SURVIVAL OF OBLIGATIONS UPON TERMINATION OF FINANCING ARRANGEMENTS	43

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES		43

	8.1	EVENTS OF DEFAULT	43
	8.2	REMEDIES	46
	8.3	WAIVERS BY CREDIT PARTIES	46
	8.4	GOVERNMENT APPROVAL	47

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT		47

	9.1	ASSIGNMENT AND PARTICIPATIONS	47
	9.2	APPOINTMENT OF AGENT	49
	9.3	AGENT’S RELIANCE, ETC.	50
	9.4	GE CAPITAL AND AFFILIATES	50

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	9.5	LENDER CREDIT DECISION	51
	9.6	INDEMNIFICATION	51
	9.7	SUCCESSOR AGENT	51
	9.8	SETOFF AND SHARING OF PAYMENTS	52
	9.9	ADVANCES; PAYMENTS; INFORMATION; ACTIONS IN CONCERT	52

10.	SUCCESSORS AND ASSIGNS		55

	10.1	SUCCESSORS AND ASSIGNS	55

11.	MISCELLANEOUS		55

	11.1	COMPLETE AGREEMENT; MODIFICATION OF AGREEMENT	55
	11.2	AMENDMENTS AND WAIVERS	55
	11.3	FEES AND EXPENSES	57
	11.4	NO WAIVER	58
	11.5	REMEDIES	58
	11.6	SEVERABILITY	59
	11.7	CONFLICT OF TERMS	59
	11.8	CONFIDENTIALITY	59
	11.9	GOVERNING LAW	59
	11.10	NOTICES	60
	11.11	SECTION TITLES	61
	11.12	COUNTERPARTS	61
	11.13	WAIVER OF JURY TRIAL	62
	11.14	PRESS RELEASES AND RELATED MATTERS	62
	11.15	REINSTATEMENT	62
	11.16	ADVICE OF COUNSEL	62
	11.17	NO STRICT CONSTRUCTION	62
	11.18	TITLED AGENTS	63

12.	CROSS-GUARANTY		63

	12.1	CROSS-GUARANTY	63
	12.2	WAIVERS BY BORROWERS	63
	12.3	BENEFIT OF GUARANTY	64
	12.4	SUBORDINATION OF SUBROGATION, ETC.	64
	12.5	ELECTION OF REMEDIES	64
	12.6	LIMITATION	65
	12.7	CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS	65
	12.8	LIABILITY CUMULATIVE	66

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INDEX OF APPENDICES

Annex A (Recitals)	-	Definitions
Annex B (Section 1.2)	-	Letters of Credit
Annex C (Section 1.8)	-	Cash Management System
Annex D (Section 2.1(a))	-	Closing Checklist
Annex E (Section 4.1(a))	-	Financial Statements and Projections — Reporting
Annex F (Section 4.1(b))	-	Collateral Reports
Annex G (Section 6.10)	-	Financial Covenants
Annex H (Section 9.9(a))	-	Lenders’ Wire Transfer Information
Annex I (Section 11.10)	-	Notice Addresses

Exhibit 1.1(a)(i)	-	Form of Notice of Advance
Exhibit 1.1(a)(ii)	-	Form of Revolving Note
Exhibit 1.1(b)(i)(B)	-	Form of Term Note
Exhibit 1.5(e)	-	Form of Notice of Conversion/Continuation
Exhibit 9.1(b)	-	Form of Assignment Agreement
Exhibit A-1	-	Corporate Expense Allocation Basis
Exhibit B-1	-	Request for Letter of Credit

Schedule 1.1	-	Agent’s Representatives
Disclosure Schedule 3.1	-	Type of Entity; State of Organization
Disclosure Schedule 3.2	-	Executive Offices, Collateral Locations, FEIN
Disclosure Schedule 3.4(A)	-	Financial Statements
Disclosure Schedule 3.4(B)	-	Pro Forma
Disclosure Schedule 3.4(C)	-	Projections
Disclosure Schedule 3.6	-	Real Estate and Leases
Disclosure Schedule 3.7	-	Labor Matters
Disclosure Schedule 3.8	-	Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule 3.11	-	Tax Matters
Disclosure Schedule 3.12	-	ERISA Plans
Disclosure Schedule 3.13	-	Litigation
Disclosure Schedule 3.14	-	Brokers
Disclosure Schedule 3.15	-	Intellectual Property
Disclosure Schedule 3.17	-	Hazardous Materials
Disclosure Schedule 3.18	-	Insurance
Disclosure Schedule 3.19	-	Deposit and Disbursement Accounts
Disclosure Schedule 3.20	-	Government Contracts
Disclosure Schedule 3.22	-	Bonds; Patent, Trademark Licenses
Disclosure Schedule 3.24	-	Cable Franchise Agreements
Disclosure Schedule 5.1	-	Trade Names
Disclosure Schedule 5.4	-	Insurance
Disclosure Schedule 6.3	-	Indebtedness
Disclosure Schedule 6.4(a)	-	Transactions with Affiliates

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This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of December 31, 2010 among NORTHLAND CABLE TELEVISION, INC., a Washington corporation (“NCTV”) and NORTHLAND CABLE PROPERTIES, INC., a Washington corporation (“NCPI” and together with NCTV each a “Borrower” and collectively the “Borrowers”); NCTV, as Borrower Representative; the other Credit Parties signatory hereto; GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GE Capital”), for itself, as Lender, and as Agent for Lenders, and the other Lenders signatory hereto from time to time.

RECITALS

WHEREAS, NCTV, certain of its subsidiaries, certain of the Lenders and GE Capital, as administrative agent are parties to that certain Second Amended and Restated Credit Agreement, dated as of December 22, 2005 (as amended or modified prior to the date hereof, the “Original NCTV First Lien Credit Agreement”);

WHEREAS, NCTV, certain of its subsidiaries, certain of the Lenders and GE Capital, as administrative agent are parties to that certain Second Lien Credit Agreement, dated as of December 22, 2005 (as amended or modified prior to the date hereof, the “Original NCTV Second Lien Credit Agreement”);

WHEREAS, NCPI, certain of its subsidiaries, certain of the Lenders and GE Capital, as administrative agent are parties to that certain Credit Agreement, dated as of September 18, 2006 (as amended or modified prior to the date hereof, the “Original NCPI First Lien Credit Agreement”);

WHEREAS, Borrowers have requested that Lenders amend, restate and combine the Original NCTV First Lien Credit Agreement, the Original NCTV Second Lien Credit Agreement and the Original NCPI First Lien Credit Agreement into this Agreement, and in connection therewith to combine and reduce the revolving and term credit facilities to Borrowers into a $15,000,000 revolving credit facility and a $78,750,000 term loan facility, all on the terms and conditions set forth herein;

WHEREAS, each Borrower has agreed to continue to secure all of its obligations under the Loan Documents (as defined herein) by granting to Collateral Agent, for the benefit of the Secured Parties, a security interest in and lien upon all of its existing and after-acquired personal and real property; and

WHEREAS, all subsidiaries of Borrowers are willing to continue to guarantee all of the obligations of Borrowers to Agent and Lenders under the Loan Documents, and to secure all of their obligations under the Loan Documents with a First Priority Lien in favor of Collateral Agent, for the benefit of the Secured Parties, upon their existing and after-acquired personal and real property, except as otherwise permitted herein;

WHEREAS, NCPI has entered into that certain Second Lien Credit Agreement, dated as of September 18, 2006 (as amended or modified prior to the date hereof, the “Original CapitalSource Credit Agreement”) with the CapitalSource Lenders and the CapitalSource Agent (each as defined herein);

WHEREAS, NCPI has requested that the CapitalSource Agent and CapitalSource Lenders amend, restate, and add NCTV as a Borrower under the Original Capital Source Credit Agreement, which will provide a $4,250,000 term loan facility;

WHEREAS, the obligations of the Borrowers and the other Credit Parties under this Agreement and the amended and restated Original CapitalSource Credit Agreement will be pari passu and secured by the same Collateral;

WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, “Appendices”) hereto, or expressly identified in this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree that the Original NCTV First Lien Credit Agreement, Original NCTV Second Lien Credit Agreement and the Original NCPI First Lien Credit Agreement are hereby amended, restated and combined as follows:

1.	AMOUNT AND TERMS OF CREDIT

1.1 Credit Facilities. On the Closing Date, all “Loans” funded under the Original Credit Agreements (the “Existing Loans”) remain outstanding, except to the extent prepaid on the Closing Date as required under Section 2.1. Upon the conditions set forth in Section 2.1 being satisfied on the Closing Date, (x) the aggregate “Revolving Loan Commitments” under each of the Original Credit Agreements shall be combined and permanently reduced to $15,000,000 of Revolving Loan Commitments held by the Revolving Lenders based on their Pro Rata Shares and (y) the Existing Loans shall be re-allocated to $5,832,756.28 of Advances and a $78,750,000 term loan (the “Term Loan”), allocated ratably to the Lenders based on their Pro Rata Shares of the respective Commitment (with concurrent refundings to occur among the Lenders such that such Advances are held ratably based on the Revolving Loan Commitments of each Revolving Lender and the Term Loan is held ratably based on the Term Loan Commitments of each Term Lender). On the Closing Date, the Borrowers repaid to the Lenders all other Existing Loans owing to such Lenders, together with all accrued and unpaid interest, fees and expenses arising under the Original Credit Agreements. Each of those Lenders party to one or more Original Credit Agreement hereby agrees to the amendments contained herein. Each of those Lenders that are not party to any of the Original Credit Agreements (the “New Lenders”) hereby becomes a party to this Agreement as a Lender hereunder with the same force and effect as if originally named therein as a Lender, and without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Lender hereunder and agrees to provide a Revolving Loan Commitment and/or Term Loan Commitment to the Borrowers in the amounts set forth with the Agent. Each party hereto acknowledges and agrees that the Commitments of the New Lenders and the Commitments of the other Lenders under this Agreement are several and not joint commitments and obligations of such Lenders.

(a) Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, an “Advance”). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date and subject to the terms and conditions hereof, Borrowers may from time to time borrow, repay and reborrow under this Section 1.1(a); provided, that the

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amount of any Advance to be made at any time shall not exceed Borrowing Availability at such time. Each Advance shall be made on notice by Borrower Representative to one of the representatives of Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 12:00 noon (New York time) on the Business Day of the proposed Advance, in the case of an Index Rate Loan, or (2) 12:00 noon (New York time) on the date which is three (3) Business Days prior to the proposed Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Advance”) must be given in writing (by telecopy, overnight courier or Electronic Transmission) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit and such other information as may be required by Agent. If any Borrower desires to have the Advances bear interest by reference to a LIBOR Rate, it must comply with Section 1.5(e).

(ii) Except as provided in Section 1.12, Borrowers shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note shall represent the joint and several obligation of Borrowers to pay the amount of the applicable Revolving Lender’s Revolving Loan Commitment or, if less, such Revolving Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Advances to Borrowers together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

(iii) Each payment of principal with respect to the Revolving Loan shall be paid to Agent for the ratable benefit of each Revolving Lender making a Revolving Loan, ratably in proportion to each such Revolving Lender’s respective Revolving Loan Commitment.

(b) Term Loan Facility.

(i) $78,750,000 of Existing Loans shall be deemed converted into the Term Loan on the Closing Date in accordance with the first paragraph of Section 1.1. Amounts repaid with respect to the Term Loan may not be reborrowed. The obligations of each Term Lender hereunder shall be several and not joint.

(ii) The Term Loan shall be evidenced by promissory notes substantially in the form of Exhibit 1.1(b)(i)(B) (each a “Term Note” and collectively the “Term Notes”), and, except as provided in Section 1.12, Borrowers shall execute and deliver each Term Note to the applicable Term Lender. Each Term Note shall represent the joint and several obligation of Borrowers to pay the amount of the applicable Term Lender’s Term Loan, together with interest thereon as prescribed in Section 1.5.

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(iii) Borrowers shall repay the principal amount of the Term Loan and the CapitalSource Term Loan in installments (allocated ratably between the Term Loan and the CapitalSource Term Loan based upon the respective principal amounts thereof) payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Lenders and the CapitalSource Lenders set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement):

Installment Date	Aggregate Principal Amount

Each of March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011	$207,500

Each of March 31, 2012, June 30, 2012, September 30, 2012 and December 31, 2012	$518,750

Each of March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013	$726,250

Each of March 31, 2014, June 30, 2014, September 30, 2014, December 31, 2014, March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015	$1,037,500

Each of March 31, 2016, June 30, 2016, and September 30, 2016	$1,660,000

(iv) The entire outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Term Loan Maturity Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

(v) Each payment of principal with respect to the Term Loan shall be paid to Agent for the ratable benefit of each Term Lender, ratably in proportion to each such Term Lender’s respective Term Loan Commitment.

(c) Reliance on Notices. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Advance, Notice of Conversion/Continuation or similar notice believed by Agent to be genuine. Agent may assume that any notice executed and delivered in accordance herewith by a Person purporting to be the president, chief financial officer or executive vice president of Borrower Representative was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary.

(d) Non-Funding Lenders.

(i) Non-Funding Lenders Responsibility. Unless the Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan or Letter of Credit that such Lender will not make such payment (or any portion thereof) available to the Agent, the Agent may assume that such Lender has made such payment available to the Agent on the date such payment is required to be made in accordance with this Article I and the Agent may, in reliance upon such assumption, make available to the appropriate Borrower on such date a corresponding amount; provided that nothing herein or in any other Loan Document shall be deemed to require the Agent to advance funds on behalf of any Lender. Each Borrower agrees to repay to the Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at the interest rate applicable to the Obligation that would have been created when the Agent made available such amount to such Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower or any L/C Issuer. The failure of a Non-Funding Lender to make any

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Revolving Loan, to fund any purchase of any participation to be made or funded by it or to make any other payment required to be made by it under the Loan Documents, in each case on the date specified therefor, shall not relieve any other Lender of its obligations to make such Loan, fund the purchase of such participation or make any other such payment under any Loan Document on such date, but neither the Agent nor, other than as expressly set forth herein, any Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan, fund the purchase of a participation or make any other payment required under any Loan Document.

(ii) Reallocation. If any Revolving Lender is a Non-Funding Lender, all or a portion of such Non-Funding Lender’s Letter of Credit Obligations (unless such Lender is the L/C Issuer that issued such Letter of Credit) shall, at the Agent’s election at any time or upon any L/C Issuer’s written request delivered to the Agent (whether before or after the occurrence of any Default or Event of Default), be reallocated to and assumed by the Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders pro rata in accordance with their Pro Rata Share of the Revolving Loan Commitment (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Revolving Lender’s Pro Rata Share had been increased proportionately), provided that no Revolving Lender shall be reallocated any such amounts or be required to fund any amounts that would cause such Revolving Lender’s Pro Rata Share with respect to the Revolving Loans and obligations with respect to Letters of Credit to exceed its Revolving Loan Commitment.

(iii) Voting Rights. Notwithstanding anything herein to the contrary, including Section 11.2, a Non-Funding Lender shall not (i) have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” or a “Revolving Lender” (or be, or have its Loans or Commitments, included in the determination of “Requisite Lenders”, “Requisite Revolving Lenders” or “Lenders directly affected” pursuant to Section 11.2) for any voting or consent rights under or with respect to any Loan Document; provided, that (A) the Commitment of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, (C) the interest rate applicable to the Obligations owing to a Non-Funding Lender may not be reduced and (D) unless all other Lenders with the same class of Loans affected thereby are treated in the same manner, any final maturity date of the principal amount of any Non-Funding Lender’s Loans may not be extended, in each case without the consent of such Non-Funding Lender. For the purposes of determining Requisite Lenders and Requisite Revolving Lenders, the Loans and Commitments held by Non-Funding Lenders shall be excluded from the total Loans and Commitments outstanding.

(iv) Borrower Payments to a Non-Funding Lender. The Agent shall be entitled to hold, in a non-interest bearing account, all portions of any payments received by the Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral. The Agent is hereby authorized to use such cash collateral to pay in full the Aggregate Excess Funding Amount to the appropriate Secured Parties thereof, and then, to hold as cash collateral the amount of such Non-Funding Lender’s pro rata share, without giving effect to any reallocation pursuant to Section 1.1(d)(ii), of all Letter of Credit Obligations until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated. Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, the Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. With respect to such Non-Funding Lender’s failure to fund Revolving Loans or purchase participations in Letters of Credit or Letter of Credit Obligations, any amounts applied by the Agent to satisfy such funding shortfalls shall be deemed to constitute a Revolving Loan or amount of the participation

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required to be funded and, if necessary to effectuate the foregoing, the other Revolving Lenders shall be deemed to have sold, and such Non-Funding Lender shall be deemed to have purchased, Revolving Loans or Letter of Credit participation interests from the other Revolving Lenders until such time as the aggregate amount of the Revolving Loans and participations in Letters of Credit and Letter of Credit Obligations are held by the Revolving Lenders in accordance with their Pro Rata Shares of the Revolving Loan Commitment. Any amounts owing by a Non-Funding Lender to the Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Index Rate Loans. In the event that the Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (iv) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, the Agent shall return the unused portion of such cash collateral to such Lender. The “Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of (A) all unpaid obligations owing by such Lender to the Agent, L/C Issuers, and other Lenders under the Loan Documents, including such Lender’s pro rata share of the Revolving Loans, plus, without duplication, (B) all amounts of such Non-Funding Lender reallocated to other Lenders pursuant to subsection Section 1.1(d)(ii).

(v) Cure. A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender fully pays to the Agent, on behalf of the applicable Secured Parties, the Aggregate Excess Funding Amount, plus all interest due thereon. Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

(vi) Fees. A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Borrowers shall not be required to pay, such Lender’s portion of the unused commitment fee set forth in Section 1.9(b) during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof. In the event that any reallocation of Letter of Credit Obligations occurs pursuant to Section 1.1(d)(ii)), during the period of time that such reallocation remains in effect, the Letter of Credit Fee payable with respect to such reallocated portion shall be payable to (A) all Revolving Lenders based on their pro rata share of such reallocation or (B) to the L/C Issuer for any remaining portion not reallocated to any other Revolving Lenders.

1.2 Letters of Credit. Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower Representative shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrowers.

1.3 Prepayments.

(a) Voluntary Prepayments; Reductions in Revolving Loan Commitments. Borrowers may at any time, upon written notice received by Agent by 1:00 p.m. (New York time) (x) in the case of a prepayment of a LIBOR Loan, at least two (2) Business Days prior to such prepayment or (y) in the case of a prepayment of an Index Rate Loan, on the date of such prepayment, (i) voluntarily prepay all or part of the Term Loan, (ii) permanently reduce or terminate the Term Loan Commitment and/or (iii) permanently reduce (but not terminate) the Revolving Loan Commitment; provided that (A) any such prepayments or reductions shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount (it being understand that corresponding prepayments of the Term Loan and the CapitalSource Term Loan shall be aggregated in determining compliance with such minimum amounts), (B) no Term Loan Commitment shall be reduced to an amount less than the Term Loan outstanding thereunder, (C) the Revolving Loan Commitment shall not be reduced to an amount

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less than the Revolving Loan outstanding, (D) after giving effect to such reductions, Borrowers shall comply with Section 1.3(b)(i) and (E) each prepayment of all or any part of the Term Loan shall be made with a concurrent and proportionate prepayment of the CapitalSource Term Loan. Borrower Representative may at any time on at least ten (10) days’ prior written notice to Agent terminate the Revolving Loan Commitment, provided that upon such termination all Loans and other Obligations shall be immediately due and payable in full, all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Annex B hereto and all Commitments shall automatically be terminated. Any voluntary prepayment of the Loans must be accompanied by payment of any fee required under Section 1.9(d) and any LIBOR funding breakage costs in accordance with Section 1.13(b). Upon any such reduction or termination of the Revolving Loan Commitment, Borrowers’ right to request Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Revolving Loan Commitment shall not require a reduction in the L/C Sublimit, except to the extent that the Revolving Loan Commitment is reduced below the L/C Sublimit. Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied; provided that any partial prepayments of the Term Loan shall be applied to prepay the scheduled installments thereof on a pro rata basis. All reductions of the Revolving Loan Commitment shall be applied ratably to the portion thereof held by each Revolving Lender as determined by its Pro Rata Share.

(b) Mandatory Prepayments.

(i) If at any time the outstanding balance of the Revolving Loan exceeds the Maximum Amount, Borrowers shall immediately repay the aggregate outstanding Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Advances, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

(ii) Immediately upon receipt by any Credit Party of cash proceeds of any asset disposition, or any proceeds from insurance policies (including without limitation business interruption insurance), condemnation or eminent domain, Borrowers shall prepay the Obligations and the CapitalSource Obligations in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Credit Party in connection therewith (in each case, paid to non-Affiliates), (B) sales, use and transfer taxes, (C) amounts payable to holders of senior Liens on such asset (to the extent such Liens constitute Permitted Prior Encumbrances hereunder), if any, and (D) an appropriate reserve for income taxes paid or payable in cash in accordance with GAAP in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). The following shall not be subject to mandatory prepayment under this clause (ii): (1) proceeds of sales of Inventory in the ordinary course of business; (2) asset disposition proceeds not to exceed $500,000 in the aggregate in any Fiscal Year and (3) asset disposition proceeds or proceeds from insurance policies, condemnation or eminent domain that are committed to be reinvested in similar assets within one hundred eighty (180) days following receipt thereof and are reinvested in similar assets within three hundred sixty (360) days following receipt thereof and until reinvested are either (x) applied to repay Revolving Loans or (y) held in a cash collateral account in which Collateral Agent has a First Priority Lien; provided that the Borrower Representative notifies Collateral Agent of its intent to reinvest at the time such proceeds are received and when such reinvestment occurs.

(iii) If any Credit Party issues Stock (or if any Borrower receives cash capital contributions directly or indirectly from Holdings, NCTV Holdco or NCPI Holdco) or

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Indebtedness (other than Indebtedness permitted to be incurred under Section 6.3 and Stock the proceeds of which are used to finance Permitted Acquisitions and Capital Expenditures on a substantially contemporaneous basis) no later than the Business Day following the date of receipt of the proceeds thereof, Borrowers shall prepay the Obligations and the CapitalSource Obligations in an amount equal to all such proceeds from the issuance of such Stock or Indebtedness by any of the Credit Parties, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c). If Holdings, NCC, NCTV Holdco or NCPI Holdco issues any Stock which results in a Change of Control, the Borrowers will immediately prepay the Obligations (and cash collateralize Letter of Credit Obligations) in full in cash.

(iv) Until the Termination Date, Borrowers shall prepay the Obligations and the CapitalSource Obligations on the date that is five (5) days after the earlier of (A) the date on which Borrowers’ annual audited Financial Statements for the immediately preceding Fiscal Year are delivered pursuant to Annex E or (B) the date on which such annual audited Financial Statements were required to be delivered pursuant to Annex E, in an amount equal to 50% of Excess Cash Flow for such Fiscal Year; provided that no prepayment under this Section 1.3(b)(iv) shall be required for Borrowers’ 2010 Fiscal Year. Any prepayments from Excess Cash Flow paid pursuant to this clause (iv) shall be applied in accordance with Section 1.3(c).

(c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrowers pursuant to Sections 1.3(b)(ii), (b)(iii) or (b)(iv) above and any prepayments from insurance or condemnation proceeds in accordance with Section 5.4(b) or (c) and the Mortgage(s), respectively, shall be applied as follows: first, to Fees and reimbursable expenses of the Senior Agents (and GE Capital to the extent it is the sub-agent for the CapitalSource Agent) then due and payable pursuant to any of the Loan Documents and the CapitalSource Loan Documents, ratably based on their pro rata shares of such amounts; second, to interest and Fees then due and payable on the Term Loan and the CapitalSource Term Loan (including without limitation any fee required under Section 1.9(d) of this Agreement and Section 1.9(d) the CapitalSource Credit Agreement), allocated to the Term Lenders and the CapitalSource Lenders based upon their pro rata shares of such interest and Fees; third, to prepay the next four successive scheduled principal installments of the Term Loan and the CapitalSource Term Loan, applied to such installments on a pro rata basis, fourth, to prepay the remaining scheduled principal installments of the Term Loan and the CapitalSource Term Loan, applied to such installments on a pro rata basis, until the Term Loan and the CapitalSource Term Loan shall have been prepaid in full; fifth, to interest and Fees then due and payable on the Revolving Loan, allocated to the Revolving Lenders based upon their pro rata shares of such interest and Fees; sixth, to the outstanding principal balance of the Advances until the same has been paid in full; and seventh, to any Letter of Credit Obligations, to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. The Revolving Loan Commitment shall be permanently reduced by the amount of any such prepayments.

(d) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

1.4 Use of Proceeds. Borrowers shall utilize the proceeds of the Advances and Letters of Credit solely to pay fees and expenses related to the Related Transactions, to finance working capital and for other general corporate purposes.

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1.5 Interest and Applicable Margins.

(a) Borrowers shall pay interest to Agent on the aggregate outstanding principal amount of the Loans, for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the Index Rate plus the Applicable Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable LIBOR Margin per annum.

The Applicable Index Margin and the Applicable LIBOR Margin are as follows:

Applicable Index Margin	5.00%

Applicable LIBOR Margin	6.00%

(b) Solely for purposes of the payment of interest and not in connection with the calculation of Financial Covenants or otherwise, if any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, except that, with respect to Index Rate Loans the rate of interest on which is calculated on the basis of the Index Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate is a floating rate determined for each day. Each determination by Agent of interest rates and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees, absent manifest error.

(d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower Representative, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Requisite Lenders elect to impose a smaller increase (the “Default Rate”), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

(e) Subject to the conditions precedent set forth in Section 2.2, Borrower Representative shall have the option to (i) request that any Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $500,000 and integral multiples of $100,000 in excess of such amount. Any Loan to be made or continued as, or converted into, an Index Rate Loan must be in a minimum amount of $100,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the third Business Day prior to (1) the date of

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any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which the Borrower Representative wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by the Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by telecopy, overnight courier or Electronic Transmission. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 1.5(e).

(f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

1.6 Reserved.

1.7 Reserved.

1.8 Cash Management Systems. Borrowers will maintain the cash management systems described in Annex C (the “Cash Management Systems”) until the Termination Date.

1.9 Fees.

(a) Borrowers shall pay to GE Capital, individually, the Fees specified in the GE Fee Letter.

(b) As additional compensation for the Revolving Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the last Business Day of each calendar quarter, commencing on March 31, 2011 and occurring thereafter prior to the Commitment Termination Date, and on the Commitment Termination Date, a Fee for Borrowers’ non-use of available funds in an amount equal to three quarters of one percent (0.75%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (x) the Maximum Amount (as it may be reduced from time to time) and (y) the average for the period of the daily closing balance of the Revolving Loan outstanding during the period for which the such Fee is due.

(c) Borrowers shall pay to Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

(d) If Borrowers pay after acceleration or prepay all or any portion of the Term Loan, the Borrowers shall pay to Agent, for the pro rata benefit of the applicable Term Lenders, as

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liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to the Applicable Percentage multiplied by the principal amount of the Term Loan paid after acceleration or prepaid. As used herein, the term “Applicable Percentage” shall mean (x) two percent (2.0%), in the case of a prepayment or termination on or prior to the first anniversary of the Closing Date, and (y) one percent (1.0%), in the case of a prepayment or termination after the first anniversary of the Closing Date but on or prior to the second anniversary thereof, and (z) zero percent (0%), in the case of a prepayment or termination after the second anniversary of the Closing Date. The Credit Parties agree that the Applicable Percentage is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a prepayment and/or an early repayment of the Loans or early termination of the Commitments. Notwithstanding the foregoing, no prepayment fee shall be payable by the Borrowers upon a mandatory prepayment made pursuant to Section 1.3(b)(iv).

1.10 Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day. For the avoidance of doubt, the initial payment of interest and Fees relating to the Obligations (other than amounts due on the Closing Date) shall be due and paid on the last day of the first month or quarter, as applicable, following the entry of the Obligations onto the operations systems of the Agent, but in no event later than the last day of the first month or quarter, as applicable, following the Closing Date.

1.11 Application and Allocation of Payments.

(a) So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 1.3(a); and (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(b)(i) and 1.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of any Borrower. All payments made when an Event of Default has occurred and is continuing shall be applied to amounts then due and payable in the following order: (1) to Fees and reimbursable expenses of the Senior Agents (and GE Capital to the extent it is the sub-agent for the CapitalSource Agent) then due and payable pursuant to any of the Loan Documents and the CapitalSource Loan Documents allocated ratably based on their pro rata shares of such amounts; (2) to interest and Fees then due and payable on the Loans and the CapitalSource Term Loan (including without limitation any fee required under Section 1.9(d) of this Agreement and Section 1.9(d) of the CapitalSource Credit Agreement), allocated to the Lenders and the CapitalSource Lenders based upon their pro rata shares of such interest and Fees; (3) to principal payments on the Loans and the CapitalSource Term Loan and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B and to pay amounts owing with respect to Secured Hedging Agreements, ratably to the aggregate, combined principal balance of the Loans, the CapitalSource Term Loan, and outstanding Letter of Credit Obligations and amounts owing with respect to Secured Hedging Agreements; and (4) to all other Obligations including expenses of Lenders to the extent reimbursable under Section 11.3 and all other CapitalSource Obligations including expenses of CapitalSource Lenders to the extent reimbursable

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under Section 11.3 of the CapitalSource Credit Agreement. All payments by the Borrowers with respect to the Term Loan shall be made with a concurrent and proportionate payment on the CapitalSource Term Loan as if the CapitalSource Term Loan was funded as a portion of the Term Loan under this Agreement.

(b) Agent is authorized to, and at its sole election may, charge to the Revolving Loan balance on behalf of Borrowers and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrowers under this Agreement or any of the other Loan Documents or under the CapitalSource Credit Agreement or any of the other CapitalSource Loan Documents (and, if Agent makes such an election to charge the Revolving Loan, Agent shall use any proceeds from such Revolving Loan on a pro rata basis to pay all fees, expenses, charges, costs, interest, and principal on a pro rata basis among such amounts owing under this Agreement and the Loan Documents and such amounts owing under the CapitalSource Credit Agreement and CapitalSource Loan Documents) if and to the extent Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time, provided, however, that if no Event of Default has occurred and is continuing, the foregoing provision shall not apply to Charges being contested in good faith by appropriate proceedings. At Agent’s option and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

1.12 Loan Account and Accounting. Agent shall maintain a loan account (the “Loan Account”) on its books to record: all Advances and the Term Loan, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrowers’ duty to pay the Obligations. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within thirty (30) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

1.13 Indemnity.

(a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Lenders, each Secured Hedging Counterparty, and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents and representatives (each, an “Indemnified Person”), from and against any and all obligations, penalties, judgments, suits, actions, proceedings, claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted by any Credit Party, any affiliate thereof or any third party against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the Loan Documents, the commitment and proposal letters related thereto, the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all losses associated with

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Electronic Transmissions or E-Systems as well as for failures caused by a Credit Party’s equipment, software, services or otherwise used in connection therewith, and any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents and any investigation, litigation, or proceeding related to any such matters (collectively, “Indemnified Liabilities”); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction and no such Credit Party shall be liable for any indemnification to a Non-Funding Lender to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense arises out of or is incurred in connection with a dispute with another Lender as a result of such Lender’s status as a Non-Funding Lender. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

(b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrowers shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrowers shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; or (iv) Borrowers shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith, then Borrowers shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

1.14 Access. Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon five (5) Business Days’ prior written notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent and any of its officers, employees and agents access to its properties, facilities, advisors, officers and employees of each Credit Party and to the Collateral, (b) permit Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, and its officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the Accounts,

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Inventory and other Collateral of any Credit Party; provided, however, that if no Event of Default has occurred and is continuing, regularly scheduled audits will be limited to one (1) audit per year upon fifteen (15) Business Days’ prior written notice. If an Event of Default has occurred and is continuing, each such Credit Party shall provide such access to Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrowers shall provide Agent with access to their suppliers and customers. Each Credit Party shall make available to Agent and its counsel reasonably promptly originals or copies of all books and records that Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party. Agent will give Lenders at least five (5) days’ prior written notice of regularly scheduled audits. Representatives of other Lenders may accompany Agent’s representatives on regularly scheduled audits at no charge to Borrowers.

1.15 Taxes.

(a) Any and all payments by Borrowers hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Senior Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrowers shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay each Senior Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by such Senior Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, absent manifest error.

(c) Each Lender organized under the laws of the United States or any state thereof shall provide to Borrowers and Agent a properly completed and executed IRS Form W-9. Each Lender organized under the laws of a jurisdiction outside the United States (a “Foreign Lender”) as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide to Borrower Representative and Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender’s entitlement to such exemption (a “Certificate of Exemption”). The Agent shall have the right to refuse to allow a Person to be a Lender under this agreement if such Person has not provided to the Agent a Form W-9 or a Certificate of Exemption to Borrower Representative and Agent prior to becoming a Lender hereunder. No foreign Person may become a Lender hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender.

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1.16 Capital Adequacy; Increased Costs; Illegality.

(a) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall be presumptive evidence of the matters set forth therein, absent manifest error.

(b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof by any central bank or other Governmental Authority) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower Representative and to Agent by such Lender, shall be presumptive evidence of the matters set forth therein, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 1.16(b).

(c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof by any central bank or other Governmental Authority) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrowers shall forthwith prepay in full all outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrowers, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

(d) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.16(a) or 1.16(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrowers, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. Notwithstanding anything herein to the contrary, with respect to a Lender that is a Non-Funding Lender or an Impacted Lender, the Agent may, but shall not be obligated to, obtain a Replacement Lender and execute an Assignment on behalf of such Non-Funding Lender or Impacted Lender at any time with three Business Days’ prior notice to such

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Non-Funding Lender or Impacted Lender (unless notice is not practicable under the circumstances) and cause such Lender’s Loans and Commitments to be sold and assigned, in whole or in part, at par. If Borrowers obtain a Replacement Lender within one hundred and twenty (120) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of Borrower Representative’s notice of intention to replace such Affected Lender. Furthermore, if Borrower Representative gives a notice of intention to replace and does not so replace such Affected Lender within one hundred and twenty (120) days thereafter, Borrowers’ rights under this Section 1.16(d) shall terminate with respect to such Affected Lender and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.16(a) and 1.16(b).

1.17 Single Loan. All Loans to Borrowers and all of the other Obligations of Borrowers arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrowers secured, ratably with the CapitalSource Obligations, by all of the Collateral until the Termination Date.

1.18 Borrower Representative. Each Borrower hereby designates and appoints NCTV as its representative and agent on its behalf (the “Borrower Representative”) for the purposes of issuing Notices of Advances, Notices of Conversion/Continuation and requests for Letters of Credit, delivering certificates including Compliance Certificates, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Each Senior Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

1.19 Assignment of CapitalSource Term Loan. Each party to this Agreement acknowledges and agrees that to the extent all or any portion of the CapitalSource Term Loan is assigned after the Closing Date to any Person other than CapitalSource Finance, LLC and its affiliates, such CapitalSource Term Loan or portion thereof shall cease to be outstanding under the CapitalSource Credit Agreement and shall instead be deemed outstanding under this Agreement as a part of the Term Loan, increasing the aggregate outstanding principal amount thereof by the amount so assigned. Such assignee and the Agent may enter into such amendments and supplements to this Agreement as the Agent shall reasonably request to reflect such assignment and the resulting increase in the Term Loan. To the extent that the entire CapitalSource Term Loan has been assigned after the Closing Date to any Person other than CapitalSource Finance, LLC and its affiliates, the CapitalSource Credit Agreement shall terminate and shall be of no further force and effect, other than those provisions of the CapitalSource Credit Agreement that by their terms survive such termination.

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2.	CONDITIONS PRECEDENT

2.1 Conditions to this Agreement. This Agreement shall not become effective, and the Original Credit Agreements shall not be amended or modified in any way, and no Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations hereunder, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, or waived in writing by Agent and Requisite Lenders:

(a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrowers, each other Credit Party, Agent and Lenders; and Agent shall have received such documents, instruments, agreements and legal opinions as Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all those listed in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Agent.

(b) Approvals. Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all consents and approvals of all Persons (including, without limitation, the FCC and any other requisite Governmental Authorities) required in order for the Credit Parties to execute, deliver and perform this Agreement and the other Loan Documents and to consummate the Related Transactions or (ii) an officer’s certificate in form and substance reasonably satisfactory to Agent affirming that no such consents or approvals are required.

(c) Payment of Fees. Borrowers shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Fee Letter and the CS Fee Letter) and the fees agreed with the Lenders, and shall have reimbursed the Senior Agents for all fees, costs and expenses of closing presented as of the Closing Date.

(d) Capital Structure; Other Indebtedness. The capital structure of each Credit Party, the corporate structure of the Credit Parties, the terms and conditions of all Indebtedness of each Credit Party, all material contracts and all governing organizational documents of the Credit Parties shall be acceptable to Agent in its sole discretion.

(e) Due Diligence. Agent shall have completed its business, environmental, FCC and legal due diligence, including without limitation as to franchise agreements, equity and member agreements, incentive and employment agreements, acquisition agreement, tax agreements and other material agreements of the Credit Parties, with results reasonably satisfactory to Agent.

(f) Consummation of Related Transactions. Agent shall have received fully executed copies of the Providence Subordinated Note Documents, the CapitalSource Loan Documents and final and complete copies of each of the other Related Transactions Documents, each of which shall be in full force and effect and in form and substance satisfactory to Agent. The Related Transactions (other than any initial Advance hereunder) shall have been consummated in accordance with the terms of the Related Transactions Documents. The Borrowers shall have sold the Providence Subordinated Notes, NCTV Holdco and NCPI Holdco shall have issued the Providence Warrants, and the Borrowers shall have received gross cash proceeds of $57,000,000. The CapitalSource Credit Agreement shall become effective simultaneously upon the effectiveness of this Agreement.

(g) Financial Condition. (i) After giving pro forma effect to the Related Transactions, (A) the Total Leverage Ratio as of September 30, 2010 does not exceed 5.0:1.0 and (B) the Senior Leverage Ratio as of September 30, 2010 does not exceed 3.00:1.0, (ii) since December 31, 2009

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(A) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (B) there has been no material adverse change in the industry in which Borrowers operate; (C) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (D) there have been no Restricted Payments made by any Credit Party other than Restricted Payments permitted under the Original Credit Agreements; (E) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrowers or any of their Subsidiaries and (F) there has been no material change in the management personnel of the Borrower and (iii) before and after giving effect to the Related Transactions, each Credit Party is Solvent.

(h) Prepayment of Term Loans. Borrowers shall have paid $45,193,542.68 of the Existing Loans outstanding under the Original Credit Agreements, together with all accrued and unpaid interest, fees and expenses arising under the Original Credit Agreements.

Agent and each Lender, by delivering its signature page to this Agreement (or to any Assignment Agreement), shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document, including without limitation the Intercreditor Agreement, the Providence Subordination Agreement, the Management Fee Subordination Agreement, each of the Collateral Documents and each other documents required to be approved by Agent, Requisite Lenders or Lenders, as applicable on the Closing Date and shall be deemed to have confirmed that the foregoing conditions precedent have been met to their satisfaction.

2.2 Further Conditions to Each Loan. Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation, if, as of the date thereof:

(a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date as determined by Agent or Requisite Lenders, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement, and Agent or Requisite Revolving Lenders have determined not to make such Advance or incur such Letter of Credit Obligation, or Agent or Requisite Lenders have determined not to convert or continue any Loan as a LIBOR Loan, in each case as a result of the fact that such representation or warranty is untrue or incorrect;

(b) any Default or Event of Default has occurred and is continuing or would result after giving effect to any such conversion or continuation or Advance (or the incurrence of any Letter of Credit Obligation), and Agent or Requisite Revolving Lenders (except with respect to an Event of Default under Sections 8.1(a), (h) or (i), in which case all Revolving Lenders must consent to any such Advance or the incurrence of any Letter of Credit Obligation) shall have determined not to make any Advance or incur any Letter of Credit Obligations, or Agent or Requisite Lenders have determined not to convert or continue any Loan as a LIBOR Loan, in each case as a result of such Default or Event of Default; or

(c) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Revolving Loan would exceed the Maximum Amount; or

(d) after giving pro forma effect to such Advance (or the incurrence of any Letter of Credit Obligations), and pro forma effect to any reduction of Indebtedness from the proceeds thereof, the Company would not be in compliance with the Financial Covenants under Annex G as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Annex E.

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The request by Borrower Representative and acceptance by the Borrowers of the proceeds of any Advance, the incurrence of any Letter of Credit Obligations or the conversion or continuation of any Loan into, or as, a LIBOR Loan shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrowers that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrowers of the granting and continuance of Liens in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents. The request and acceptance by Borrower Representative and acceptance by the Borrowers of the proceeds of any Advance used to finance a Permitted Acquisition shall be deemed to constitute, as of the date thereof, a representation and warranty by the Borrowers that the conditions in Section 6.1 have been satisfied or waived in accordance with the terms thereof.

2.3 Effect of Amendment and Restatement. Upon this Agreement becoming effective pursuant to Section 2.1, from and after the Closing Date: (a) the revolving credit commitments available under the Original Credit Agreements will be restated and reduced in accordance with the terms hereof and $78,750,000 of the term loans outstanding under the Original Credit Agreements shall be deemed to be Term Loans hereunder in accordance with the terms hereof; (b) all terms and conditions of the Original Credit Agreements and any other “Loan Document” as defined therein, as amended by this Agreement and the other Loan Documents being executed and delivered on the Closing Date, shall be and remain in full force and effect, as so amended, and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties party thereto to Lenders and Agent; (c) the terms and conditions of the Original Credit Agreements shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but shall be amended only with respect to the rights, duties and obligations among Borrowers, Lenders, Collateral Agent and Agent accruing from and after the Closing Date; (d) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Original Credit Agreements or any other Loan Document (as defined therein) or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date, except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by each Borrower; (e) all indemnification obligations of the Credit Parties under the Original Credit Agreements and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of Lenders, Agent, and any other Person indemnified under the Original Credit Agreements or any other Loan Document at any time prior to the Closing Date; (e) the Obligations incurred under the Original Credit Agreements shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder; (f) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lenders or Agent under the Original Credit Agreements, nor constitute a waiver of any covenant, agreement or obligation under the Original Credit Agreements, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (g) any and all references in the Loan Documents to the Original Credit Agreements shall, without further action of the parties, be deemed a reference to the Original Credit Agreements, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

3.	REPRESENTATIONS AND WARRANTIES

To induce Lenders to amend, restate and combine the Original Credit Agreements and to continue to make Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agent and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

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3.1 Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, general partnership or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule (3.1); (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses or liabilities which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now conducted or proposed to be conducted; (d) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (e) is in compliance in all material respects with its charter and bylaws or partnership or operating agreement, as applicable; and (f) subject to specific representations set forth herein regarding ERISA, Environmental Laws, FCC, tax and other laws, is in compliance with all applicable provisions of law and regulation, except where the failure to comply, alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

3.2 Executive Offices, Collateral Locations, FEIN, Organizational Number. As of the Closing Date, each Credit Party’s name as it appears in official filings in its state of incorporation or organization, the state of incorporation or organization, organization type, and organization number, if any, issued by its state incorporation or organization and the current location of each Credit Party’s chief executive office and the warehouses and premises at which any Collateral (except for Equipment or Inventory in-transit, Equipment installed at customer locations and other Collateral with a fair market value not to exceed $250,000 in the aggregate at any time) are located are set forth in Disclosure Schedule (3.2), and none of such locations has changed within four (4) months preceding the Closing Date. In addition, Disclosure Schedule (3.2) lists the federal employer identification number and organizational number, if any, of each Credit Party.

3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents and the other Related Transaction Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Collateral Agent for the benefit of the Secured Parties, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(b), all of which will have been duly obtained, made or complied with prior to the Closing Date. Each of the Loan Documents and the other Related Transaction Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document and Related Transaction Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

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3.4 Financial Statements and Projections. Except for the Projections, all Financial Statements concerning Borrowers and their Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule (3.4(A)) have been delivered on the date hereof:

(i) The audited Consolidated balance sheets at December 31, 2008 and 2009 and the related statements of income and cash flows of each Borrower and its Subsidiaries for the Fiscal Years then ended, certified by KPMG, LLP.

(ii) The unaudited Consolidated balance sheet(s) at September 30, 2010 and the related statement(s) of income and cash flows of each Borrower and its Subsidiaries for the three (3) Fiscal Quarter(s) then ended.

(b) Pro Forma. The Pro Forma delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(B)) was prepared by Borrowers giving pro forma effect to the Related Transactions, was based on the unaudited Consolidated and consolidating balance sheets of Borrowers and their Subsidiaries dated September 30, 2010, and was prepared in accordance with GAAP (subject to normal year end audit adjustments), with only such adjustments thereto as would be required in accordance with GAAP.

(c) Projections. The Projections delivered on the date hereof and attached hereto as Disclosure Schedule (3.4(C)) have been prepared by Borrowers in light of the past operations of its businesses and reflect projections for the 7-year period beginning on January 1, 2011 on a quarter-by-quarter basis for the first year and on at least a year-by-year basis thereafter. The Projections are based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and their Subsidiaries for the period set forth therein. The Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections.

3.5 Material Adverse Effect. Between December 31, 2009 and the Closing Date, (a) no Credit Party has incurred any obligations, contingent or noncontingent liabilities, liabilities for Charges, long-term leases or unusual forward or long-term commitments that are not reflected in the Pro Forma and that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) no contract, lease or other agreement or instrument has been entered into by any Credit Party or has become binding upon any Credit Party’s assets and no law or regulation applicable to any Credit Party has been adopted that has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Credit Party is in default and to the best of Borrowers’ knowledge no third party is in default under any material contract, lease or other agreement or instrument, that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since December 31, 2009 no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

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3.6 Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Disclosure Schedule (3.6) constitutes all of the real property owned, leased or subleased by any Credit Party. Each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure Schedule (3.6), and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to Agent. Disclosure Schedule (3.6) further describes any Real Estate with respect to which any Credit Party is a lessor, sublessor or assignor as of the Closing Date. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party’s right, title and interest in and to all of such Real Estate and other properties and assets. Disclosure Schedule (3.6) also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party’s Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

3.7 Labor Matters. Except as set forth on Disclosure Schedule (3.7), as of the Closing Date: (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party’s knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule (3.7) have been delivered to Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party’s knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party’s knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Disclosure Schedule (3.8), as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of each Credit Party is owned by each of the Stockholders and in the amounts set forth in Disclosure Schedule (3.8). Except as set forth in Disclosure Schedule (3.8), there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries. All outstanding Indebtedness and Guaranteed Indebtedness of each Credit Party as of the Closing Date (except for the Obligations) is described in Section 6.3 (including Disclosure Schedule (6.3)).

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3.9 Government Regulation. No Credit Party is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrowers, the incurrence of the Letter of Credit Obligations on behalf of Borrowers, the application of the proceeds thereof and repayment thereof and the consummation by the Credit Parties of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

3.10 Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as (“Margin Stock”). Not more than 25% of the assets of Borrowers or any of their Subsidiaries are Margin Stock. None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

3.11 Taxes. All Federal and other material tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority, and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, excluding Charges or other amounts being contested in accordance with Section 5.2(b) and unless the failure to so file or pay would not reasonably be expected to result in fines, penalties or interest in excess of $500,000 in the aggregate. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule (3.11) sets forth as of the Closing Date those taxable years for which any Credit Party’s tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule (3.11), as of the Closing Date, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party’s knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

3.12 ERISA.

(a) Disclosure Schedule (3.12) lists as of the Closing Date, (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer

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Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans, together with a copy of the latest IRS/DOL 5500-series form for each such Plan have been delivered to Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501(a) of the IRC, and, nothing has occurred that would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either Section 412 of the IRC or Sections 302, 303 or 304 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax or penalty on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(b) Except as set forth in Disclosure Schedule (3.12): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or any ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate; (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.

3.13 No Litigation. No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) that challenges any Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents or other Related Transaction Documents to which it is a party, or the validity or enforceability of any Loan Document, any other Related Transaction Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule (3.13), as of the Closing Date there is no Litigation pending or threatened that seeks damages in excess of $500,000 or injunctive relief against, or alleges criminal misconduct of, any Credit Party.

3.14 Brokers. Except as set forth on Disclosure Schedule (3.14), no broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

3.15 Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by

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it or presently proposed to be conducted by it, and each Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule (3.15). Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule (3.15), no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property that could reasonably be expected to have a Material Adverse Effect.

3.16 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, any Projections, Financial Statements or Collateral Reports or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Projections from time to time delivered hereunder are or will be based upon the estimates and assumptions stated therein, all of which Borrowers believed at the time of delivery to be reasonable and fair in light of current conditions and current facts known to Borrowers as of such delivery date, and reflect Borrowers’ good faith and reasonable estimates of the future financial performance of Borrowers and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections. The Liens granted to Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents will at all times be fully perfected First Priority Liens in and to the Collateral described therein, subject, as to priority, only to Permitted Prior Encumbrances.

3.17 Environmental Matters.

(a) Except as set forth in Disclosure Schedule (3.17), as of the Closing Date: (i) the Real Estate owned in fee simple is free of contamination from any Hazardous Material except for such contamination that would not adversely impact the value or marketability of such Real Estate and that would not result in Environmental Liabilities to a Credit Party that could reasonably be expected to exceed $500,000, and the leased Real Estate is free of contamination from any Hazardous Material except for such contamination that would not result in Environmental Liabilities to a Credit Party that could reasonably be expected to exceed $500,000; (ii) no Credit Party has caused or suffered to occur any material Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000; (iv) the Credit Parties have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000; (vi) there is no Litigation against any Credit Party arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (vii) no notice has been received by any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any Credit Party being identified as a “potentially responsible party” under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party.

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(b) Each Credit Party hereby acknowledges and agrees that each Senior Agent (i) is not now, and has not ever been, in control of any of the Real Estate or any Credit Party’s affairs, and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

3.18 Insurance. Disclosure Schedule (3.18) lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

3.19 Deposit and Disbursement Accounts. Disclosure Schedule (3.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. No Credit Party maintains any securities or brokerage accounts with securities intermediaries.

3.20 Government Contracts. Except as set forth in Disclosure Schedule (3.20), as of the Closing Date, no Credit Party is a party to any contract or agreement with any Governmental Authority and no Credit Party’s Accounts are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727) or any similar state or local law.

3.21 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in: the business relationship of any Credit Party with any customer or group of customers whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party; or the business relationship of any Credit Party with any supplier essential to its operations.

3.22 Bonding; Licenses. Except as set forth on Disclosure Schedule (3.22), as of the Closing Date, no Credit Party is a party to or bound by any surety bond agreement or bonding requirement with respect to products or services sold by it or any trademark or patent license agreement with respect to products sold by it.

3.23 Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations outstanding or to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower Representative, (c) the consummation of the Related Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

3.24 Cable Franchises.

(a) Except as listed on Disclosure Schedule (3.24), each Credit Party and its Subsidiaries possess all material Authorizations necessary and appropriate to own, operate and construct the Cable Systems or otherwise for the operation of their businesses and are not in violation thereof in any material respect. All such Authorizations are in full force and effect or are in effect subject to ongoing good faith renegotiations and are listed on Disclosure Schedule (3.24). No event has occurred that

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permits, or after notice or lapse of time could permit, the revocation, termination or material and adverse modification of any such Authorization, except those which in the aggregate could not reasonably be expected to cause a Material Adverse Effect. Disclosure Schedule (3.24) shows the expiration date and/or termination date for each FCC License and Cable Franchise Agreement in effect on the Closing Date. The operation of the business of Borrowers and their Subsidiaries complies and has complied in all material respects with the Communications Act of 1934, as amended (including without limitation, the Cable Act), all FCC or Local Franchising Authority statutes, rules or regulations applicable to the operation of any portion of any of the Cable Systems and the terms of the Cable Franchise Agreements (collectively, the “Communications Laws”), and no Credit Party or any of its Subsidiaries is in violation of any material duty or obligation imposed or required by the Communications Laws. There is not pending or, to the best knowledge of Borrowers, threatened, any action by the FCC to revoke, cancel, suspend or refuse to renew any FCC License relating to any Cable System or by any Local Franchising Authority to revoke, cancel, suspend or refuse to renew any Cable Franchise Agreement relating to any Cable System. There is not pending or, to the best knowledge of Borrowers, threatened, any action by the FCC or any Local Franchising Authority to modify adversely, revoke, cancel, suspend or refuse to renew any other Authorization relating to any Cable System, to the extent that such action could reasonably be expected to cause a Material Adverse Effect. There is not issued or outstanding or, to the best knowledge of Borrowers, threatened, any notice of any hearing, violation or material complaint against any Credit Party or any of its Subsidiaries with respect to the operation of any portion of the Cable Systems and no Borrower has knowledge that any Person intends to contest renewal of any Authorization relating to any Cable System, to the extent that such contest could reasonably be expected to cause a Material Adverse Effect.

(b) As of the Closing Date, all Cable Franchise Agreements are set forth on Disclosure Schedule (3.24) and each such Cable Franchise Agreement is in full force and effect or in effect subject to ongoing good faith renegotiations and no Borrower has knowledge of any pending amendments or threatened termination of any of the Cable Franchise Agreements. The Cable Franchise Agreements set forth on Disclosure Schedule (3.24) are all of the licenses, permits, permissions and other authorizations used or necessary for the Credit Parties and their Subsidiaries to operate the Cable Systems, and the Credit Parties and their Subsidiaries hold no licenses, permits, permissions or other authorizations issued by the FCC.

(c) The Credit Parties and their Subsidiaries have filed all cable television registration statements for the community units listed on Disclosure Schedule (3.24), annual cumulative signal leakage index reports on FCC Form 320 and annual employment reports on FCC Form 395-A which are required to be filed by such Credit Parties and Subsidiaries under the Communications Laws, the Cable Act and other relevant communications laws and are in material compliance with such laws.

(d) All frequencies used on the Cable Systems within the restricted aeronautical and navigational bands (108-137 MHz and 225-400 MHz) have been authorized for such use by the FCC.

(e) The Credit Parties and their Subsidiaries have paid all franchise, license, regulatory or other fees and charges which they have calculated in good faith as due to any Local Franchising Authority pursuant to any Cable Franchise Agreement and to the FCC pursuant to the Communications Laws. There is no inquiry, claim, action or demand pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened before any Local Franchising Authority or the FCC which questions the amounts paid by the Credit Parties and their Subsidiaries pursuant to such Cable Franchise Agreements or the Communications Laws, as the case may be where an adverse determination would have a Materially Adverse Effect.

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(f) The Credit Parties and their Subsidiaries have deposited with the U.S. Copyright Office all statements of account and other documents and instruments and have paid all royalties, supplemental royalties, fees, interest assessments and other sums which they have calculated in good faith as due to the U.S. Copyright Office under the Copyright Act with respect to the ownership and operation of the Cable Systems as are required for such Credit Parties and Subsidiaries to obtain, hold and maintain the compulsory license for cable television systems prescribed in Section 111 of the Copyright Act. There is no inquiry, claim, action or demand pending or, to the knowledge of the Credit Parties and their Subsidiaries, threatened before the U.S. Copyright Office or from any other Person which questions the copyright filings or payments made by the Credit Parties and their Subsidiaries with respect to the Cable Systems.

(g) Except as set forth on Disclosure Schedule (3.24), each Cable System is in compliance with the provisions of the Cable Act as such provisions relate to the rates and other charges of the Cable Systems, and the Borrowers and their Subsidiaries have used reasonable good faith efforts to establish rates and charges to customers that are allowable under the Cable Act, and any authoritative interpretation thereof now in effect, for each Cable System, to the extent such rates (on any tier) are presently subject to regulation by the FCC, any Local Franchising Authority or any other Governmental Authority. Except as set forth on Disclosure Schedule (3.24), Borrowers and their Subsidiaries are not subject to rate regulation by any Governmental Authority and have not received any correspondence indicating that this status may change in the future. Borrowers and their Subsidiaries have not made and are not bound by any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any of the Cable Systems.

(h) Except as set forth on Disclosure Schedule (3.24), during the preceding twelve months, (i) no written notices or demands have been received from the FCC, from any television station, or from any other Person or Governmental Authority (x) challenging the right of the Cable Systems to carry the signal of any television broadcast station currently being carried by such Cable System or (y) claiming that any Cable System has failed to carry a television broadcast station required to be carried pursuant to the Cable Act, has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Cable Act, or has failed to negotiate in good faith with a television station pursuant to the FCC’s retransmission consent provisions; (ii) all necessary FAA and FCC approvals and registrations have been obtained with respect to the height and location of towers used in connection with the operation of the Cable Systems, and such towers are being operated in material compliance with the applicable FCC and FAA rules; and (iii) the Credit Parties and their Subsidiaries have not received, nor are the Credit Parties and their Subsidiaries bound by, any notice from any Governmental Authority with respect to an intention to enforce customer service standards pursuant to the Cable Act.

(i) Except with respect to general rulemakings and similar proceedings relating generally to the cable television industry, (i) there is no adverse judgment, decree or order issued against any of the Cable Systems or the Credit Parties and their Subsidiaries by the FCC or a Local Franchising Authority; and (ii) there is no action, proceeding or investigation pending or, to our knowledge, threatened by or before the FCC or any Local Franchising Authority against any of the Cable Systems or the Credit Parties and their Subsidiaries.

3.25 Subordinated Debt. As of the Closing Date, Borrower Representative has delivered to Agent a complete and correct copy of each of the Providence Subordinated Note Documents and the Providence Warrant Certificates (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including the Letter of Credit Obligations and Swap L/C

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Reimbursement Obligations, constitute Indebtedness entitled to the benefits of the subordination provisions applicable to the Providence Subordinated Notes. Other than the Providence Subordinated Notes and Intercompany Notes, there is no other Subordinated Debt outstanding on the Closing Date. None of the Borrowers nor any of their Subsidiaries is obligated in any respect with respect to the Providence Warrants or any purchase or redemption obligation with respect thereto.

3.26 CapitalSource Term Loan. As of the Closing Date, Borrower Representative has delivered to Agent a complete and correct copy of each of the CapitalSource Loan Documents (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). All Obligations, including the Letter of Credit Obligations and Swap L/C Reimbursement Obligations, constitute Indebtedness subject to and entitled to the benefits of the Intercreditor Agreement.

3.27 OFAC. No Credit Party (and, to the knowledge of each Credit Party, no joint venture or subsidiary thereof) (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

3.28 Patriot Act. Each Credit Party (and, to the knowledge of each Credit Party, each joint venture or subsidiary thereof) is in compliance, in all material respects, with the (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

4.	FINANCIAL STATEMENTS AND INFORMATION

4.1 Reports and Notices.

(a) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

(b) Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth in Annex F.

4.2 Communication with Accountants. Each Credit Party executing this Agreement authorizes (a) Agent (with reasonable notice to Borrowers if no Event of Default has occurred and it

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continuing) and (b) so long as an Event of Default has occurred and is continuing, each Lender, to communicate directly with its independent certified public accountants, including KPMG LLP, and authorizes and shall instruct those accountants and advisors, subject to such accountant’s and advisor’s own internal policies and professional standards, to disclose and make available to Agent and each Lender any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party with respect to the business, results of operations and financial condition of any Credit Party.

5.	AFFIRMATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

5.1 Maintenance of Existence and Conduct of Business. Each Credit Party shall: do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, company or partnership existence (as the case may be) and its material rights and franchises; continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and transact business only in such corporate and trade names as are set forth in Disclosure Schedule (5.1).

5.2 Payment of Charges.

(a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen and bailees, in each case, before any thereof shall become past due, except in the case of clauses (ii) and (iii) where the failure to pay or discharge such Charges would not result in aggregate liabilities in excess of $500,000.

(b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing payment of the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges, (iii) none of the Collateral becomes subject to forfeiture or loss as a result of such contest, and (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence reasonably acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met.

5.3 Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule (3.4(a)).

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5.4 Insurance; Damage to or Destruction of Collateral.

(a) Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Credit Parties and such Subsidiaries (including policies of life, fire, theft, product liability, public liability, Flood Insurance, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Credit Parties except to the extent set forth on Disclosure Schedule 5.4) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Credit Parties; provided, however, that any such insurance shall, unless otherwise agreed by the Collateral Agent, at least (1)(A) cover the same risks as, (B) be in the same amounts with deductibles no greater than, (C) contain no additional exclusions or other limiting policy elements than, and (D) include the same endorsements as, the insurance in effect on the Closing Date and (2) be issued by an insurance company or insurance companies with ratings no lower than the insurance company or companies that issued the insurance policies in effect on the Closing Date, and (ii) cause all such insurance relating to any property or business of any Credit Party to name the Senior Agents as additional insured and the Collateral Agent as loss payee, as appropriate. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, (except with respect to premium payments that are the subject of a good faith dispute and where such policies remain in effect) the Collateral Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that the Senior Agents deem advisable. No Senior Agent shall have any obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Senior Agents shall not be deemed to have waived any Default or Event of Default arising from any Credit Party’s failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys’ fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Collateral Agent and shall be additional Obligations hereunder secured by the Collateral. Notwithstanding the requirement in subsection (i) above, Federal Flood Insurance shall not be required for (x) Real Estate not located in a Special Flood Hazard Area, or (y) Real Estate located in a Special Flood Hazard Area in a community that does not participate in the National Flood Insurance Program.

(b) Agent reserves the right at any time upon any change in any Credit Party’s risk profile (including any change in the product mix maintained by any Credit Party or any laws affecting the potential liability of such Credit Party) to require additional forms and limits of insurance to, in Agent’s opinion, adequately protect the interests of the Senior Agents, the Lenders and CapitalSource Lenders in all or any portion of the Collateral and to ensure that each Credit Party is protected by insurance in amounts and with coverage customary for its industry. If reasonably requested by Collateral Agent, each Credit Party shall deliver to the Collateral Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Collateral Agent, with respect to its insurance policies.

(c) Each Credit Party shall deliver to Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent, endorsements to (i) all “All Risk”, extra expense and business interruption insurance, naming Collateral Agent (Form CP 1218 or equivalent) as loss payee, and (ii) all general liability and other liability policies naming the Senior Agents, on behalf of itself and the Secured Parties, as additional insured. Such endorsements, or an independent instrument furnished to the Collateral Agent, will provide that the insurance companies will give the Collateral Agent at least 30 days’ prior written notice before any such policy or policies of insurance shall be altered or canceled and

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that no act or default of the Credit Parties or any other Person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage. Each Credit Party irrevocably makes, constitutes and appoints Collateral Agent (and all officers, employees or agents designated by Agent), so long as any Default or Event of Default has occurred and is continuing or the anticipated insurance proceeds exceed $1,000,000, as such Credit Party’s true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such “All Risk” policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such “All Risk” policies of insurance and for making all determinations and decisions with respect to such “All Risk” policies of insurance. Collateral Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrowers shall promptly notify Agent of any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance. After deducting from such proceeds (i) the expenses incurred by Collateral Agent in the collection or handling thereof, and (ii) amounts required to be paid to creditors (other than Lenders and the CapitalSource Lenders) having Permitted Prior Encumbrances, Collateral Agent may, at its option, apply such proceeds to the reduction of the Obligations and the CapitalSource Obligations in accordance with Section 1.3(c) of this Agreement and Section 1.3(c) of the CapitalSource Credit Agreement, provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrowers, such insurance proceeds shall be applied to the Loans owing by Borrowers, or permit or require the applicable Credit Party to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Notwithstanding the foregoing, if the casualty giving rise to such insurance proceeds could not reasonably be expected to have a Material Adverse Effect, no Default has occurred and is continuing, and such insurance proceeds do not exceed $2,000,000 in the aggregate, for all insurance proceeds from a single claim (or series of related claims), Collateral Agent shall permit the applicable Credit Party to replace, restore, repair or rebuild the property; provided that if such Credit Party has not completed or entered into binding agreements to complete such replacement, restoration, repair or rebuilding within three hundred sixty (360) days of such casualty, Collateral Agent may apply such insurance proceeds to the Obligations and the CapitalSource Obligations in accordance with Section 1.3(c); provided further that in the case of insurance proceeds pertaining to any Credit Party, such insurance proceeds shall be applied to the Loans and CapitalSource Term Loan owing by Borrowers. All insurance proceeds made available to any Credit Party to replace, repair, restore or rebuild Collateral shall be deposited in a cash collateral account in which Collateral Agent shall have a First Priority Lien securing the Obligations and the CapitalSource Obligations. Thereafter, upon request of Borrower Representative, and so long as the conditions as set forth in Section 2.2 do not apply, Collateral Agent shall release such funds to the applicable Credit Party to replace, repair, restore or rebuild the Collateral. To the extent not used to replace, repair, restore or rebuild the Collateral, such insurance proceeds shall be applied in accordance with Section 1.3(c); provided that in the case of insurance proceeds pertaining to any Credit Party other than Borrowers, such insurance proceeds shall be applied to the Loans and the CapitalSource Term Loan owing by Borrowers.

5.5 Compliance with Laws. Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including ERISA, labor laws, and Environmental Laws and Environmental Permits, the Communications Laws, laws relating to the Cumulative Leakage Index and all other laws, resolutions, rules and policies of the FCC, the Federal Aviation Administration and the Local Franchising Authorities applicable to it, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.6 Supplemental Disclosure. From time to time as may be reasonably requested by Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of an Event of Default) or at Credit Parties’ election, the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan

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Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

5.7 Intellectual Property. Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect and shall comply in all material respects with the terms of its Licenses.

5.8 Environmental Matters. Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate in all material respects; (c) notify Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $500,000; and (d) promptly forward to Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000 in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Agent’s written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrowers’ expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) permit Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrowers shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

5.9 Landlords’ Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.

(a) To the extent requested by the Collateral Agent, each Credit Party shall obtain a landlord’s agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased

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property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent. After the Closing Date, no real property or warehouse space shall be leased by any Credit Party and no Inventory shall be shipped to a processor or converter under arrangements established after the Closing Date without the prior written consent of Collateral Agent or, unless and until a satisfactory landlord agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located.

(b) To the extent permitted hereunder, if any Credit Party proposes to acquire after the Closing Date (x) a fee ownership interest or leasehold interest in Real Estate on which a headend is to be located, or (y) a fee ownership interest of Real Estate that has a value in excess of $500,000 in any one transaction, it shall first provide to Collateral Agent a mortgage or deed of trust granting Collateral Agent a First Priority Lien on such Real Estate, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Collateral Agent, supplemental casualty insurance, and such other documents, instruments or agreements reasonably requested by Collateral Agent, in each case, in form and substance reasonably satisfactory to Collateral Agent, including, without limitation, Federal Flood Insurance as required by Section 5.4(a) within forty-five (45) days of receipt of notice from Collateral Agent that Real Estate is located in a Special Flood Hazard Area

(c) In addition to the obligations set forth in Sections 5.4(a) and 5.9(b), within forty-five (45) days after written notice from Collateral Agent to the Credit Parties that any Real Estate is located in a Special Flood Hazard Area, the Credit Parties shall satisfy the Federal Flood Insurance requirements of Section 5.4(a).

5.10 Interest Rate/Currency Fluctuations Protection. Within ninety (90) days after the Closing Date, Borrowers shall enter into and maintain for a period of at least two years after the Closing Date Interest Rate Contracts on terms and with counterparties reasonably acceptable to Agent, and pursuant to which Borrowers are protected against increases in interest rates from and after the date of such contracts as to a notional amount of not less than (i) fifty percent (50%) of the aggregate principal amount of the Term Loans, the CapitalSource Term Loan and the Subordinated Debt of the Borrowers and their Subsidiaries, less (ii) the principal amount of the Subordinated Debt (to the extent the Subordinated Debt bears interest at a fixed rate).

5.11 Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party’s expense and upon the reasonable request of any Senior Agent, duly execute and deliver, or cause to be duly executed and delivered, to the Senior Agents such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Senior Agent to carry out more effectively the provisions and purposes of this Agreement and each Loan Document.

5.12 Future Credit Parties. In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary, such Person shall immediately become a Credit Party, and concurrently with such Person’s becoming a Credit Party, the Credit Party that owns the Stock of such Person shall (i) pledge 100% such Stock and all Intercompany Notes issued by such Person to Collateral Agent pursuant to the Borrower Pledge Agreement or such other pledge agreement in form and substance reasonably satisfactory to Collateral Agent, (ii) shall cause such Person (A) to become a party to this Agreement

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and the Intercreditor Agreement, and (B) to provide all relevant documentation with respect thereto and to take such other actions as such Person would have been required to provide and take pursuant to Annex D if such Person had been a Credit Party on the Closing Date; (iii) shall cause such Person (A) to become a party to the Subsidiary Guaranty, the Security Agreement and, if such Credit Party owns any Stock, a stock pledge agreement in form and substance reasonably satisfactory to Collateral Agent, and (B) to provide all relevant documentation with respect thereto and to take such other actions as such Person would have been required to provide and take pursuant to Annex D if such Person had been a Credit Party on the Closing Date and (iv) if such Person owns or leases any Real Estate, to comply with Sections 5.9 with respect to such Real Estate. Borrowers agree that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 5.12, Collateral Agent shall have a valid and enforceable, perfected, First Priority Lien on the respective Collateral covered thereby, free and clear of all Liens, other than Permitted Encumbrances. All actions to be taken pursuant to this Section 5.12 shall be at the expense of Borrowers or the applicable Credit Party, and shall be taken to the satisfaction of Collateral Agent.

5.13 Management Fees. Any Management Fees payable by the Credit Parties shall be at all times subordinated, pursuant to the Management Fee Subordination Agreement, to the payment of the Obligations.

5.14 Non-Consolidation. Unless otherwise consented to by Agent or Requisite Lenders, Borrowers will and will cause each of their Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity; (ii) keep its funds and assets separate from those of any other entity which is an Affiliate of such entity; and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such entity’s actions, which meetings will be separate from those of other entities.

5.15 Corporate Expense Allocation. The Borrowers will pay to Holdings or NCC (or such successor Affiliate that may perform a similar function with respect to the Corporate Expense Allocation) the Corporate Expense Allocation; provided, however, that at the option of the Borrowers, they may defer payment of the Corporate Expense Allocation until after the Obligations have been paid in full.

5.16 Post-Closing Covenant.

(a) No later than ten (10) days after the Closing Date, Borrower shall deliver to Collateral Agent for each of NCTV Holdco and NCPI Holdco, such Person’s (a) charter and all amendments thereto and (b) good standing certificates (including verification of tax status) in its state of incorporation or organization, each dated as of a recent date and certified by the applicable Secretary of State or other authorized Governmental Authority.

(b) No later than fifteen (15) days after the Closing Date, Borrowers shall deliver to Collateral Agent a title insurance policy (or title insurance proforma) for the Mortgaged Property located in Freestone County, Texas, which policy shall be reasonably satisfactory to Collateral Agent and shall include, without limitation, such endorsements to the title insurance policy or proforma as are reasonably satisfactory to Collateral Agent.

(c) No later than 180 days after the Closing Date, the NCPI Transfer shall be consummated and NCTV shall deliver to the Agent (i) copies of all documents evidencing the NCPI Transfer, (ii) copies of all consents or approvals of any Governmental Authority and any other Person required or reasonably advisable to consummate the NCPI Transfer including, without limitation, all franchise consents and

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approvals by shareholders and members of the Borrowers, NCC, NCPI Holdco and Holdings, and (iii) resolutions of the Board of Directors of each of Holdings, NCC, NCPI Holdco and NCPI approving and authorizing the NCPI Transfer, each certified as of such date by each such Person’s corporate secretary or an assistant secretary or other authorized Person as being in full force and effect without any modification or amendment.

6.	NEGATIVE COVENANTS

Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (i) merge or consolidate with any Person, (ii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iii) acquire any brand or all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except:

(a) the merger or consolidation of (i) any Subsidiary of the Borrowers or NCPI with and into NCTV so long as NCTV is the surviving Person, (ii) any Subsidiary of the Borrowers with and into NCPI so long as NCPI is the surviving Person, and (iii) any Subsidiary of the Borrowers with and into any Credit Party other than the Borrowers so long as a Credit Party is the surviving Person; and

(b) the Borrowers may acquire all or substantially all of the assets of any Person (the “Target”) (in each case, a “Permitted Acquisition”) subject to the satisfaction of each of the following conditions (provided, that, for Permitted Acquisitions where the purchase price is less than $500,000, the Borrowers shall not be required to comply with (ix) and (x) below):

(i) Agent shall receive at least thirty (30) Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(ii) such Permitted Acquisition shall only involve assets located in the United States or Canada and comprising a business, or those assets of a business, of the type engaged in by Borrowers as of the Closing Date, and which business would not subject any Senior Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrowers prior to such Permitted Acquisition;

(iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target’s board of directors;

(iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a Consolidated balance sheet of Borrowers and Target after giving effect to such Permitted Acquisition, except to the extent no Default or Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition (A) Loans made hereunder, (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target, so long as such trade payables, expenses and Indebtedness are not incurred in connection with or in anticipation of such Permitted Acquisition, and (C) Capital Lease Obligations and purchase money Indebtedness of the Target, so long as after giving effect thereto, the Borrowers and their

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Subsidiaries are in compliance with Section 6.3(a)(i) (it is understood that this clause (iv) does not restrict any hold back of purchase price in an escrow account available to pay indemnification claims under the acquisition documents);

(v) the sum of all amounts payable in connection with all Permitted Acquisitions (including all transaction costs and all Indebtedness, liabilities and contingent obligations incurred or assumed in connection therewith or otherwise reflected on a Consolidated balance sheet of Borrowers and Target) shall not exceed $8,000,000 during the term of this Agreement;

(vi) the Target shall not have EBITDA of less than $0 for the trailing twelve-month period preceding the date of the Permitted Acquisition, as determined based upon the Target’s financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60) days prior to the date of consummation of such Permitted Acquisition, pro forma for cost saving adjustments approved by the Agent;

(vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

(viii) at or prior to the closing of any Permitted Acquisition, Collateral Agent will be granted a First Priority Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto, and Borrowers shall have executed such documents and taken such actions as may be required by Agent in connection therewith;

(ix) concurrently with delivery of the notice referred to in clause (i) above, Borrowers shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

(A) a pro forma Consolidated balance sheet, income statement and cash flow statement of Borrowers and their Subsidiaries (the “Acquisition Pro Forma”), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrowers and their Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) the sum of (A) the average daily Borrowing Availability for the ninety (90)-day period preceding the consummation of such Permitted Acquisition plus (B) unrestricted cash on hand in deposit accounts in which the Collateral Agent has a First Priority Lien, would have exceeded $2,500,000 on a pro forma basis (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that the sum of (A) such Borrowing Availability plus (B) unrestricted cash on hand in deposit accounts in which the Collateral Agent has a First Priority Lien of $2,500,000 shall continue for at least ninety (90) days after the consummation of such Permitted Acquisition, and (y) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrowers would have been in compliance with the financial covenants set forth in Annex G for the periods reflected in the Compliance Certificate most recently delivered to Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

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(B) updated versions of the most recently delivered Projections covering the one (1) year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the “Acquisition Projections”) and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition;

(C) a certificate of the president or chief financial officer of Borrower Representative to the effect that: (v) such Permitted Acquisition satisfied all of the conditions set forth in clauses (i) through (xi) of this Section 6.1; (w) Borrowers (after taking into consideration all rights of contribution and indemnity Borrowers have against each other Credit Party) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Borrowers (on a Consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of Borrowers subsequent to the date thereof based upon the historical performance of Borrowers and the Target and show that Borrowers shall continue to be in compliance with the financial covenants set forth in Annex G for the 3-year period thereafter (assuming the financial covenants continued to apply for such period); and (z) Borrowers have completed their due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders; and

(D) the most recent Cumulative Leakage Index reports, pro forma projections and subscriber reports for the assets being acquired, in form and substance satisfactory to the Agent;

(x) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results, FCC or other Governmental Authority approvals and other documents reasonably requested by Agent, including those specified in the last sentence of Section 5.9;

(xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

6.2 Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or maintain, directly or indirectly, any Investment except that: (a) Borrowers may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrowers pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) Borrowers may enter into interest rate protections or hedging agreements or transactions (including, but not limited to, interest rate swaps, caps, collars, floors and similar transactions) designed to protect or manage exposure to the fluctuations in the interest rates applicable to any of the Loans; (d) the NCPI Transfer; (e) so long as Collateral Agent has not delivered an Activation Notice, Borrowers may make investments, subject to Control Letters in favor of Collateral Agent for the benefit of Secured Parties or otherwise subject to a perfected security interest in favor of Collateral Agent for the benefit of Secured Parties, in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof,

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(ii) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above; and (f) other Investments in an aggregate amount not to exceed $500,000.

6.3 Indebtedness.

(a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in clause (j) of the definition of Permitted Encumbrances, and all purchase money Indebtedness and Capital Lease Obligations acquired through a Permitted Acquisition so long as the aggregate amount of all such Indebtedness outstanding does not exceed $5,000,000 at any time, (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and subordinated to the Obligations on terms acceptable to the Agent unless specifically agreed otherwise by the Agent, together with refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness specifically permitted under Section 6.1, (vi) Providence Subordinated Notes in an aggregate principal amount not to exceed $57,000,000, less any principal repayment or prepayment made thereon from time to time, plus any increase in the principal amount thereof from the payment of interest in kind to the extent permitted by the Providence Subordination Agreement, (vii) contingent Indebtedness resulting from the endorsement of negotiable instruments for collection in the ordinary course of business, (viii) utility bonds, franchise agreement bonds and pole agreement bonds entered into in the ordinary course of business, (ix) (i) obligations under Interest Rate Contracts entered into to comply with Section 5.10 and (ii) obligations under other Hedging Agreements entered into for the sole purpose of hedging in the normal course of business and consistent with industry practices, (x) unsecured Indebtedness so long as the aggregate amount of all such Indebtedness outstanding does not exceed $5,000,000 at any time; provided that such Indebtedness shall be subordinate to the Obligations and CapitalSource Obligations at least to the same extent that the Providence Subordinated Notes are subordinate, (xi) the CapitalSource Term Loan in the aggregate principal amount not to exceed $4,250,000, less any payments of principal thereon after the Closing Date, and (xii) Indebtedness consisting of intercompany loans and advances made by any Borrower to any other Credit Party that is a Guarantor or by any such Guarantor to any Borrower; provided, that: (A) such Borrower shall have executed and delivered to each such Guarantor, and each such Guarantor shall have executed and delivered to such Borrower, on the Closing Date, a demand note (collectively, the “Intercompany Notes”) to evidence any such intercompany Indebtedness owing at any time by such Borrower to such Guarantor or by such Guarantor to such Borrower, which Intercompany Notes shall be in form and substance reasonably satisfactory to Agent and shall be pledged and delivered to Collateral Agent pursuant to the applicable Pledge Agreement or Security Agreement as additional collateral security for the Obligations; (B) Borrowers shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent; (C) the obligations of any Borrower under any such Intercompany Notes shall be subordinated to the Obligations of Borrowers hereunder in a manner reasonably satisfactory to Agent; (D) at the time any such intercompany loan or advance is made by any Borrower and after giving effect thereto, Borrowers shall be Solvent; and (E) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan.

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(b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than (i) the Obligations; (ii) Indebtedness secured by a Permitted Prior Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with Section 6.3(a)(iv); (iv) the CapitalSource Term Loan and interest and Fees payable with respect thereto so long as any such payment is accompanied by a proportionate payment of the Term Loan or interest and Fees thereon, as applicable, and (v) as otherwise permitted in Section 6.13.

6.4 Employee Loans and Affiliate Transactions.

(a) Except as otherwise expressly permitted in this Section 6 with respect to Affiliates, no Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except in the ordinary course of and pursuant to the reasonable requirements of such Credit Party’s business and upon fair and reasonable terms that would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of such Credit Party. In addition, if any such transaction or series of related transactions entered into outside the ordinary course of business involves payments in excess of $500,000 in the aggregate, the terms of these transactions must be disclosed in advance to Agent and Lenders. All such transactions existing as of the date hereof are described in Disclosure Schedule (6.4(a)).

(b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees on an arm’s-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $25,000 to any employee and up to a maximum of $100,000 in the aggregate at any one time outstanding.

6.5 Capital Structure and Business. If all or part of a Credit Party’s Stock is pledged to Collateral Agent, that Credit Party shall not issue additional Stock. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Agent or Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it. NCTV Holdco and NCPI Holdco shall not engage in any business, operations or activity, or hold any property, other than (i) holding Stock and Stock Equivalents of the Borrowers, (ii) issuing, selling and redeeming its own Stock, (iii) paying taxes, (iv) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (v) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock and Stock Equivalents, and (vi) receiving, and holding proceeds of, Restricted Payments from the Borrowers and its Subsidiaries and distributing the proceeds thereof to the extent permitted in Section 6.13.

6.6 Guaranteed Indebtedness. No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than (i) Indebtedness, if any, of a Target existing at the time such Target is acquired, and (ii) the Providence Subordinated Notes, and (c) guarantees of the Providence Subordinated Notes by any Credit Party that has guaranteed the Obligations under the Loan Documents to the extent such guarantees are subject to the Providence Subordination Agreement.

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6.7 Liens. No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to the Collateral or any of its other properties or assets (whether now owned or hereafter acquired) except for (a) Liens in favor of the Collateral Agent for the benefit of the Secured Parties and (b) Permitted Encumbrances.

6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by a Credit Party of assets (including the sale of a Cable System(s)) that are obsolete or no longer used or useful in such Credit Party’s business and that either consist of cable plant replaced by capital expenditures contemplated by the Operating Plans or otherwise have a book value not exceeding $500,000 in the aggregate in any Fiscal Year, (c) the sale or other disposition of other Equipment and Fixtures (including the sale of a Cable System(s)) having a book value not exceeding $2,000,000 during the term of this Agreement and (d) the transfer of Stock of NCPI to NCTV or one of its wholly owned Subsidiaries as a capital contribution to NCTV.

6.9 ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of a Lien under Section 430 of the IRC or Section 303 or 4068 of ERISA or (ii) an ERISA Event to the extent such ERISA Event would reasonably be expected to result in taxes, penalties and other liability in excess of $500,000 in the aggregate.

6.10 Financial Covenants. No Borrower shall breach or fail to comply with any of the Financial Covenants.

6.11 Hazardous Materials. No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

6.12 Sale-Leasebacks. No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

6.13 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrowers and Guarantors to the extent permitted by Section 6.3, and payments of principal and interest thereon, (b) dividends and distributions by Subsidiaries of any Borrower paid to such Borrower, (c) employee loans permitted under Section 6.4(b), (d) payments of interest, fees and other amounts (excluding principal) with respect to the Providence Subordinated Notes to the extent permitted under the Providence Subordination Agreement; (e) payment of Management Fees to the extent permitted under the Management Fee Subordination Agreement, of which a portion of any such Management Fee may instead be paid as a Management Fee Distribution, (f) the payment of the Corporate Expense Allocation by the Borrowers to Holdings or NCC (or such successor Affiliate that may perform a similar function with respect to the Corporate Expense Allocation) and (g) the payment of reasonable administrative expenses (including without limitation reimbursements for board member expenses, annual license fees, and legal expenses) of NCTV Holdco and NCPI Holdco incurred in the ordinary course of business; provided, however, that the amount of such cash payments under this clause (g) in any Fiscal Year shall not exceed $200,000 in the aggregate.

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6.14 Change of Corporate Name or Location; Change of Fiscal Year. No Credit Party shall (a) change its name as it appears in official filings in the state of its incorporation or other organization, (b) change its chief executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored (other than Collateral with an aggregate value not to exceed $10,000 maintained at a location for no more than 90 days), or the location of its records concerning the Collateral, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case without at least thirty (30) days prior written notice to Agent and after Agent’s written acknowledgment that any reasonable action requested by Agent in connection therewith, including to continue the perfection of any Liens in favor of Collateral Agent for the benefit of the Secured Parties in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. No Credit Party shall change its Fiscal Year.

6.15 No Impairment of Intercompany Transfers. No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents, the CapitalSource Loan Documents and the Providence Subordinated Note Documents) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of any Borrower to such Borrower.

6.16 Reserved.

6.17 Changes Relating to Material Contracts. Without the prior written consent of Agent, no Credit Party shall change or amend the terms of: (i) any Cable Franchise Agreements if such change or amendment could reasonably be expected to be materially adverse to any Credit Party, Agent or Lenders, (ii) lease agreements with respect to Real Estate if such change or amendment could reasonably be expected to be materially adverse to any Credit Party, Agent or Lenders, (iii) the Providence Subordinated Note Documents except to the extent permitted under the Providence Subordination Agreement, (iv) the CapitalSource Loan Documents except to the extent permitted under the Intercreditor Agreement, (v) any Management Agreement or (vi) any Intercompany Note. None of the Borrowers or their Subsidiaries shall become obligated in any manner with respect to the Providence Warrants or any obligations to redeem or purchase the Providence Warrants. No Credit Party shall permit any modification of the methodology of the Corporate Expense Allocation, or otherwise enter into any agreement relating to corporate expense allocation with any Affiliate, without the prior written consent of the Agent.

6.18 FCC Licenses; Cable Franchise Agreements. No Credit Party shall operate its businesses other than in accordance with the Communications Laws, the FCC Licenses and the Cable Franchise Agreements. No Credit Party shall fail to file any report or application or pay any FCC regulatory or filing fee or franchise fee pertaining to the Cable Systems which is required to be filed with or paid to the FCC or a Local Franchising Authority. No Credit Party shall (a) take any action that would or could cause the FCC to institute any proceedings that reasonably could be expected to result in the cancellation, revocation, non-renewal, short-term renewal or adverse modification of the FCC Licenses; (b) take any action that would or could cause any Local Franchising Authority to institute any proceedings that reasonably could be expected to result in the cancellation, revocation, non-renewal, short-term renewal or adverse modification of any Cable Franchise Agreement, except where such franchise is promptly replaced with a franchise issued by the applicable state agency charged with issuing franchises; or (c) take or permit to be taken any other action within its control that would or could result in material non-compliance with the requirements of the Communications Laws.

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7.	TERM

7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Termination Date and the Loans and all other Obligations shall be automatically due and payable in full on such date to the extent such Loans and Obligations were not paid on the Commitment Termination Date as set forth in Section 1.1(a)(ii) or the Term Loan Maturity Date as set forth in Section 1.1(b)(iv).

7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of the Senior Agents and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of each Senior Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16 that arose prior to the Termination Date or arose as a result of the retroactive application of laws and regulations to periods prior to the Termination Date, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES

8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder:

(a) Borrowers (i) fail to make any payment of principal when due and payable or (ii) fail to make any payment of interest or Fees owing in respect of, the Loans or any of the other Obligations when due and payable, or fail to pay or reimburse any Senior Agent or Lender for any expense reimbursable hereunder or under any other Loan Document upon such Senior Agent’s or Lender’s demand for such reimbursement or payment of expenses, and such failure shall continue unremedied for a period of three (3) Business Days.

(b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a) or 6, or any of the provisions set forth in Annexes C or G, respectively.

(c) Borrowers fail or neglect to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annexes E or F, respectively, and the same shall remain unremedied for three (3) Business Days or more.

(d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for thirty (30) days or more.

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(e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $1,000,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral to be demanded in respect thereof, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

(f) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Senior Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

(g) Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for thirty (30) days or more.

(h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding is granted by a court of competent jurisdiction.

(i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party’s assets, (iii) makes an assignment for the benefit of creditors, or (iv) takes any action in furtherance of any of the foregoing, or (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

(j) A final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate at any time are outstanding against one or more of the Credit Parties (which judgments are not covered by insurance policies as to which liability has been accepted by the insurance carrier), and the same are not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based

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on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected First Priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

(l) Any Change of Control occurs.

(m) Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at facilities of the Borrowers and their Subsidiaries generating more than 20% of Consolidated revenues of the Borrowers and their Subsidiaries for the Fiscal Year preceding such event, and such cessation or curtailment continues for more than thirty (30) days.

(n) Any of the following occurs: (i) any default or breach by any Borrower occurs and is continuing under any Cable Franchise Agreement(s) under which the Credit Parties service five percent (5%) or more of their subscribers (“Significant Cable Systems”) or any of such Cable Franchise Agreement of a Significant Cable System shall be terminated for any reason and not promptly replaced by a franchise issued by the applicable state agency charged with issuing franchises; provided, however, failure to pay amounts when due under any such Cable Franchise Agreement shall not automatically constitute an Event of Default under this Agreement provided that (1) such payment is made in accordance with such Borrower’s historical practices and (2) either an event of default under such Cable Franchise Agreement is not called by the other party thereto or, if an event of default is called under such Cable Franchise Agreement, such Borrower is contesting such declaration of default in good faith, and the Cable Franchise Agreement remains in effect during any proceedings to determine whether a default has occurred; (ii) any Authorization (including, without limitation, any Cable Franchise Agreement or FCC License) necessary for the ownership or essential for the operation by any Borrower or any Subsidiary or any Significant Cable System or systems shall expire and the same shall not have been renewed; (iii) any Borrower shall not have applied for renewal of any such Authorization prior to 30 days before its scheduled expiration; (iv) any such Authorization shall not have been renewed or replaced by another Authorization authorizing substantially the same operations of such Significant Cable System 10 days prior to such expiration; (v) any Authorization, consent or permit (including, without limitation, any Cable Franchise Agreement or FCC License) necessary for the ownership or essential for the operation of any Significant Cable System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (vi) any Significant Cable System shall fail for any period of ten (or if such failure is the result of any damage, destruction or loss which is covered by adequate casualty or property insurance, 30) consecutive calendar days to operate or maintain any cable signal, and such failure is not covered by business interruption insurance.

(o) The failure of any Credit Party or any creditor of any Borrower or any of their Subsidiaries (other than a Lender) to comply with the terms of the Intercreditor Agreement or any Subordination Agreement or any subordination provisions of any other note or other document running to the benefit of Agent, Collateral Agent or Lenders, or if any such document becomes null and void or unenforceable against any lender holding the Providence Subordinated Notes, or any party denies further liability under any such document or provides notice to that effect.

(p) Any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected First Priority Lien in the Collateral in favor of the Collateral Agent purported to be covered thereby.

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(q) A default or event of default (as such terms may be defined therein) shall occur under the Providence Subordinated Note Documents or the CapitalSource Loan Documents.

(r) At any time, less than 100% of the Stock of Borrowers and all of the stock of the Subsidiaries of the Borrowers (to the extent owned by the Borrowers and their Subsidiaries) shall be pledged pursuant to a First Priority Lien to the Collateral Agent for the benefit of the Secured Parties to secure the Obligations and the CapitalSource Obligations; or the ownership of, or validity, enforceability, perfection or priority of Collateral Agent’s Liens in, all or any portion of the Collateral constituting Significant Cable Systems, or all or any portion of the Pledged Interests or the Pledge Agreements, shall be the subject of any proceeding instituted by any Person, or there shall exist any litigation or overtly threatened litigation with respect to the ownership of, or validity, enforceability, perfection or priority of Collateral Agent’s Liens in, all or any portion of the Collateral constituting Significant Cable Systems or all or any portion of the Pledged Interests or the Pledge Agreement;

(s) A petition or complaint is filed before or by the Federal Trade Commission, the United States Justice Department, or any other Governmental Authority, seeking to cause any Credit Party or any of its Subsidiaries to divest a significant portion of its assets or the Stock of any Subsidiary or any Borrower, pursuant to any antitrust, restraint of trade, unfair competition or similar Laws, and such petition or complaint is not dismissed or discharged within 60 days of the filing thereof, which such divestiture could reasonably be expected to cause a Material Adverse Effect.

8.2 Remedies.

(a) If any Event of Default has occurred and is continuing, at the written request of the Requisite Revolving Lenders, Agent shall, without notice, suspend the Revolving Loan Commitment with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in the sole discretion of the Requisite Revolving Lenders, so long as such Event of Default is continuing. If any Event of Default has occurred and is continuing, at the written request of Requisite Lenders, Agent shall, without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

(b) If any Event of Default has occurred and is continuing, at the written request of the Requisite Lenders, Agent shall, without notice: (i) terminate the Revolving Loan Commitment with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Revolving Loan Commitment from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Commitments shall be immediately terminated and all of the Obligations, including the Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person. In addition, if any Event of Default has occurred and is continuing, at the written request of the Requisite Lenders, Agent shall, without notice instruct and authorize the Collateral Agent to exercise any rights and remedies provided to the Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the Code.

8.3 Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives: (a) presentment, demand and protest and notice of

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presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or Collateral Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent or Collateral Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s or Collateral Agent’s taking possession or control of, or to Agent’s or Collateral Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent or Collateral Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

8.4 Government Approval. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any foreclosure on, sale, transfer or other disposition of any Collateral or any other action taken or proposed to be taken hereunder that would affect the operational, voting, or other control of any Credit Party or affect the ownership of the FCC Licenses or the Cable Franchise Agreements shall be pursuant to the Communications Laws and, if and to the extent required thereby, subject to the prior consent of the FCC and any other applicable Governmental Authority. Notwithstanding anything to the contrary contained herein, the Senior Agents and Lenders shall not take any action pursuant hereto that would constitute or result in any assignment of the FCC Licenses or transfer of control of any Credit Party if such assignment or transfer of control would require, under then existing law (including the Communications Laws), the prior approval of the FCC, without first obtaining such approval of the FCC and notifying the FCC of the consummation of such assignment or transfer of control (to the extent required to do so). Each Credit Party agrees to take any lawful action which the Agent or Collateral Agent may request in order to obtain and enjoy the full rights and benefits granted to the Senior Agents and Lenders by this Agreement, including specifically, after the occurrence and during the continuance of an Event of Default, the use of such Credit Party’s best efforts to assist in obtaining any approval of the FCC and any other Governmental Authority that is then required under the Communications Laws or under any other law for any action or transaction contemplated by this Agreement, including, without limitation, the sale or transfer of Collateral. Such efforts shall include, without limitation, sharing with Agent any FCC registration numbers, account numbers and passwords for the applicable FCC electronic filing system and preparing, certifying and filing (or causing to be prepared, certified and filed) with the FCC any portion of any application or applications for consent to the assignment of the FCC Licenses or transfer of control of any Credit Party required to be filed under the Communications Laws for approval of any sale or transfer of Collateral and/or the FCC Licenses.

9.	ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

9.1 Assignment and Participations.

(a) Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Commitments and its rights and obligations with respect to Loans) to (i) any existing Lender (other than a Non-Funding Lender or Impacted Lender), (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agent and, as long as no Event of Default is continuing, the Borrower Representative; provided, however, that (w) no assignment of the Revolving Loan Commitment to an Affiliate or Approved Fund of any Lender shall be permitted without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed), (x) such assignments do not have to be ratable between the Commitments but must be ratable among the obligations owing to and owed by such Lender with respect to a Commitment, (y) for each Commitment, the aggregate outstanding principal amount (determined as of the effective date of the applicable assignment) of the Loans and Commitments subject to any such assignment shall be an integral multiple of $1,000,000, unless such assignment is made to an existing Lender or an Affiliate or Approved Fund of

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any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Commitment or is made with the prior consent of the Borrower Representative and the Agent, and (z) no sale, assignment, or transfer shall be made to any holders of Capital Stock of any Credit Party or to any Affiliate of any Credit Party or to any holders of Subordinated Debt or any Affiliates of such holders of Subordinated Debt. Notwithstanding anything to the contrary contained herein, GE Capital shall have the absolute right, without obligation to obtain any consent of any Borrower or any other party, to sell or assign to third parties such portion of its Commitments and Loans hereunder as GE Capital deems necessary to enable GE Capital and its Affiliates to ensure that it and they have no attributable interest in Borrowers for purposes of the Communications Laws or to otherwise comply with the Communications Laws.

(b) The parties to each assignment made in reliance on clause (a) above (other than those described in clause (d) or (e) below) shall execute and deliver to the Agent (which shall keep a copy thereof) an Assignment Agreement substantially in the form attached hereto as Exhibit 9.1(b) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Agent, together with any existing Note subject to such assignment (or any affidavit of loss therefor acceptable to the Agent), any tax forms required to be delivered pursuant to Section 1.15(c) and payment by the assignee (and not Borrowers) of an assignment fee in the amount of $3,500. Upon receipt of all the foregoing, and conditioned upon such receipt and upon the Agent consenting to such assignment, from and after the effective date specified in such Assignment, the Agent shall record or cause to be recorded in the Register the information contained in such assignment. Notwithstanding anything contained herein to the contrary, any expenses incurred by Agent or any Lender in connection with any assignment will not be borne by Borrowers.

(c) Effective upon the entry of such record in the Register, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Section 9.

(d) In addition to the other rights provided in this Section 9.1, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Agent or the Credit Parties or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Lender Securities by notice to the Agent; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(e) In addition to the other rights provided in this Section 9.1, each Lender may, (x) with notice to the Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any

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Obligation and (y) without notice to or consent from the Agent or the Borrowers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loan and Revolving Loan); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Credit Parties, the Agent and the Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefit of Sections 1.13, 1.15, and 1.16, but only to the extent such participant or SPV delivers any tax forms such Lender is required to collect pursuant to Section 1.15(c) and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Agent by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, (iii) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii), (iii) and (iv) of Section 11.2(c) with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for those described in Section 11.2(c)(v), and (iv) no participation shall be sold to or made with any holders of Capital Stock of any Credit Party or to any Affiliate of any Credit Party or to any holders of Subordinated Debt or any Affiliates of such holders of Subordinated Debt. No party hereto shall institute against any SPV grantee of an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnified Person against any Liability that may be incurred by, or asserted against, such Indemnified Person as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations.

9.2 Appointment of Agent. GE Capital is hereby appointed to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of the Senior Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Agent nor any of its Affiliates nor any of their respective officers, directors,

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employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

If Agent shall request instructions from Requisite Lenders or Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Agent, expose Agent to Environmental Liabilities or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

9.3 Agent’s Reliance, Etc. Neither Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

9.4 GE Capital and Affiliates. With respect to its Commitments hereunder, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

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9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

9.6 Indemnification. Lenders agree to indemnify each Senior Agent (to the extent not reimbursed by the Credit Parties and without limiting the obligations of the Credit Parties hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted by any third party or any Credit Party against such Senior Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by such Senior Agent in connection therewith, including without limitation, any and all losses arising in connection with Electronic Transmissions hereunder or any other Loan Document with respect hereto or thereto or the use of E-Systems by the parties hereto (as well as any failures of any Lender’s, any Credit Party’s or any other Person’s Equipment, software or services in connection with such Electronic Transmissions and/or E-Systems; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse each Senior Agent (to the extent not reimbursed by the Credit Parties and without limiting the obligations of the Credit Parties) promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Senior Agent is not reimbursed for such expenses by Credit Parties.

9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $300,000,000. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrowers, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if a Default or an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent.

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Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(e) of this Agreement and the Intercreditor Agreement, each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than the Collateral Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of any Borrower or any Guarantor (regardless of whether such balances are then due to any Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of any Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its pro rata share of the sum of the Obligations and the CapitalSource Obligations shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s pro rata share of the Obligations and the CapitalSource Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender, CapitalSource Lender or holder in accordance with their respective pro rata shares, (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16). Each Borrower and each Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders, CapitalSource Lenders and holders and (b) any Lender or CapitalSource Lender so purchasing a participation in the Loans and CapitalSource Term Loans made or other Obligations or CapitalSource Obligations held by other Lenders, CapitalSource Lenders or holders may exercise all rights of offset, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Lender, CapitalSource Lender or holder were a direct holder of the Loans, CapitalSource Loans and the other Obligations and CapitalSource Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

9.9 Advances; Payments; Information; Actions in Concert.

(a) Advances; Payments.

(i) Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by telecopy, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender’s Pro Rata Share of such Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex H not later than 3:00 p.m. (New York time) on the requested funding date, in the case of an Index Rate Loan and not later than 11:00 a.m. (New York time) on the requested funding date in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Agent’s sole

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discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Advance to the appropriate Borrower. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments and Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Such payments shall be made by wire transfer to such Lender’s account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(b) Availability of Lender’s Pro Rata Share. Agent may assume that each Revolving Lender will make its Pro Rata Share of each Advance available to Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Agent by such Revolving Lender when due, Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall immediately repay such amount to Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that any Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Agent advances funds to any Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.

(c) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from any Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrowers or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrowers or such other Person, without setoff, counterclaim or deduction of any kind.

(d) Dissemination of Information. Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Agent from, or delivered by Agent to, any Credit Party, with notice of any Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Event of Default; provided, that Agent shall not be

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liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Lenders acknowledge that Borrowers are required to provide Financial Statements and Collateral Reports to Lenders in accordance with Annexes E and F hereto and agree that Agent shall have no duty to provide the same to Lenders.

(e) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of the Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Senior Agents or Requisite Lenders.

9.10 Authorization to Execute Loan Documents. Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement, shall be deemed to have acknowledged receipt of, consented to, approved and agreed to be bound by, each Loan Document (including without limitation the Intercreditor Agreement, each Subordination Agreement, each Collateral Document) and each other document required to be approved by Agent, Requisite Lenders or all Lenders, as applicable, on the Closing Date.

9.11 Collateral Documents and Guaranty.

(a) Agent under Collateral Documents, Intercreditor Agreement, Subordination Agreement and Guaranty. Each Lender hereby further authorizes Agent and the Collateral Agent, on behalf of and for the benefit of Lenders, (i) to enter into and to be the agent for and representative of Lenders with respect to the Guaranties and the Collateral Documents and (ii) to enter into and perform its obligations under the Intercreditor Agreement and each Subordination Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and each Subordination Agreement. Subject to Section 11.2, without further written consent or authorization from Lenders, each of Agent and Collateral Agent may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 11.2) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Credit Parties, each Senior Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranties, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the applicable Senior Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the applicable Senior Agent, as the case may be, and (ii) in the event of a foreclosure by the applicable Senior Agent on any of the Collateral pursuant to a public or private sale, the applicable Senior Agent may be the purchaser of any or all of such Collateral at any such sale and the applicable Senior Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations and CapitalSource Obligations as a credit on account of the purchase price for any collateral payable by the applicable Senior Agent at such sale.

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10.	SUCCESSORS AND ASSIGNS

10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agent, Lenders and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.	MISCELLANEOUS

11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement. Notwithstanding the foregoing, the GE Fee Letter and those provisions of the GE Engagement Letter that expressly survive the execution and delivery of the definitive documentation of the “Facilities” and the closing of the “Financing” (as such terms are defined therein) shall survive the execution and delivery of this Agreement and shall continue to be binding obligations of the parties.

11.2 Amendments and Waivers.

(a) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document (other than the GE Fee Letter or the Secured Hedging Agreements), or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Advance or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Requisite Revolving Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 2.2 unless the same shall be in writing and signed by Borrowers and the Requisite Revolving Lenders.

(c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed to directly affect those Lenders whose

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Commitments are increased and may be approved by Requisite Lenders, including those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender; (iii) extend any scheduled payment date (other than extensions of payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iv)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) release any Guaranty or, except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $20,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive Section 1.3(c), Section 1.11 or the last sentence of Section 1.3(a), and (viii) amend or waive this Section 11.2(b) or (c) or the definitions of the terms “Requisite Lenders” or “Requisite Revolving Lenders”, insofar as such definitions affect the substance of this Section 11.2. Any amendment, modification or waiver of any term that is in this Agreement and the CapitalSource Credit Agreement (including, without limitation, any economic term such as interest rate or margin) shall not be effective unless such amendment, modification or waiver is made to both this Agreement and the CapitalSource Credit Agreement (in each case subject to the approval of any Senior Agent, Lender or CapitalSource Lender required to give effect to such amendment, modification or waiver). No amendment, modification, termination or waiver shall, unless in writing and signed by each Senior Agent, Lender and CapitalSource Lender directly affected thereby: (A) amend, modify or waive Section 4 of the Intercreditor Agreement, (B) amend or modify the definition of “Obligations” hereunder or the definitions of “Benefitted Obligations,” “CF Credit Agreement Obligations”, “GE Credit Agreement Obligations,” “Collateral Document Obligations” or “Pro Rata” in the Intercreditor Agreement to remove, reduce or subordinate any loan or obligation set forth therein or (C) amend, modify or waive any provision of any Loan Document or CapitalSource Loan Document if the result thereof is to provide a priority to the CapitalSource Term Loan over the Term Loan in terms of payment or rights to any Collateral, security, or Guaranties. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreement resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Hedging Counterparty being unsecured (other than releases of Liens applicable to all Lenders in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty, shall be effective without the written consent of such Secured Hedging Counterparty or, in the case of a Secured Hedging Agreement provided or arranged by GE Capital or an Affiliate thereof, GE Capital. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent, Collateral Agent or L/C Issuer under this Agreement or any other Loan Document, including any release of any Guaranty or Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent, Collateral Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent or Collateral Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

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(d) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”):

(i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as “Non Consenting Lender”); or

(ii) requiring the consent of all Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of other Revolving Lenders is not obtained;

then, so long as Agent is not a Non Consenting Lender, at Borrower Representative’s request Agent, or a Person reasonably acceptable to Agent, shall have the right with Agent’s consent and in Agent’s sole discretion (but shall have no obligation) to purchase from such Non Consenting Lenders all of the Commitments of and Loans held by such Non Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non Consenting Lenders and all accrued interest and Fees with respect thereto (the “Payoff Amount”) through the date of such purchase, and the Non Consenting Lenders shall be deemed to have sold such Commitments and Loans to the Agent or such Person upon receipt of the Payoff Amount; each Non Consenting Lender agrees that it shall, upon Agent’s request, execute an Assignment Agreement in the form attached to this Agreement to reflect such purchase and sale.

(e) Upon payment in full in cash and performance of all of the Obligations (other than contingent indemnification Obligations), termination of the Commitments and a release of all claims against Agent, Collateral Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Agent shall deliver to Borrower Representative termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

11.3 Fees and Expenses. Borrowers shall reimburse (i) Agent and Collateral Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors and any fees incurred for any E-Systems allocated by the Agent and Collateral Agent in their sole discretion to the Credit Agreement transactions contemplated hereby) and (ii) Agent and Collateral Agent (and, with respect to clauses (b) and (c) below, all Lenders) for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents and incurred in connection with:

(a) any amendment, modification or waiver of, or consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder, provided that all fees, costs and expenses reimbursable pursuant to this clause (a) are reasonable in amount;

(b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, Collateral Agent, any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent or Collateral Agent by virtue of the Loan Documents, including any such litigation, contest, dispute, suit,

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proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Agent and Collateral Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction;

(c) any attempt to enforce any remedies of Agent, Collateral Agent or any Lender against any or all of the Credit Parties or any other Person that may be obligated to Agent, Collateral Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Agent and Collateral Agent, such reimbursement shall be limited to one counsel for all such Lenders;

(d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

(e) during the pendency of one or more Events of Default, efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (e) above, all reasonable attorneys’ and other professional and service providers’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrowers to Agent or Collateral Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

11.4 No Waiver. Agent’s, Collateral Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent, Collateral Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent, Collateral Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent or Collateral Agent and the applicable required Lenders, and directed to Borrower Representative specifying such suspension or waiver.

11.5 Remedies. Agent’s, Collateral Agent’s and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent, Collateral Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

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11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

11.8 Confidentiality. Agent, Collateral Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of one (1) year following the Commitment Termination Date, except that Agent, Collateral Agent and each Lender may disclose such information (a) to Persons employed or engaged by Agent, Collateral Agent or such Lender; (b) to any bona fide assignee or participant or potential assignee or participant or contractual counterparties to any Hedging Agreement permitted hereunder that has agreed to comply with the covenant contained in this Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by Agent, Collateral Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Agent’s, Collateral Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which Agent, Collateral Agent or such Lender is a party; or (f) that ceases to be confidential through no fault of Agent, Collateral Agent or any Lender.

11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT, COLLATERAL AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, COLLATERAL AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY AND; PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR COLLATERAL AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER

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JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR COLLATERAL AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE ON CSC AT 1133 AVENUE OF THE AMERICAS, SUITE 3100, NEW YORK, NEW YORK 10036 AS ITS APPOINTED AGENT FOR SERVICE OF PROCESS. AT ANY TIME THAT CSC DOES NOT SERVE AS THE APPOINTED AGENT OF THE CREDIT PARTIES FOR SERVICE OF PROCESS, SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

11.10 Notices. (a) All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in Annex I, or (B) otherwise to the party to be notified at its address specified on the signature page of any applicable Assignment Agreement, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of Borrowers, Agent, Collateral Agent and L/C Issuer, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative, Collateral Agent and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrowers, Collateral Agent or Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

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(c) Each party hereto hereby authorizes the Agent to transmit, post or otherwise make or communicate, in its sole discretion (and the Agent shall not be required to transmit, post or otherwise make or communicate), Electronic Transmissions in connection with this Agreement; provided, however, that notices to any Credit Party shall not be made by any posting to an Internet or extranet-based site or other equivalent service but may be made by e-mail or E-fax. Each party hereto hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including, without limitation, risks of interception, disclosure and abuse and indicates it assumes and accepts such risks by hereby authorizing the Agent to transmit Electronic Transmissions.

(d) Electronic Transmissions that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to or logically associating with such Electronic Transmission an E-Signature. Each party may rely upon, and assume the authenticity of, any E-Signature contained in or associated with an Electronic Transmission. No Electronic Transmission shall be denied legal effect merely because it is made electronically. Each Electronic Transmission shall be deemed sufficient to satisfy any legal requirement for a “writing” and each e-Signature shall be deemed sufficient to satisfy any legal requirement for a “signature”, in each case including, without limitation, pursuant to the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each Electronic Transmission containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each party hereto agrees not to contest the validity or enforceability of an Electronic Transmission or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided however, that nothing herein shall limit a party’s right to contest whether an Electronic Transmission or E-Signature has been altered after transmission.

(e) Each Lender and each Credit Party acknowledges that all uses of an E-System will be governed by and subject to, in addition to this clause, separate terms and conditions posted or referenced in such E-System or related agreements executed by such Lender or such Credit Party in connection with such use.

(f) The E-Systems and the Electronic Transmissions are provided “as is” and “as available”. The Agent does not warrant the accuracy, adequacy or completeness of the E-Systems and the Electronic Transmissions and disclaims liability for errors or omissions therein. No Warranty of any kind is made by the Agent in connection with the E-Systems or the Electronic Communications, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects. Each Lender and each Credit Party acknowledges that Agent shall have no responsibility for maintaining or providing any equipment, software, services and testing required in connection with all Electronic Transmissions or otherwise required for such e-System.

11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

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11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.14 Press Releases and Related Matters. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two (2) Business Days’ prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agent or any Lender of advertising material relating to the financing transactions contemplated by this Agreement using Borrowers’ name, product photographs, logo or trademark. Agent or such Lender shall provide a draft of any advertising material to each Credit Party for review and comment prior to the publication thereof. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

11.16 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

11.17 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

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11.18 Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than the Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Loan Documents. Without limiting the foregoing, no Additional Title Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender servicing as an Additional Title Agent shall have transferred to any other Person (other than any Affiliates) all of its interest in the Loans and in the Revolving Loan Commitment, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

11.19 Intercreditor Agreement Governs. The terms and conditions of this Agreement are subject in all respects to the terms of the Intercreditor Agreement.

12.	CROSS-GUARANTY

12.1 Cross-Guaranty. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to the Agent, Collateral Agent and the Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent, Collateral Agent and the Lenders by each other Borrower (“Guaranteed Obligations”). Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Article 12 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Article 12 shall be absolute and unconditional, irrespective of, and unaffected by:

(a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(b) the absence of any action, against any Person other than such Borrower, to enforce this Agreement (including this Article 12) or any other Loan Document or the waiver or consent by the Agent, the Collateral Agent and the Lenders with respect to any of the provisions thereof;

(c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent, the Collateral Agent and the Lenders in respect thereof (including the release of any such security);

(d) the insolvency of any Credit Party; or

(e) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations.

12.2 Waivers by Borrowers. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agent, the Collateral Agent or the Lenders to marshal assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security

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for the payment and performance of the Guaranteed Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, the Agent, the Collateral Agent and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Article 12 and such waivers, the Agent, the Collateral Agent and the Lenders would decline to enter into this Agreement.

12.3 Benefit of Guaranty. Each Borrower agrees that the provisions of this Article 12 are for the benefit of the Agent, the Collateral Agent and the Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and the Agent, the Collateral Agent or the Lenders, the obligations of such other Borrower under the Loan Documents.

12.4 Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are paid in full in cash and the applicable preference period has passed. Each Borrower acknowledges and agrees that this subordination is intended to benefit the Agent, Collateral Agent and the Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Article 12, and that the Agent, Collateral Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 12.4.

12.5 Election of Remedies. If the Agent, Collateral Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Agent, Collateral Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non judicial sale or enforcement, the Agent, Collateral Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article 12. If, in the exercise of any of its rights and remedies, the Agent, Collateral Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by the Agent, Collateral Agent or such Lender and waives any claim based upon such action, even if such action by the Agent, Collateral Agent or such Lender shall result in a full or partial loss of any rights of subrogation that such Borrower might otherwise have had but for such action by the Agent, Collateral Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of the Agent, Collateral Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event the Agent, Collateral Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Agent, Collateral Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent, Collateral Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent, Collateral Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent, Collateral Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

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12.6 Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Article 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Article 2) shall be limited to an amount not to exceed as of any date of determination the greater of:

(a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(b) the amount that could be claimed by the Agent, Collateral Agent and the Lenders from such Borrower under this Article 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 12.7.

12.7 Contribution with Respect to Guaranty Obligations.

(f) To the extent that any Borrower shall make a payment under this Article 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following payment in full in cash of the Obligations, termination of the Commitments and the passage of the applicable preference period, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(g) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Article 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(h) This Section 12.7 is intended only to define the relative rights of the Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section 12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to such Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(i) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing.

(j) The rights of the indemnifying Borrowers against other Loan Parties under this Section 12.7 shall be exercisable upon the full and payment of the Obligations, the termination of the Commitments and the passage of the applicable preference period.

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12.8 Liability Cumulative. The liability of the Borrowers under this Article 12 is in addition to and shall be cumulative with all liabilities of each Borrower to the Agent, Collateral Agent and the Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

[signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS

NORTHLAND CABLE TELEVISION, INC.

By:
Name: Gary S. Jones
Title: President

NORTHLAND CABLE PROPERTIES, INC.

By:
Name: Gary S. Jones
Title: President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

GENERAL ELECTRIC CAPITAL
CORPORATION, as Agent, Collateral Agent and Lender

By:
Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

NORTHLAND CABLE VENTURES LLC

By: Northland Cable Properties, Inc., its Manager

By:
Name: Gary S. Jones
Title: President

NORTHLAND NETWORKS, INC.

By:
Name: Gary S. Jones
Title: President

NCPI HOLDCO, INC.

By:
Name: Gary S. Jones
Title: President

[SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT]

ANNEX A (Recitals)

to

CREDIT AGREEMENT

DEFINITIONS

Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

“Account Debtor” means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account, Chattel Paper or General Intangible (including a payment intangible).

“Accounting Changes” has the meaning ascribed thereto in Annex G.

“Accounts” means all “accounts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party’s rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or any other Person with respect to any of the foregoing.

“Activation Event” and “Activation Notice” have the meanings ascribed thereto in Annex C.

“Additional Mortgaged Properties” has the meaning assigned to it in Section 5.15.

“Advance” has the meaning ascribed to it in Section 1.1(a)(i).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person’s officers, directors, joint venturers and partners and (d) in the case of Borrowers, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrowers. For the purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term “Affiliate” shall specifically exclude Agent and each Lender.

“Agent” means GE Capital in its capacity as Agent for Lenders or its successor appointed pursuant to Section 9.7.

“Agreement” means the Credit Agreement by and among Borrowers, the other Credit Parties party thereto, GE Capital, as Agent, as Collateral Agent and Lender and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Appendices” has the meaning ascribed to it in the recitals to the Agreement.

“Applicable Index Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate, as determined by reference to Section 1.5(a).

“Applicable LIBOR Margin” means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate, as determined by reference to Section 1.5(a).

“Applicable Margins” means collectively the Applicable Index Margin and the Applicable LIBOR Margin.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, warehousing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Assignment Agreement” has the meaning ascribed to it in Section 9.1(a).

“Authorizations” means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, Licenses, certificates and permits from, the FCC and other Governmental Authorities, including, without limitation, Cable Franchise Agreements, FCC Licenses and Pole Agreements.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Blocked Accounts” has the meaning ascribed to it in Annex C.

“Borrower” has the meaning ascribed thereto in the preamble to the Agreement.

“Borrower Pledge Agreement” means the Amended and Restated Pledge Agreement of even date herewith executed by Borrowers, certain of their Subsidiaries and the Collateral Agent on behalf of the Secured Parties.

“Borrower Representative” has the meaning ascribed to it in Section 1.18.

“Borrowing Availability” means as of any date of determination the Maximum Amount less the Revolving Loan then outstanding.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the States of Georgia and/or New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

“Cable Act” means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. §§ 151 et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder by the FCC.

“Cable Franchise Agreement” means (i) any agreement in which one or more of the Credit Parties has been granted a franchise, or otherwise licensed or permitted, to operate one or more Cable Systems and to provide cable television services in a specific geographical location, (ii) any Pole Agreement and (iii) any legislation, regulation, bill, ordinance, agreement or other instrument or document setting forth all or any part of the terms of any Authorization, franchise, license or permit described in clause (a) of this definition.

“Cable System” means any cable distribution system now owned or hereafter acquired by any Borrower or any of their Subsidiaries which receives or when operational, will receive, audio, video, digital, other broadcast signals or information or telecommunications by cable, optical, antennae, microwave or satellite transmission and which amplifies and transmits such signals to persons who pay to receive such signals.

“Capital Expenditures” means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP as property, plant or equipment.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“CapitalSource Agent” means CapitalSource Finance, LLC, as administrative agent under the CapitalSource Credit Agreement.

“CapitalSource Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the date hereof, by and among the Borrowers, the lenders from time to time parties thereto and CapitalSource Finance LLC, as administrative agent.

“CapitalSource Lenders” means the lenders from time to time parties to the CapitalSource Credit Agreement.

“CapitalSource Loan Documents” means the CapitalSource Credit Agreement, the promissory notes delivered in connection therewith and all other documents executed in connection therewith (excluding the Collateral Documents, the Intercreditor Agreement, the Subordination Agreements or any other document to which Agent or the Collateral Agent is a party).

“CapitalSource Obligations” means the “Obligations” as defined in the CapitalSource Credit Agreement.

“CapitalSource Term Loan” means the “Term Loan” as defined in the CapitalSource Credit Agreement.

“Cash Collateral Account” has the meaning ascribed to it Annex B.

“Cash Equivalents” has the meaning ascribed to it in Annex B.

“Cash Management Systems” has the meaning ascribed to it in Section 1.8.

“Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the issued and outstanding shares of capital Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) Holdings ceases to own and control, directly or indirectly, all of the economic and voting rights associated with at least 85% of the outstanding capital Stock of each of NCTV and NCPI, (c) NCTV Holdco and/or NCPI Holdco shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all Stock of each Borrower, (d) either Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries, (e) the adoption of a plan relating to the liquidation or dissolution of the Borrower, or (f) John Whetzell shall cease to serve each Borrower as chairman of the board, or to perform the substantive functions thereto.

“Charges” means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

“Closing Checklist” means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

“Closing Date” means December 31, 2010

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Collateral” means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Collateral Agent, on behalf of the Secured Parties, to secure the Obligations and the CapitalSource Obligations.

“Collateral Agent” means GE Capital in its capacity as collateral agent for the Secured Parties on the terms and conditions set forth in the Intercreditor Agreement.

“Collateral Documents” means the Security Agreement, the Pledge Agreements, the Guaranties, the Mortgages, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collateral Reports” means the reports with respect to the Collateral referred to in Annex F.

“Collection Account” means that certain account of Agent, account number 50279791 in the name of Agent at DeutscheBank Trust Company Americas at 60 Wall Street, New York, New York 10005 ABA No. 021 001 033, Account Name: General Electric Capital Corporation, Reference: CFN8413 Northland Cable Television, Inc. or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment Termination Date” means the earliest of (a) June 30, 2016, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of the Commitments to zero dollars ($0).

“Commitments” means (a) as to any Lender, the aggregate of such Lender’s Revolving Loan Commitment and Term Loan Commitments and (b) as to all Lenders, the aggregate of all Lenders’ Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment of all Lenders shall be Ninety-Three Million Seven Hundred Fifty Thousand Dollars ($93,750,000) on the Closing Date, as to each of clauses (a) and (b), as such Commitments may be reduced, amortized or adjusted from time to time in accordance with the Agreement.

“Communications Laws” has the meaning ascribed to it in Section 3.24.

“Compliance Certificate” has the meaning ascribed to it in Annex E.

“Concentration Account” has the meaning ascribed to it in Annex C.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP. For purposes of measuring any items on a Consolidated basis for the Borrowers and their Subsidiaries, NCPI and its Subsidiaries shall be deemed to be Subsidiaries of NCTV at all times.

“Contracts” means all “contracts,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Control Letter” means a letter agreement between Collateral Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant limits any security interest in the applicable financial assets in a manner reasonably satisfactory to Collateral Agent, acknowledges the Lien of Collateral Agent, on behalf of the Secured Parties, on such financial assets, and agrees to follow the instructions or entitlement orders of Collateral Agent without further consent by the affected Credit Party.

“Copyright Act” means the U.S. Copyright Act of 1976, as amended.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyright Security Agreements” means, collectively, the Amended and Restated Copyright Security Agreements, dated as of the Closing Date, by and among the Collateral Agent and the applicable Credit Party, together with all other copyright security agreements executed after the Closing Date in favor of Collateral Agent, on behalf of the Secured Parties, by each applicable Credit Party.

“Copyrights” means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Corporate Expense Allocation” means the allocation of corporate overhead expenses of Holdings and NCC (or such successor Affiliate that may perform a similar function with respect to the Corporate Expense Allocation) to the Borrowers and their Subsidiaries in the manner described on Exhibit A-1.

“Credit Parties” means each Borrower and each Guarantor.

“Cumulative Leakage Index” means the permitted index or range of radiation leakage computed in accordance with the rules of the FCC applicable to Cable Systems.

“Current Assets” means, with respect to any Person, all current assets of such Person and its Subsidiaries as of any date of determination calculated on a Consolidated basis in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

“Current Liabilities” means, with respect to any Person, all liabilities of such Person that should, in accordance with GAAP, be classified as current liabilities and calculated on a Consolidated basis, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balance of the Revolving Loan.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 1.5(d).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Disclosure Schedules” means the Schedules prepared by Borrowers and denominated as Disclosure Schedules (1.4) through (6.7) in the Index to the Agreement.

“Documents” means all “documents,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

“Dollars” or “$” means lawful currency of the United States of America.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including, without limitation, the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept the Electronic Transmission.

“E-System” means any electronic system, including Intralinks® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Affiliates, or any of such Person’s respective officers, directors, employees, attorneys, agents and representatives or any other Person, providing for access to data protected by passcodes or other security system.

“EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) Consolidated net income of such Person and its Subsidiaries for such period, determined in accordance with GAAP, minus (b) to the extent included or added in the calculation of the definition of Consolidated net income, the sum, without duplication, of (i) income tax credits, (ii) interest and dividend income, (iii) gain from extraordinary items, and (iv) any aggregate net gain arising from the sale, exchange or other disposition of capital assets by such Person or its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) and any other non-cash gains that have been added in determining Consolidated net income, in each case to the extent included in the calculation of Consolidated net income of such Person and its Subsidiaries for such period in accordance with GAAP, but without duplication, plus (c) to the extent deducted in the calculation of Consolidated net income, the sum, without duplication, of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items, (iv) depreciation and amortization, (v) amortization of debt discount, (vi) the amount of any deduction to Consolidated net income as the result of any grant to any members of the management of such Person or its Subsidiaries of any Stock, (vii) any aggregate non-cash net loss arising from the sale, exchange, write-down or other disposition of capital assets, including intangible assets, by such Person or its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction therewith and all securities) provided that such amount does not include write downs of any inventory or accounts receivable, (viii) Management Fees and Management Fee Distributions, (ix) any net uninsured loss arising from storm or similar damage, and any deductible or any co-pay which are paid in an amount not to exceed $400,000, (x) all transaction costs and expenses, and swap termination costs, all incurred in connection with the Related Transactions in an aggregate amount not to exceed $6,600,000 and (xi) any other non-cash losses that have been added in determining Consolidated Net Income, in each case to the extent included in the calculation of Consolidated net income of such Person and its Subsidiaries for such period in accordance with GAAP, minus (d) Restricted Payments permitted under Section 6.13(g) paid during such period. For purposes of this definition, the following items shall be excluded in determining Consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. For purposes of the Financial Covenants (but not the Excess Cash Flow definition), Consolidated net income shall be deemed to be net of the Corporate Expense Allocation and any other expenses related to services performed by Affiliates, whether actually charged to the Borrowers and their Subsidiaries or deferred, delayed or forgiven by Holdings, NCC or such Affiliate. Notwithstanding the foregoing, Consolidated EBITDA for the following Fiscal Quarters shall be deemed to be the amount set forth below with respect to such Fiscal Quarter.

FISCAL QUARTER ENDING	EBITDA
December 31, 2009	$8,322,023
March 31, 2010	$8,008,328
June 30, 2010	$7,790,768
September 30, 2010	$7,260,376

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Environmental Laws” means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

“Equipment” means all “equipment,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party’s machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan’s qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

“ESOP” means a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the IRC.

“Event of Default” has the meaning ascribed to it in Section 8.1.

“Excess Cash Flow” means, without duplication, with respect to any Fiscal Year of the Borrower Representative, (a) EBITDA of the Borrowers and their Subsidiaries; minus (b) actual Capital Expenditures paid or payable in cash (excluding Capital Expenditures financed with Indebtedness or equity); minus (c) the amount by which Interest Expense paid or payable in cash exceeds interest income paid or payable in cash; minus (d) scheduled principal payments paid or payable in cash in respect of Total Debt (after giving effect to any reduction in scheduled principal payments on the Term Loan and CapitalSource Term Loans as a result of any mandatory prepayment made pursuant to Section 1.3(b)(iv) of this Agreement and Section 1.3(b)(iv) of the CapitalSource Credit Agreement for the prior Fiscal Year); minus (e) voluntary prepayments of the Term Loan; minus (f) voluntary prepayments of the Revolving Loans to the extent such prepayments are accompanied by a corresponding permanent reduction in the Revolving Loan Commitments, minus (g) income taxes paid or payable in cash, minus (h) Management Fees to the extent permitted to have been paid pursuant to the Management Subordination Agreement and related Management Fee Distributions, in each case for clauses (a) through (h) measured for such Fiscal Year, minus (i) any increase (as applicable) or plus any decrease (as applicable) in the Working Capital during such period (measured as the difference between such Working Capital at the end of such period and such Working Capital at the beginning of such period) to the extent such amount is greater than $1,000,000.

“Existing Loans” has the meaning ascribed to it in Section 1.1.

“Existing Mortgaged Properties” has the meaning ascribed to it in Annex D.

“FAA” means the Federal Aviation Administration and any successor thereto.

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §201 et seq.

“FATCA” means Sections 1471 through 1474 of the Code, the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“FCC” means the Federal Communications Commission and any successor thereto.

“FCC License” means any community antenna relay service, broadcast auxiliary license, earth station license or registration, business radio, microwave or special safety radio service license or any other license issued by the FCC pursuant to the Communications Act of 1934.

“Federal Flood Insurance” means Federally backed Flood Insurance available under the National Flood Insurance Program to owners of real property improvements located in Special Flood Hazard Areas in a community participating in the National Flood Insurance Program.

“Federal Funds Rate” means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fees” means any and all fees payable to any Senior Agent, any Lender or any CapitalSource Lender pursuant to the Agreement or any of the other Loan Documents.

“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.

“Financial Covenants” means the financial covenants set forth in Annex G.

“Financial Statements” means the consolidated and consolidating income statements, consolidated statements of cash flows and consolidated balance sheets of each Borrower delivered in accordance with Section 3.4 and Annex E.

“First Priority” means, with respect to any Lien purported to be created pursuant to any Collateral Documents, that such Lien is the only Lien to which the underlying property or assets is subject, other than any Permitted Encumbrances, and has priority over all Permitted Encumbrances other than Permitted Prior Encumbrances.

“Fiscal Month” means any of the monthly accounting periods of the Borrower Representative.

“Fiscal Quarter” means any of the quarterly accounting periods of the Borrower Representative, ending on March 31, June 30, September 30 and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of the Borrower Representative ending on December 31 of each year.

“Fixed Charges” means, with respect to Borrowers and their Subsidiaries for any fiscal period, (a) the aggregate of all Interest Expense paid or payable in cash during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures (excluding Upgrade Capital Expenditures) paid or payable in cash during such period, plus (d) income taxes (including distributions for taxes) paid or payable in cash during such period, in each case for the Borrowers and their Subsidiaries determined on a Consolidated basis. Notwithstanding the foregoing, for purposes of calculating Fixed Charges, Capital Expenditures (excluding Upgrade Capital Expenditures) for the following Fiscal Quarters shall be deemed to be the amount set forth below with respect to such Fiscal Quarters.

FISCAL QUARTER ENDING	CAPITAL EXPENDITURES (excluding Upgrade Capital Expenditures)
December 31, 2009	$1,724,857
March 31, 2010	$1,572,068
June 30, 2010	$1,634,892
September 30, 2010	$1,952,458

“Fixed Charge Coverage Ratio” means, with respect to Borrowers and their Subsidiaries as of any date, the ratio of (a) (i) EBITDA to (b) Fixed Charges, in each case for the four Fiscal Quarter period ending on or immediately prior to such date; provided, however, that for purposes of calculating the Fixed Charge Coverage Ratio for the first three Fiscal Quarters ending after the Closing Date, Interest Expense and scheduled principal payments included in Fixed Charges shall be measured from the Closing Date to the end of the applicable Fiscal Quarter, divided by the number of days in such period and multiplied by 365.

“Fixtures” means all “fixtures” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Flood Insurance” means, for any real property located in a Special Flood Hazard Area, Federal Flood Insurance or private insurance that meets the requirements set forth by FEMA in its Mandatory Purchase of Flood Insurance Guidelines. Flood Insurance shall be in an amount equal to the full, unpaid balance of the Loans and any prior liens on the real property up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Collateral Agent, with deductibles not to exceed $50,000.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied, as such term is further defined in Annex G to the Agreement.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Engagement Letter” means that certain letter agreement, dated as of October 5, 2010, between GE Capital and Borrowers.

“GE Fee Letter” means that certain letter agreement, dated as of October 28, 2010, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

“General Intangibles” means all “general intangibles,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses (including, to the maximum extent permitted by the Communications Laws, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

“Goods” means all “goods” as defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in “goods” as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government including, but not limited to, Local Franchising Authorities.

“Guaranteed Indebtedness” means, as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means, the Holdco Guaranty, each Subsidiary Guaranty and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

“Guarantors” means NCTV Holdco, NCPI Holdco, each Subsidiary of each Borrower that executes a Subsidiary Guaranty and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a “solid waste,” “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” “restricted hazardous waste,” “pollutant,” “contaminant,” “hazardous constituent,” “special waste,” “toxic substance” or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB’s), or any radioactive substance.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Holdco Guaranty” means the Guaranty Agreement, dated as of the date hereof, by and among NCTV Holdco, NCPI Holdco and Agent.

“Holdings” means Northland Telecommunications Corporation, a Washington corporation.

“Holdings Pledge Agreement” means the Amended and Restated Pledge Agreement of even date herewith executed by NCTV Holdco, NCPI Holdco and the Collateral Agent on behalf of the Secured Parties, and acknowledged and agreed to by Holdings and NCC.

“Impacted Lender” means (a) any Lender that fails to provide the Agent, within three Business Days following the Agent’s written request, satisfactory assurance that such Lender will not become a Non-Funding Lender, or (b) any Lender that has a Person that directly or indirectly controls such Lender and such Person (i) becomes subject to a voluntary or involuntary case under Debtor Relief Laws or any similar bankruptcy laws, (ii) has appointed a custodian, conservator, receiver or similar official for such Person or any substantial part of such Person’s assets, or (iii) makes a general assignment for the benefit of creditors, is liquidated, or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for each of clauses (i) through (iii), the Agent has determined that such Lender is reasonably likely to become a Non-Funding Lender.

“Indebtedness” means, with respect to any Person, without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured, (g) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, and (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Indemnified Liabilities” has the meaning ascribed to it in Section 1.13.

“Indemnified Person” has the meaning ascribed to it in Section 1.13.

“Index Rate” means, for any day, a floating rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent), (b) the sum of 0.50% per annum and the Federal Funds Rate, and (c) the sum of (x) the LIBOR Rate calculated for each such day based on a LIBOR Period of three months determined at 11:00 a.m. London, England time on such day (but for the avoidance of doubt, not less than 1.75% per annum), plus (y) the excess of the Applicable Margin for LIBOR Rate Loans over the Applicable Margin for Index Rate Loans, in each instance, as of such day. Any change in the Index Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “Prime Rate”, “bank prime loan” rate, the Federal Funds Rate or the LIBOR Rate for a LIBOR Period of three months.

“Index Rate Loan” means a Loan or portion thereof bearing interest by reference to the Index Rate.

“Instruments” means all “instruments,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

“Intercompany Notes” has the meaning ascribed to it in Section 6.3.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and among the Agent, the CapitalSource Agent and the Collateral Agent and acknowledged and agreed to by the Borrowers and the other Credit Parties.

“Interest Coverage Ratio” means, with respect to the Borrowers and their Subsidiaries as of any date, the ratio of (a) (i) EBITDA to (b) Interest Expense paid or payable in cash, in each case measured for the four Fiscal Quarter period ending on or immediately prior to such date; provided, however, that for purposes of calculating the Interest Coverage Ratio for the first three Fiscal Quarters ending after the Closing Date, Interest Expense in clause (b) above shall be measured from the Closing Date to the end of the applicable Fiscal Quarter, divided by the number of days in such period and multiplied by 365.

“Interest Expense” means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP for the relevant period ended on such date, including interest expense with respect to any Total Debt of such Person and its Subsidiaries, and interest expense for the relevant period that has been capitalized on the balance sheet of such Person, excluding (x) amortization of transaction fees and expenses incurred in connection with closing the Related Transactions and (y) unrealized gains and losses associated with interest rate hedging activities.

“Interest Payment Date” means (a) as to any Index Rate Loan, the last Business Day of each quarter to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such LIBOR Period; and provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date, with respect to interest accrued on Revolving Loans, and (z) the Term Loan Maturity Date shall be deemed to be an “Interest Payment Date” with respect to any interest that has then accrued under the Agreement. Notwithstanding the foregoing, the first Interest Payment Date for any Index Rate Loan shall be March 31, 2011.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Inventory” means all “inventory,” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in, including any interest in, any security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or a significant part of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any guaranty obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any deposit, loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business, (d) to make, directly or indirectly, any contribution to the capital of any other Person or (e) to sell any property for less than fair market value (including a disposition of cash or Cash Equivalents in exchange for consideration of lesser value); provided, however, that such Investment shall be valued at the difference between the value of the consideration for such Sale and the fair market value of the property sold.

“Investment Property” means all “investment property” as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party; (iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

“IRC” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“L/C Issuer” has the meaning ascribed to it in Annex B.

“L/C Sublimit” has the meaning ascribed to in it Annex B.

“Lenders” means GE Capital, the other lenders named on the signature pages of the Agreement, and, if any such lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such lender.

“Lender Securities” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Lender Securities.

“Letter of Credit Fee” has the meaning ascribed to it in Annex B.

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent and Lenders at the request of Borrowers, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable by Agent or Lenders thereupon or pursuant thereto.

“Letters of Credit” means documentary or standby letters of credit issued for the account of any Borrower by any L/C Issuer, and bankers’ acceptances issued by any Borrower, for which Agent and Lenders have incurred Letter of Credit Obligations.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by the Borrower Representative pursuant to the Agreement and ending one, three or six, or, if available to all Lenders, nine or twelve months thereafter, as selected by the Borrower Representative’s irrevocable notice to Agent as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

(a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

(b) any LIBOR Period for any Revolving Loan that would otherwise extend beyond the Commitment Termination Date shall end two (2) LIBOR Business Days prior to such date;

(c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

(d) Borrower Representative shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan;

(e) Borrower shall select LIBOR Periods so that there shall be no more than six (6) separate LIBOR Loans in existence at any one time; and

(f) no LIBOR Period for the Term Loan shall extend beyond the last scheduled payment date therefore.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to the highest of

(a) 1.75% per annum and

(b) (i) the greater of (A) the offered rate per annum for deposits of Dollars for the applicable LIBOR Period that appears on Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London, England time) on the second full LIBOR Business Day next preceding the first day in such LIBOR Period (unless such date is not a LIBOR Business Day, in which event the next succeeding LIBOR Business Day will be used) and (B) the offered rate per annum for deposits of Dollars for a LIBOR Period of three months that appears on Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London, England time) two LIBOR Business Days next preceding the first day in such LIBOR Period (unless such date is not a LIBOR Business Day, in which event the next succeeding LIBOR Business Day will be used), divided by

(ii) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

If such interest rates shall cease to be available from Reuters, the LIBOR Rate shall be the rate of interest, as determined by the Agent (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars for the applicable LIBOR Period and for an amount equal or comparable to the principal amount of the Loans to be borrowed, converted or continued as LIBOR Loans, in immediately available funds are offered as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of the LIBOR Period (unless such date is not a LIBOR Business Day, in which event the next succeeding LIBOR Business Day will be used) by major financial institutions reasonably satisfactory to the Agent.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, deed to secure debt pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

“Litigation” has the meaning ascribed to it in Section 3.13.

“Loan Account” has the meaning ascribed to it in Section 1.12.

“Loan Documents” means the Agreement, the Notes, the Collateral Documents, the GE Fee Letter, the Intercreditor Agreement, the Subordination Agreements, the Secured Hedging Agreements and all other agreements, instruments, documents and certificates identified in the Closing Checklist (other than the Providence Subordinated Note Documents and the CapitalSource Credit Agreement and related promissory notes) executed and delivered to, or in favor of, Agent, Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to Agent, Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means, collectively, the Revolving Loan and the Term Loan.

“Local Franchising Authority” means any federal, state, county, local or municipal Governmental Authority which regulates the provision of cable television service, including the award of franchises or other permits or authorizations to provide cable television service, and which has authority over the Cable Systems.

“Management Agreements” means, collectively, (i) that certain management agreement between NCTV and Holdings, dated as of August 23, 1994, as amended and (ii) that certain management agreement between NCPI and NCC, dated as of June 1, 1995, as amended.

“Management Fee Distributions” means dividends and distributions by the Borrowers to NCTV Holdco and/or NCPI Holdco to fund payments to the holders of the Providence Warrants required pursuant to Section 3(c) of the Providence Warrant Certificates as a result of the payment of any Management Fee to Holdings or NCC.

“Management Fees” means all fees payable by the Borrowers to Holdings and NCC pursuant to the terms of the Management Agreements and all other management or similar fees paid from time to time by any Credit Party.

“Management Fee Subordination Agreement” means that certain Subordination Agreement, dated as of the Closing Date, by and among the Agent, the CapitalSource Agent, the holders of the Providence Subordinated Notes, the holders of the Providence Warrants, NCC and Holdings, relating to the subordination of all Management Fees.

“Margin Stock” has the meaning ascribed to it in Section 3.10.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of any Credit Party, (b) each Borrower’s ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement or the other Loan Documents, or the ability of any Credit Party to perform its obligations under the Loan Documents, (c) the Collateral or Collateral Agent’s Liens, on behalf of the Secured Parties, on the Collateral or the priority of such Liens, or (d) Agent’s, Collateral Agent’s or any Lender’s rights and remedies under the Agreement and the other Loan Documents. Without limiting the generality of the foregoing, any event or occurrence adverse to one or more Credit Parties which results or could reasonably be expected to result in losses, costs, damages, liabilities or expenditures in excess of $1,000,000 shall constitute a Material Adverse Effect.

“Maximum Amount” means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

“Maximum Lawful Rate” has the meaning assigned to it in Section 1.5(f).

“Minimum Balance” has the meaning ascribed to it in Annex C.

“Mortgaged Properties” means, collectively, the Existing Mortgaged Properties and the Additional Mortgaged Properties.

“Mortgages” means each of the mortgages, deeds of trust, deed to secure debt, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to Agent or Collateral Agent on behalf of the Secured Parties with respect to the Mortgaged Properties, before or after the Closing Date and including as amended on the Closing Date, all in form and substance reasonably satisfactory to Collateral Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, that mandates the purchase of flood insurance to cover real property improvements located in Special Flood Hazard Areas in participating communities and provides protection to property owners through a Federal insurance program.

“NCC” means Northland Communications Corporation, a Washington corporation.

“NCPI Holdco” means NCPI Holdco, Inc., a Washington corporation and a wholly owned Subsidiary of NCC and the direct owner, beneficially and of record, of the Stock of NCPI.

“NCPI Transfer” means the distribution of the Stock of NCPI by NCPI Holdco to Holdings and the contribution of such Stock by Holdings to NCTV, after which NCPI shall be a wholly owned Subsidiary of NCTV.

“NCTV Holdco” means Northland Networks, Inc., a Washington corporation and a wholly owned Subsidiary of Holdings and the direct owner, beneficially and of record, of the Stock of NCTV.

“Non-Funding Lender” means (a) any Lender that has (i) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), or (ii) given written notice (and Agent has not received a revocation in writing), to Borrower Representative, Agent, any Lender, or the L/C Issuer or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments or purchases of participations required to be funded by it under the Loan Documents or (b) any Lender that has (i) become subject to a voluntary or involuntary case under Debtor Relief Laws or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (b), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents unless such Lender has reaffirmed in writing its obligations under the Loan Documents following such determination. For purposes of this definition, control of a Person shall have the same meaning as in the second sentence of the definition of Affiliate.

“Notes” means, collectively, the Revolving Notes and the Term Notes.

“Notice of Advance” has the meaning ascribed to it in Section 1.1(a).

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 1.5(e).

“Obligations” means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agent, Collateral Agent, any Lender or any Secured Hedging Counterparty, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under the Agreement or any of the other Loan Documents and Secured Hedge Agreements. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Agreement, any of the other Loan Documents.

“Operating Plan” has the meaning ascribed to it in Annex E.

“Original Credit Agreements” means, collectively, the Original NCTV First Lien Credit Agreement, Original NCTV Second Lien Credit Agreement and the Original NCPI First Lien Credit Agreement.

“Original NCPI First Lien Credit Agreement” has the meaning ascribed to it in the recitals to this Agreement.

“Original NCTV First Lien Credit Agreement” has the meaning ascribed to it in the recitals to this Agreement.

“Original NCTV Second Lien Credit Agreement” has the meaning ascribed to it in the recitals to this Agreement.

“Other Accounts” has the meaning ascribed to it in Annex C.

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

“Patent Security Agreements” means the Amended and Restated Patent Security Agreements, dated as of the Closing Date, by and among the Collateral Agent and the applicable Credit Party, together with all other patent security agreements executed after the Closing Date in favor of Collateral Agent, on behalf of the Secured Parties, by each applicable Credit Party.

“Patents” means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA.

“Permitted Acquisition” has the meaning ascribed to such term in Section 6.1.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes, fees, assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers’, mechanics’ or similar liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers’, warehousemen’s, suppliers’ or other similar possessory liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, and securing liabilities in an outstanding aggregate amount not in excess of $250,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j) so long as any such attachment or judgment lien is subordinate to the Collateral Agent’s Liens; (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; and (i) Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to tangible assets (excluding head-ends) acquired by any Credit Party in the ordinary course of business (provided that such Liens attach only to the assets subject to such purchase money Indebtedness and such Indebtedness is incurred within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets).

“Permitted Prior Encumbrances” means all Permitted Encumbrances other than those described in clause (g) and (i) of the definition thereof.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan,” as defined in Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Pledge Agreements” means the Borrower Pledge Agreement, the Holdings Pledge Agreement, and any other pledge agreement entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

“Pole Agreement” means any pole attachment agreement or underground conduit use agreement which was entered into in connection with the operation of any Cable System.

“Proceeds” means “proceeds,” as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral, (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock, and (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

“Pro Forma” means the unaudited Consolidated and consolidating balance sheet of each of the Borrowers and their Subsidiaries as of September 30, 2010 after giving pro forma effect to the Related Transactions.

“Projections” means Borrowers’ forecasted Consolidated and consolidating: (a) balance sheets; (b) profit and loss statements prepared on a Subsidiary by Subsidiary basis; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

“Pro Rata Share” means with respect to all matters relating to any Lender (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender (or, if the Revolving Loan Commitment has terminated, the Revolving Loan of that Lender) by (ii) the aggregate Revolving Loan Commitments of all Lenders (or, if the Revolving Loan Commitment has terminated, the entire Revolving Loan), (b) with respect to the Term Loan, the percentage obtained by dividing (i) the Term Loan of that Lender by (ii) the aggregate Term Loan, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Revolving Loan Commitment and Term Loan of that Lender (or, if the Revolving Loan Commitment has terminated, the Revolving Loan and Term Loan of that Lender) by (ii) the aggregate Revolving Loan Commitment and Term Loan of all Lenders (or, if the Revolving Loan Commitment has terminated, the aggregate Revolving Loan and Term Loan of all Lenders).

“Providence Subordinated Note Agreement” means that Securities Purchase Agreement, dated as of the date hereof, among Borrowers, Debt Fund Irishco No. 2 Limited, an Irish corporation, and Kastra Investments Limited, an Irish corporation.

“Providence Subordinated Note Documents” means, collectively, the Providence Subordinated Notes, the Providence Subordinated Note Agreement, the Providence Subordination Agreement and any other document related to any of the foregoing.

“Providence Subordinated Notes” means those certain subordinated notes of the Borrowers issued under the Providence Subordinated Note Agreement.

“Providence Subordination Agreement” means the Subordination Agreement, dated as of the Closing Date, among Agent, the CapitalSource Agent, the Collateral Agent and the holders of the Providence Subordinated Notes, and acknowledged and agreed to by the Credit Parties.

“Providence Warrant Certificates” means the Warrant Certificates, dated as of the Closing Date, issued by NCTV Holdco and NCPI Holdco to Debt Fund Irishco No. 2 Limited and Kastra Investments Limited.

“Providence Warrants” means the warrants to purchase shares of common Stock of NCTV Holdco and the warrants to purchase shares of common Stock of NCPI Holdco, in each case issued to Debt Fund Irishco No. 2 Limited and Kastra Investments Limited on the Closing Date evidenced by the Providence Warrant Certificates.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Real Estate” has the meaning ascribed to it in Section 3.6.

“Register” means a record of ownership in which the Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Agent and each Lender in the Term Loan and the Revolving Loans, each of their obligations under this Agreement to participate in each Loan and any assignment of any such interest, obligation or right.

“Related Transactions” means the amendment, restatement and combination of the Original Credit Agreements by this Agreement becoming effective, the amendment and restatement of the CapitalSource Credit Agreement becoming effective, the execution of the Providence Subordinated Note Documents and the purchase and sale of the Providence Subordinated Notes and Providence Warrants, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all other Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents, the CapitalSource Loan Documents, the Providence Subordinated Note Documents, the Providence Warrant Certificates, the Management Agreements and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Requirements of Law” means, with respect to any Person, collectively, the laws (statutory or common), treaties, rules and regulations, ordinances, orders, other legal requirements of any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Requisite Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Revolving Loan Commitments of all Lenders then in effect plus the aggregate unpaid principal balance of the Term Loan and the CapitalSource Term Loan then outstanding, or (b) if the Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Revolving Loan, the Term Loan and the CapitalSource Term Loan then outstanding.

“Requisite Revolving Lenders” means at any time (a) Lenders then holding more than fifty percent (50%) of the sum of the Revolving Loan Commitments of all Lenders then in effect, or (b) if the Revolving Loan Commitments have terminated, Lenders then holding more than fifty percent (50%) of the aggregate unpaid principal amount of the Revolving Loan then outstanding.

“Restricted Payment” means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Providence Subordinated Notes; (e) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party or the Providence Warrants now or hereafter outstanding; (f) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (g) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit Party and (h) any payment of Management Fees (or other fees of a similar nature) or corporate overhead and related expenses by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

“Retiree Welfare Plan” means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

“Revolving Lenders” means, as of any date of determination, Lenders having a Revolving Loan Commitment.

“Revolving Loan” means, at any time, the sum of (i) the aggregate amount of Advances outstanding to Borrowers plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Loan Commitment” means (a) as to any Revolving Lender, the aggregate commitment of such Revolving Lender to make Advances or incur Letter of Credit Obligations, which commitment is in the amount on file with Agent, as amended to reflect Assignment Agreements and as such amount may be reduced pursuant to this Agreement, and (b) as to all Revolving Lenders, the aggregate commitment of all Revolving Lenders to make Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Fifteen Million Dollars ($15,000,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

“Revolving Note” has the meaning ascribed to it in Section 1.1(a)(ii).

“Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty and (b) in the case of a Hedging Agreement not entered into with or provided or arranged by GE Capital or an Affiliate of GE Capital, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Credit Party and such Person delivered to the Agent reasonably promptly after the execution of such Hedging Agreement.

“Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement with a Credit Party if such Hedging Agreement was provided or arranged by GE Capital or an Affiliate of GE Capital, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement with a Credit Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Hedging Agreement).

“Secured Parties” means the Lenders, the L/C Issuers, the Senior Agents, the CapitalSource Lenders, any Secured Hedging Counterparty, each other Indemnitee or indemnities under the CapitalSource Credit Agreement, any other holder of any Obligation of any Credit Party or any other holder of any CapitalSource Obligation.

“Security Agreement” means the Amended and Restated Security Agreement of even date herewith entered into by and among the Collateral Agent and each Credit Party that is a signatory thereto.

“Senior Agents” means, collectively, the GE Agent, the CapitalSource Agent, the Collateral Agent, and their respective successors and assigns.

“Senior Leverage Ratio” means, for the Borrowers and their Subsidiaries as of any date of determination, the ratio of (a) (i) Total Debt, less (ii) the outstanding principal amount of the Providence Subordinated Notes, in each case as of such date of determination to (b) EBITDA for the four Fiscal Quarters ending on or immediately prior to such date of determination thereafter.

“Significant Cable System” has the meaning ascribed to it in Section 8.1(n).

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that FEMA’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Agent.

“Stock” means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Stockholder” means, with respect to any Person, each holder of Stock of such Person.

“Subordinated Debt” means the Indebtedness of Borrowers evidenced by the Providence Subordinated Notes, all guarantees thereof and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form, and otherwise on terms and conditions, satisfactory to Agent and Lenders in their sole discretion.

“Subordination Agreements” means, collectively, the Providence Subordination Agreement, the Management Fee Subordination Agreement and all other subordination agreements entered into by the Agent from time to time subordinating other Indebtedness to the Obligations.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of either Borrower.

“Subsidiary Guaranty” means the Amended and Restated Subsidiary Guaranty, dated as of the date hereof, by and among Agent and each Subsidiary of each Borrower.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Target” has the meaning ascribed to such term in Section 6.1.

“Taxes” means taxes, levies, imposts, deductions, Charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent and Lenders are organized or conduct business or any political subdivision thereof and excluding taxes imposed as a result of such Lender’s failure to comply with the requirements of FATCA to establish an exemption from withholding thereunder.

“Termination Date” means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged, (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) no Borrower shall have any further right to borrow any monies under the Agreement.

“Term Lenders” means those Lenders having Term Loan Commitments.

“Term Loan” has the meaning assigned to it in Section 1.1(b)(i)(A), as it may be increased as a result of the assignment of all or a portion of the CapitalSource Term Loan pursuant to the terms of Section 1.19.

“Term Loan Commitment” means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make and/or maintain outstanding its Pro Rata Share of the Term Loan, which commitment is in the amount on file with Agent, as amended to reflect Assignment Agreements and as such amount may be reduced pursuant to this Agreement or increased pursuant to Section 1.19, and (b) as to all Lenders with a Term Loan Commitment, the aggregate commitment of all Lenders to make and/or maintain outstanding the Term Loan. The aggregate Term Loan Commitment on the Closing Date is Seventy-Eight Million Seven Hundred Fifty Thousand Dollars ($78,750,000).

“Term Loan Maturity Date” means the earliest of (a) December 30, 2016, (b) the date of termination of Lenders’ obligations to permit the Term Loan to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrowers of the Term Loan.

“Term Note” has the meaning assigned to it in Section 1.1(b)(i)(A).

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Total Debt” means, with respect to any Person, without duplication, all Indebtedness and Guaranteed Indebtedness of such Person and its Subsidiaries determined on a Consolidated basis,

other than (i) all contingent reimbursement and other obligations with respect to undrawn letters of credit, bankers’ acceptances and surety bonds, and (ii) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured. Unless otherwise provided herein, Total Debt shall mean Total Debt of the Borrowers and their Subsidiaries.

“Total Leverage Ratio” means, with respect to Borrowers and their Subsidiaries as of any date of determination, the ratio of (a) Total Debt as of such date of determination to (b) EBITDA for the four Fiscal Quarters ending on or immediately prior to such date of determination.

“Trademark Security Agreements” means the Amended and Restated Trademark Security Agreements, dated as of the Closing Date, by and among the Collateral Agent and the applicable Credit Party, together with all other trademark security agreements executed after the Closing Date in favor of Collateral Agent, on behalf of itself and Lenders, by each applicable Credit Party.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

“Trademarks” means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“Upgrade Capital Expenditures” means Capital Expenditures by Borrowers and their Subsidiaries to upgrade the plant and/or headends related to an increase in systems’ channel capacity and bandwidth capability, upgrade to distribution systems and any distribution systems and/or headend equipment related thereto and other similar expenditures.

“Welfare Plan” means a Plan described in Section 3(1) of ERISA.

“Working Capital” means the Borrowers’ Current Assets less Current Liabilities, in each case, measured as of the date of determination, of the Borrowers and their Subsidiaries determined on a Consolidated basis

Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan

Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

ANNEX B (Section 1.2)

to

CREDIT AGREEMENT

LETTERS OF CREDIT

(a) Issuance. Subject to the terms and conditions of the Agreement, Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of the Borrower Representative and for a Borrower’s account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or a Subsidiary thereof or a bank or other legally authorized Person selected by or acceptable to Agent in its sole discretion (each, an “L/C Issuer”) for such Borrower’s account and guaranteed by Agent; provided, that if the L/C Issuer is a Revolving Lender, then such Letters of Credit shall not be guaranteed by Agent but rather each Revolving Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such Letters of Credit issued with the written consent of Agent, as more fully described in paragraph (b)(ii) below. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) One Million Five Hundred Thousand Dollars ($1,500,000) (the “L/C Sublimit”), and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Advances. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Agent in its sole discretion (including with respect to customary evergreen provisions), and neither Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date. Notwithstanding anything else to the contrary herein, if any Lender is a Non-Funding Lender or Impacted Lender, no L/C Issuer shall be obligated to Issue any Letter of Credit unless (i) the Non-Funding Lender or Impacted Lender has been replaced in accordance with Section 1.16 or Section 11.2, (ii) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been cash collateralized, (iii) the Revolving Loan Commitments of the other Revolving Lenders have been increased by an amount sufficient to satisfy the Agent that all future Letter of Credit Obligations will be covered by all Revolving Lenders that are not Non-Funding Lenders or Impacted Lenders, or (iv) the Letter of Credit Obligations of such Non-Funding Lender or Impacted Lender have been reallocated to other Revolving Lenders in a manner consistent with Section 1.1(d)(ii). Furthermore, GE Capital as an L/C Issuer may elect only to issue Letters of Credit in its own name and may only issue Letters of Credit to the extent permitted by Requirements of Law, and such Letters of Credit may not be acceptable by certain beneficiaries such as insurance companies.

(b)(i) Advances Automatic; Participations. In the event that Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Advance under Section 1.1(a) of the Agreement regardless of whether a Default or Event of Default has occurred and is continuing and notwithstanding such Borrower’s failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Advance or payment by Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender’s Pro Rata Share of any such payment.

(ii) If it shall be illegal or unlawful for any Borrower to incur Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender’s Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Advances.

(c) Cash Collateral. (i) If any Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Section 8.2 of the Agreement, prior to the Commitment Termination Date, such Borrower will pay to Agent for the ratable benefit of itself and Revolving Lenders cash or cash equivalents acceptable to Agent (“Cash Equivalents”) in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent. The Cash Collateral Account shall be in the name of such Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent and Lenders, in a manner satisfactory to Agent. Each Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrowers shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to Agent in its sole discretion.

(iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations of Borrowers and, upon the satisfaction in full of all Letter of Credit Obligations of each Borrower, to any other Obligations then due and payable.

(iv) Neither any Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrowers to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations any remaining amount shall be paid to Borrowers or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(d) Fees and Expenses. Each Borrower agrees to pay to Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to the Applicable LIBOR Margin per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Agent for the benefit of the Revolving Lenders in arrears, on the last Business Day of each quarter, commencing with March 31, 2011 and continuing thereafter, and on the Commitment Termination Date. In addition, each Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

(e) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent at least two (2) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and a completed Letter of Credit or Credit Request as applicable in the form Exhibit B-1 attached hereto. Notwithstanding anything contained herein to the contrary, Letter of Credit requests by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower Representative, Agent and the L/C Issuer.

(f) Obligation Absolute. The obligation of each Borrower to reimburse Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense or other right that any Borrower or any of their Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrowers or any of their Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing.

(g) Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in the Agreement, each Borrower hereby agrees to pay and to protect, indemnify, and save harmless Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees and allocated costs of internal counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Agent or any Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent as a result of the gross negligence or willful misconduct of Agent or such Lender as finally determined by a court of competent jurisdiction.

(ii) As between Agent and any Lender and each Borrower, each Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Agent under any Letter of Credit or guaranty thereof, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct as finally determined by a court of competent jurisdiction in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under the Agreement.

(iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by any Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among any Borrower and such L/C Issuer.

ANNEX C (Section 1.8)

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CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Borrower shall, and shall cause its Subsidiaries to, establish and maintain the Cash Management Systems described below:

(a) On or before the Closing Date and until the Termination Date, each Borrower shall deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the third Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral into one or more deposit blocked accounts in such Borrower’s name or any such Subsidiary’s name (the “Blocked Accounts”) and at a bank identified in Disclosure Schedule (3.19) (each, a “Relationship Bank”). On or before the Closing Date, each Borrower shall have established a concentration account in its name (the “Concentration Account”) at the bank that shall be designated as the Concentration Account bank for such Borrower in Disclosure Schedule (3.19) (the “Concentration Account Bank”), which bank shall be reasonably satisfactory to Agent. Agent shall, from time to time, deposit into the Concentration Account proceeds of Loans made to such Borrower pursuant to Section 1.1 for use by such Borrower in accordance with the provisions of Section 1.4.

(b) Each Borrower may also maintain, in its name, a payroll account and one or more depository accounts (collectively, the “Other Accounts”), at the Concentration Account Bank, provided that all of such Other Accounts are subject to a blocked account agreement that is the same in all material respects as the blocked account agreement applicable to the Concentration Account.

(c) On or before the Closing Date (or such later date as Collateral Agent shall consent to in writing), the Concentration Account Bank shall have entered into a blocked account agreement with Collateral Agent, for the benefit of the Secured Parties, and Borrower and Subsidiaries thereof, as applicable, in form and substance reasonably acceptable to Collateral Agent, which shall become operative on or prior to the Closing Date. Such blocked account agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee-in-possession for Collateral Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an “Activation Notice”) from Collateral Agent (which Activation Notice may be given by Collateral Agent at any time at which (1) a Default or Event of Default has occurred and is continuing, (2) Collateral Agent reasonably believes based upon information available to it that a Default or an Event of Default is likely to occur; (3) Collateral Agent reasonably believes that an event or circumstance that is likely to have a Material Adverse Effect has occurred, or (4) Collateral Agent reasonably has grounds to question the Borrowers’ compliance with the provisions of this Annex C or any other provisions of the Loan Documents to the extent related to such Cash Management Systems (any of the foregoing being referred to herein as an “Activation Event”)), to forward immediately all amounts in each Blocked Account to the Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the Concentration Account and to otherwise comply with instructions originated by the Collateral Agent directing the disposition of funds from such Blocked Account without further consent of any Credit Party and (B) with respect to the Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Collateral Agent upon the occurrence of an Activation Event, to immediately forward all amounts received in the Concentration Account and any of the Other Accounts to the Collection Account through daily sweeps from such Concentration Account and Other Accounts into the Collection Account and to otherwise comply with instructions originated by the Collateral Agent directing the disposition of funds from the Concentration Account without further consent of any Credit Party. From and after the date Collateral Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Borrower shall, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in any accounts (including payroll accounts) other than the Concentration Account as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

(d) So long as no Default or Event of Default has occurred and is continuing, Borrowers may amend Disclosure Schedule (3.19) to add or replace a Relationship Bank or Blocked Account or to replace any Concentration Account or any Other Account; provided, that Collateral Agent shall have consented in writing in advance to the opening of such account with the relevant bank. Each Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days following notice from Collateral Agent that the creditworthiness of any bank holding an account is no longer acceptable in Collateral Agent’s reasonable judgment, or as promptly as practicable and in any event within 60 days following notice from Collateral Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts of the bank holding such accounts or Collateral Agent’s liability under any such blocked account agreement with such bank is no longer acceptable in Collateral Agent’s reasonable judgment.

(e) The Blocked Accounts, the Concentration Account and the Other Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Obligations and CapitalSource Obligations, and in which each Borrower and each Subsidiary thereof shall have granted a Lien to Collateral Agent, on behalf of the Secured Parties, pursuant to the Security Agreement.

(f) All amounts deposited in the Collection Account shall be deemed received by Collateral Agent in accordance with Section 1.10 and shall be applied (and allocated) by Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Borrowers shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with any Borrower (each a “Related Person”) to (i) hold in trust for Collateral Agent, for the benefit of the Secured Parties, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) promptly, but in any event within 3 Business Days after receipt by such Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account. Each Borrower and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into Blocked Accounts.

(h) Each Borrower hereby covenants and agrees that, whenever the funds in any Blocked Account shall total at least $5,000 more than the minimum balance required to be maintained in such account in order to minimize depository institution fees with respect to such account (such minimum balance, which shall in no event exceed $10,000, is referred to as the “Minimum Balance”), such Borrower shall cause to be transferred to the Concentration Account within two Business Days the amount by which the balance in such account exceeds the Minimum Balance; provided, however, that if

C-2

an Activation Notice has been delivered the entire balance (including any Minimum Balance) in each Blocked Account shall be swept daily into the Concentration Account pursuant to the terms of the applicable Blocked Account Agreement.

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ANNEX D (Section 2.1(a))

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CREDIT AGREEMENT

CLOSING CHECKLIST

In addition to, and not in limitation of, the conditions described in Section 2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Agent in form and substance satisfactory to Agent on or prior to the Closing Date (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Agent.

B. Revolving Notes and Term Notes. Duly executed originals of Revolving Notes and Term Notes for each applicable Lender, dated the Closing Date.

C. Security Agreement. Duly executed originals of the Security Agreement from each of the Credit Parties, together with all instruments, documents and agreements required pursuant thereto, including without limitation powers of attorney.

D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Collateral Agent, on behalf of Lenders and CapitalSource Lenders.

E. Security Interests and Code Filings.

(a) Evidence satisfactory to Collateral Agent that Collateral Agent, for the benefit of the Secured Parties, has a valid and perfected First Priority Lien in the Collateral subject, as to priority, only to Permitted Prior Encumbrances, including (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Collateral Agent may request in order to perfect its security interests in the Collateral and (ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for Permitted Encumbrances and (iii) a perfection certificate, duly executed on behalf of each Person who is a Credit Party.

(b) Evidence reasonably satisfactory to Collateral Agent, that Collateral Agent (for the benefit of itself and Lenders) has a valid and perfected First Priority Lien in the Collateral subject, as to priority, only to Permitted Prior Encumbrances, including copies of all UCC and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

(c) Control Letters, as applicable, from (i) all issuers of uncertificated securities and financial assets held by any Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by any Borrower.

F. Guaranties. The Amended and Restated Subsidiary Guaranty executed by each direct and indirect Subsidiary of each Borrower and Agent, for the benefit of Lenders, and the Holdco Guaranty, executed by NCTV Holdco, NCPI Holdco and Agent.

G. Intellectual Property Security Agreements. Duly executed originals of Amended and Restated Trademark Security Agreements, Amended and Restated Copyright Security Agreements and Amended and Restated Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, and Collateral Agent, all in form and substance reasonably satisfactory to Collateral Agent, together with all instruments, documents and agreements executed pursuant thereto.

H. Reserved.

I. Reserved.

J. Affiliate Agreements. True and correct copies of the Management Agreements and any other agreements of any Credit Party with Holdings, NCC or any of their Affiliates.

K. Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of any Advance being funded.

L. Reserved.

M. Charter and Good Standing. For each Credit Party and each other Guarantor, (except to the extent permitted to be delivered after the Closing Date pursuant to Section 5.16) such Person’s (a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation or organization and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

N. Bylaws and Resolutions. For each Credit Party and each other Guarantor, (a) such Person’s bylaws, and all charter documents including partnership and/or operating agreements, together with all amendments thereto and (b) resolutions of such Person’s Board of Directors, partners, members and stockholders, as applicable, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary or other authorized Person as being in full force and effect without any modification or amendment.

O. Incumbency Certificates. For each Credit Party and each other Guarantor, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary as being true, accurate, correct and complete.

P. Opinions of Counsel. Duly executed originals of opinions of Perkins Coie, counsel for the Credit Parties and other Guarantors, and Davis Wright Tremaine, special counsel for FCC matters for the Credit Parties, together with any opinions reasonably requested by Agent, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date. The Credit Parties hereby authorize such counsel to deliver such opinions to the Agent, Collateral Agent and Lenders.

Q. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and instruments of transfer for such certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

R. Appointment of Agent for Service. An appointment of Corporation Service Company (“CSC”) as each Credit Party’s agent for service of process.

S. Officer’s Certificate. A certificate of the president or chief financial officer of each Borrower, dated the Closing Date, certifying that the statements set forth in Section 2.1 are true and correct.

T. Amendments to Mortgages. Amendments to, or amendments and restatements of, all Mortgages covering certain Real Property of Borrowers and their Subsidiaries as shall cause the Collateral Agent to have a First Priority Lien securing the Obligations and CapitalSource Obligations on head-ends servicing at least 80% of the aggregate number of subscribers of the Borrowers and their Subsidiaries (the “Existing Mortgaged Properties”), together with the following items (except to the extent permitted to be delivered after the Closing Date pursuant to Section 5.15): (a) title insurance policies (or bring-down endorsements to title insurance policies), surveys, zoning letters and certificates of occupancy, in each case reasonably satisfactory in form and substance to Collateral Agent, in its sole discretion; and (b) evidence that counterparts of such amendments to the Mortgages have been (or will promptly upon the closing of the transactions contemplated hereby) recorded in all places to the extent necessary or desirable, in the judgment of Collateral Agent, to create a valid and enforceable First Priority Lien (subject as to priority only to Permitted Prior Encumbrances) on each Existing Mortgaged Property in favor of Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law).

U. Subordination Agreements; Intercreditor Agreement. Agent shall have received the Providence Subordination Agreement and the Management Fee Subordination Agreement, all in form and substance satisfactory to Agent, in its sole discretion, together with such other Subordination Agreements as Agent shall have deemed necessary or appropriate with respect to any other Indebtedness of any Credit Party, duly executed all parties thereto. Agent shall have received the Intercreditor Agreement, in form and substance satisfactory to Agent, duly executed all parties thereto.

V. Environmental Reports. Except as permitted to be delivered after the Closing Date pursuant to Section 5.16, Agent shall have received such environmental reports on such Real Estate as Agent shall request, prepared by environmental engineers reasonably satisfactory to Agent, all in form and substance reasonably satisfactory to Collateral Agent, in its sole discretion; and Collateral Agent shall have further received such environmental review and audit reports, including Phase II reports, with respect to the Real Estate of any Credit Party as Collateral Agent shall have requested, and Collateral Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

W. Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower Representative’s Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing. Agent shall have further received a certificate of the president or chief financial officer of Borrowers, based on such Pro Forma and

Projections, to the effect that (a) each Credit Party will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents the financial condition of Borrowers as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of current conditions and current facts known to Borrowers and, as of the Closing Date, reflect Borrowers’ good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein; and (d) containing such other statements with respect to the solvency of Borrowers and matters related thereto as Agent shall request.

X. Cable Franchise Agreements. Certified copies of all Cable Franchise Agreements and all other material contracts of the Credit Parties requested by Agent.

Y. Related Transactions. Agent shall have received certified copies of all Related Transaction Documents, including without limitation the Providence Subordinated Note Documents, the Providence Warrant Certificates and the CapitalSource Loan Documents, all in form and substance satisfactory to Agent.

Z. Cumulative Leakage Index Reports. Agent shall have received copies of the most recent Cumulative Leakage Index reports for the Credit Parties, in form and substance satisfactory to the Agent.

AA. Technical Report. Agent shall have received a third party technical report in form and substance satisfactory to Agent.

BB. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Agent may, in its sole discretion, request.

ANNEX E (Section 4.1(a))

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CREDIT AGREEMENT

FINANCIAL STATEMENTS AND PROJECTIONS — REPORTING

Borrowers shall deliver or cause to be delivered to Agent or to Agent and Lenders, as indicated, the following:

(a) Monthly Financials. To Agent and Lenders, within forty-five (45) days after the end of each month, Consolidated and consolidating financial information regarding the Borrowers and their Subsidiaries, certified by the President of the Borrower Representative, including (i) unaudited balance sheets as of the close of such month and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such month and (ii) unaudited statements of income and cash flows for such month, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Operating Plan for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments to the extent that such adjustments would not impact the calculation of the financial covenants contained in this Agreement). Such financial information shall be accompanied by the certification of the President of the Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of each Borrower and its Subsidiaries, on both a Consolidated and consolidating basis, as at the end of such month and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each month, (i) an operational report setting forth the number of basic video subscribers, HSD subscribers, VoIP subscribers, blended ARPU and churn by product by profit center and on a Consolidated basis for such month and (ii) a detailed Capital Expenditures report for such month broken out by upgrade and other.

(b) Quarterly Financials. To Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter of each Fiscal Year, Consolidated and consolidating financial information regarding Borrowers and their Subsidiaries, certified by the President of the Borrower Representative, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and compared to the Operating Plan, all prepared in accordance with GAAP (subject to normal year-end adjustments to the extent that such adjustments would not impact the calculation of the financial covenants contained in this Agreement). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with each of the Financial Covenants that is tested on a quarterly basis (including a detailed reconciliation of Consolidated net income, determined in accordance with GAAP, to EBITDA for such Fiscal Quarter detailing all of the additions and subtractions set forth in the definition of EBITDA, including without limitation the Corporate Expense Allocation for such Fiscal Quarter and the portion thereof that was deferred, delayed or forgiven) and (B) the certification of the President of Borrower Representative that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries, on both a Consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and (iii) there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each Fiscal Quarter, (i) a management discussion and analysis that includes a comparison to the Operating Plan for that Fiscal Quarter, a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year, (ii) an operational report setting forth the number of basic video subscribers, HSD subscribers, VoIP subscribers, blended ARPU and churn by product on a Consolidated and consolidating basis by profit center for such Fiscal Quarter, (iii) a detailed Capital Expenditures report for such Fiscal Quarter broken out by upgrade, line extensions, success based, vehicles, maintenance and other, (iv) a reasonable detailed calculation setting forth (A) the “Corporate Expenses” (as defined on Exhibit A-1) for such Fiscal Quarter, (B) the percentage of such Corporate Expenses allocated to the Borrowers and their Subsidiaries based on the methodology set forth on Exhibit A-1, (C) the product of (A) multiplied by (B) representing the Corporate Expense Allocation attributable to Borrowers and their Subsidiaries for such Fiscal Quarter, (D) the amount of Corporate Expense Allocation charged to Borrowers for such Fiscal Quarter included in the determination of Consolidated net income, determined in accordance with GAAP, (E) the amount of Corporate Expense Allocation, if any, deferred, waived or forgiven for such Fiscal Quarter and (F) the costs and expenses incurred by NCC directly attributable to the Borrowers and their Subsidiaries and not included in “Corporate Expenses”, (v) any adjustments to budgeted revenues that will affect the Corporate Expense Allocation that have arisen since the beginning of the Fiscal Year as a result of asset sales or purchases, (vi) substantially the same information and detail as required by the immediately preceding clause (iv) with respect to expenses for services performed by Affiliates of any Credit Party, including without limitation deferrals and waivers of such expenses, and (vii) an explanation of any material difference between the Corporate Expense Allocation for such Fiscal Quarter and the projected Corporate Expense Allocation for the applicable Fiscal Quarter delivered with the Operating Plan for such Fiscal Year.

(c) Operating Plan. To Agent and Lenders, as soon as available, but not later than thirty (30) days after the end of each Fiscal Year, an annual operating plan for each Borrower, approved by the Board of Directors of each Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes a monthly budget for the following year, and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for Capital Expenditures (an “Operating Plan”), and together with the Operating Plan, (A) total projected corporate overhead of Holdings and NCC for such Fiscal Year, (B) budgeted revenue for such Fiscal Year of each of the Borrowers, their Subsidiaries and the other Affiliates of the Borrowers that reimburse NCC for corporate expenses, and (C) the percentage of budgeted revenue that each such Person constitutes out of the aggregate budgeted revenue.

(d) Annual Audited Financials. To Agent and Lenders, (1) within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for the Borrowers and their Subsidiaries on a combined basis for the Fiscal Year ending December 31, 2010 and on a Consolidated basis for each Fiscal Year thereafter, and (2) within one hundred twenty (120) days after the end of each Fiscal Year, audited financial statements for Holdings and its Subsidiaries, in each case consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Agent. Such Financial Statements of the Borrowers and their

Subsidiaries shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred with respect to the Financial Covenants (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters (redacting any information that would result in a waiver of attorney/client privilege), (iv) a Compliance Certificate showing the calculations used in determining compliance with each of the Financial Covenants and (v) the certification of the president or chief financial officer of Borrower Representative that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrowers and their Subsidiaries on a Consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within ninety (90) days after the end of each Fiscal Year, (A) a management discussion and analysis that includes a comparison to the Operating Plan for that Fiscal Year, a comparison of performance for that Fiscal Year to the prior Fiscal Year and (B) a certificate signed by Borrower Representative’s president setting forth in reasonable detail the calculation of Excess Cash Flow and the Permitted Management Fees (as defined in the Management Fee Subordination Agreement) for such Fiscal Year, which certificate shall be in form and substance reasonably satisfactory to Agent.

(e) Management Letters. To Agent and Lenders, within five (5) Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

(f) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after an executive officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(g) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

(h) CapitalSource, Subordinated Debt and Equity Notices. To Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to the CapitalSource Obligations, any Subordinated Debt or Stock of such Person, and, within two (2) Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to the CapitalSource Obligations or any Subordinated Debt, notice of such event of default.

(i) Supplemental Schedules. To Agent, supplemental disclosures, if any, required by Section 5.6.

(j) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) seeks damages in excess of $500,000, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan, (iv) alleges criminal misconduct by any Credit Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities; or (vi) involves any product recall.

(k) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 5.4.

(l) Lease Default Notices. As to any Significant Cable System, to Agent, (i) within two (2) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, (ii) monthly within three (3) Business Days after payment thereof, evidence of payment of lease or rental payments as to each leased or rented location for which a landlord or bailee waiver has not been obtained and (iii) such other notices or documents as Agent may reasonably request.

(m) Lease Amendments. As to any Significant Cable System, to Agent, within two (2) Business Days after receipt thereof, copies of all material amendments to real estate leases.

(n) Hedging Agreements. To Agent within two (2) Business Days after entering into such agreement or amendment, copies of all interest rate, commodity or currency hedging agreements or amendments thereto.

(o) Commercial Tort Claims. To Agent, promptly and in any event within two (2) Business Days after the same is acquired by it, notice of any commercial tort claim (as defined in the Code) in excess of $500,000 acquired by it and unless otherwise consented to by Agent, a supplement to this Security Agreement, granting to Collateral Agent a Lien in such commercial tort claim.

(p) FCC/Regulatory Matters. As soon as practicable, and in any event within ten (10) days after the issuance, filing or receipt thereof, (i) a copy of any citation, Notice of Violation or Order to Show Cause issued by the FCC or other Governmental Authority or any material complaint filed by or with the FCC or other Governmental Authority, or a petition to deny any application, in each case with respect to such Borrowers or any of their Subsidiaries and (ii) a copy of each Cumulative Leakage Report filed by each Borrower or any of their Subsidiaries.

(q) Cable Franchise Agreement Amendments. As to any Significant Cable System, to Agent, within two (2) Business Days after receipt thereof, copies of all amendments to Cable Franchise Agreements.

(r) Other Documents. To Agent and Lenders, such other financial and other information respecting any Credit Party’s business or financial condition as Agent or any Lender shall, from time to time, reasonably request.

ANNEX F (Section 4.1(b))

to

CREDIT AGREEMENT

COLLATERAL REPORTS

Borrowers shall deliver or cause to be delivered the following:

(a) To Collateral Agent, at the time of delivery of each of the annual Financial Statements delivered pursuant to Annex E, (i) a listing of government contracts of each Borrower subject to the Federal Assignment of Claims Act of 1940; and (ii) a list of any applications for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the prior Fiscal Quarter;

(b) Each Borrower, at its own expense, shall deliver to Collateral Agent such audits and appraisals of its assets as Collateral Agent may request at any time after the occurrence and during the continuance of a Default or an Event of Default, such appraisals to be conducted by an auditor or appraiser, and in form and substance, reasonably satisfactory to Collateral Agent; and

(c) Such other reports, statements and reconciliations with respect to the Collateral or Obligations of any or all Credit Parties as Collateral Agent shall from time to time request in its reasonable discretion.

ANNEX G (Section 6.10)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrowers shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(a) Minimum Fixed Charge Coverage Ratio. Borrowers and their Subsidiaries on a Consolidated basis shall have, at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than 1.15:1.00.

(b) Minimum Interest Coverage Ratio. Borrowers and their Subsidiaries on a Consolidated basis shall have, at the end of each Fiscal Quarter set forth below, an Interest Coverage Ratio of not less than 1.90:1.00.

(c) Maximum Total Leverage Ratio. Borrowers and their Subsidiaries on a Consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Total Leverage Ratio of not more than the following

5.75:1.00 for the Fiscal Quarters ending December 31, 2010 through December 31, 2011;

5.40:1.00 for the Fiscal Quarters ending March 31, 2012 through December 31, 2012;

5.10:1.00 for the Fiscal Quarters ending March 31, 2013 through December 31, 2013;

4.80:1.00 for the Fiscal Quarters ending March 31, 2014 through December 31, 2014;

4.60:1.00 for each Fiscal Quarter ending thereafter.

(d) Maximum Senior Leverage Ratio. Borrowers and their Subsidiaries on a Consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Senior Leverage Ratio of not more than the following:

3.50:1.00 for the Fiscal Quarters ending December 31, 2010 through December 31, 2011;

3.10:1.00 for the Fiscal Quarters ending March 31, 2012 through December 31, 2012;

2.80:1.00 for the Fiscal Quarters ending March 31, 2013 through December 31, 2013;

2.55:1.00 for the Fiscal Quarters ending March 31, 2014 through December 31, 2014;

2.30:1.00 for each Fiscal Quarter ending thereafter.

(e) Maximum Capital Expenditures. Borrowers and their Subsidiaries shall not incur, or permit to be incurred, Capital Expenditures in the aggregate during each Fiscal Year set forth below in excess of $20,500,000 in any Fiscal Year; provided, however, that, to the extent that actual Capital Expenditures incurred in any such Fiscal Year shall be less than the maximum amount set forth above for such Fiscal Year (without giving effect to the carryover permitted by this proviso), 50% of the difference between such stated maximum amount and such actual Capital Expenditures shall, in addition to any amount permitted above, be available for Capital Expenditures in the next succeeding Fiscal Year; and provided, further, that any Capital Expenditures incurred in any Fiscal Year shall be deemed to have been incurred first, in respect of amounts permitted pursuant to this clause (e) without giving effect to the preceding proviso and then, in respect of any amount permitted solely by reason of the preceding proviso.

Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s and its Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower’s certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Agent. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to in Article VI and Annex G shall be made, without giving effect to any election under Accounting Standards Codification 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value.”

G-2

ANNEX H (Section 1.1(d))

to

CREDIT AGREEMENT

LENDERS’ WIRE TRANSFER INFORMATION

Name:	General Electric Capital Corporation
Bank:	DeutscheBank Trust Company Americas
60 Wall Street
New York, New York 10005
ABA #:	021001033
Account #:	50279791
Account Name:	General Electric Capital Corporation
Reference:	CFN8413 Northland Cable Television, Inc.

ANNEX I (Section 11.10)

to

CREDIT AGREEMENT

NOTICE ADDRESSES

(A)	If to Agent, Collateral Agent or GE Capital, at

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attention: Northland Cable Television, Inc.

Account Manager

Telecopier No.: (203) 956-4336

Telephone No.: (203) 229-1460

with a copy to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, GA 30309

Attention: Carolyn Z. Alford, Esq.

Telecopier No.: (404) 572-5100

Telephone No.: (404) 572-4600

And

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attention: Counsel Sponsor Finance/MCE

Telecopier No.: (203) 956-4216

Telephone No.: (203) 956-4785

(B)	If to any Borrower or any Borrower Subsidiary, at

Northland Cable Television, Inc.

Northland Cable Properties, Inc.

101 Stewart Street, Suite 700

Seattle, Washington 98101

Telephone No.: (206) 621-1351

Facsimile No.: (206) 623-9015

Attention: Gary Jones

with a copy to:

Northland Cable Television, Inc.

Northland Cable Properties, Inc.

101 Stewart Street, Suite 700

Seattle, Washington 98101

Telephone No.: (206) 621-1351

Facsimile No.: (206) 623-9015

Attention: Legal Department

EXHIBIT 1.1(a)(i)

FORM OF NOTICE OF ADVANCE

TO: GENERAL	ELECTRIC CAPITAL CORPORATION

1. This NOTICE OF ADVANCE is executed and delivered pursuant to Section 1.1(a)(i) of the Credit Agreement referenced below by the undersigned, the [Title] of Northland Cable Television, Inc., a Washington corporation (“NCTV”) and Northland Cable Properties, Inc., a Washington corporation (“NCPI”, and together with NCTV, the “Borrowers”), to General Electric Capital Corporation, a Delaware corporation, as administrative agent (“Agent”) for the lenders (the “Lenders”) from time to time party to that certain Amended and Restated Credit Agreement, dated as of December 31, 2010 (as amended, restated modified or supplemented from time to time, the “Credit Agreement”), among Borrowers, certain of their subsidiaries from time to time party thereto, the Agent and the Lenders. Any term used herein and not defined herein shall have the meaning assigned to such term in Annex A to the Credit Agreement.

2. Borrowers hereby request that the Revolving Lenders make an Advance pursuant to Section 1.1(a) of the Credit Agreement, as follows:

a.	Amount of requested Advance:
$

b.	Date of requested Advance:
, , .

c.	Disbursement Account into which such Advance is to be made:

Account No:
[Bank Name]
[Bank Address]
ABA#
Attention:

3. In connection with the Advance requested herein, Borrowers hereby represent, warrant and certify to the Agent and the Revolving Lenders that, as of the requested date of such Advance:

a. The representations and warranties of each Credit Party contained in the Credit Agreement and in all other Loan Documents are true and correct, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement; and

b. No Default or Event of Default has occurred and is continuing, or would result after giving effect to the funding of such Advance; and

c. After giving effect to such Advance, the outstanding principal amount of the aggregate Revolving Loan will not exceed the Maximum Amount; and

d. No event or circumstance having a Material Adverse Effect has occurred since the Closing Date.

IN WITNESS WHEREOF, the undersigned has executed this Notice of Revolving Credit Advance in his aforesaid capacity this      day of             , 20    .

Name:
Title:

This Notice of Advance is to be telecopied to the Agent as indicated below no later than 12:00 noon (New York time) on the Business Day preceding the proposed Advance in the case of an Index Rate Loan, and no later then 12:00 noon (New York time) three Business Days before the proposed Advance in the case of a LIBOR Loan.

To:	Northland Cable Television Account Manager
Telephone Number:	(203) 229-1460
Telecopier Number:	(203) 956-4336

[SIGNATURE PAGE TO NOTICE OF ADVANCE]

Exhibit 1.1(a)(i) - 2

EXHIBIT 1.1(a)(ii)

FORM OF REVOLVING NOTE

New York, New York
$	, 2010

FOR VALUE RECEIVED, the undersigned, NORTHLAND CABLE TELEVISION, INC., a Washington corporation (“NCTV”) and NORTHLAND CABLE PROPERTIES, INC., a Washington corporation (“NCPI”, and together with NCTV, the “Borrowers”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”), at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as administrative agent for Lenders (“Agent”), at its address at 201 Merritt 7, 4th Floor, Norwalk, CT 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of              DOLLARS AND              CENTS ($    ,    ,    ) or, if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

This Revolving Note is one of the Revolving Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of December 31, 2010 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrowers, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Note in respect of the Advances made by Lender to Borrowers.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

NORTHLAND CABLE TELEVISION, INC.

By:
Name:
Title:

NORTHLAND CABLE PROPERTIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO REVOLVING NOTE]

Exhibit 1.1(a)(ii)

EXHIBIT 1.1(b)(i)

FORM OF TERM NOTE

New York, New York
$	, 2010

FOR VALUE RECEIVED, the undersigned, NORTHLAND CABLE TELEVISION, INC., a Washington corporation (“NCTV”) and NORTHLAND CABLE PROPERTIES, INC., a Washington corporation (“NCPI”, and together with NCTV, the “Borrowers”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”) at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as administrative agent for Lenders (“Agent”), at its address at 201 Merritt 7, 4th Floor, Norwalk, CT 06851, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of              DOLLARS AND              CENTS ($    ,    ,    ). All capitalized terms used but not otherwise defined herein have the meanings given to them in the “Credit Agreement” (as hereinafter defined) or in Annex A thereto.

This Term Note is one of the Term Notes issued pursuant to that certain Amended and Restated Credit Agreement dated as of December 31, 2010 by and among Borrowers, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrowers to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

Exhibit 1.1(b)(i)

Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrowers.

Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person

THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

NORTHLAND CABLE TELEVISION, INC.

By:
Name:
Title:

NORTHLAND CABLE PROPERTIES, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO TERM NOTE]

Exhibit 1.5

EXHIBIT 1.5(e)

FORM OF NOTICE OF CONVERSION/CONTINUATION

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 31, 2010 by and among the undersigned (“Borrowers”), the other Persons named therein as Credit Parties, General Electric Capital Corporation (“Agent”) and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrowers hereby give irrevocable notice, pursuant to Section 1.5(e) of the Credit Agreement, of their request to:

(a) on [ date ] convert $[            ] of the aggregate outstanding principal amount of the [            ] Loan, bearing interest at the [            ] Rate, into a(n) [            ] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [            ] month(s)];

[(b) on [ date ] continue $[            ] of the aggregate outstanding principal amount of the [            ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [            ] month(s)].

Borrowers hereby represent and warrant that all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto; and (ii) reaffirms the continuance of Agent’s Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrowers have caused this Notice of Conversion/Continuation be executed and delivered by its duly authorized officer as of the date first set forth above.

NORTHLAND CABLE TELEVISION, INC.

By:
Name:
Title:

NORTHLAND CABLE PROPERTIES, INC.

By:
Name:
Title:

Exhibit 1.5

EXHIBIT 9.1(a)

FORM OF ASSIGNMENT AGREEMENT1

This ASSIGNMENT AGREEMENT, dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).

The parties hereto hereby agree as follows:

Borrowers:	Northland Cable Television, Inc., a Washington corporation and Northland Cable Properties, Inc., a Washington corporation (collectively, the “Borrowers”)

Agent:	General Electric Capital Corporation, as administrative agent for the Lenders (in such capacity and together with its successors and permitted assigns, the “Agent”)

Credit Agreement:	Amended and Restated Credit Agreement, dated as of December 31, 2010, among the Borrowers, the other “Credit Parties” signatory thereto, the Lenders party thereto and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition are used as defined in the Credit Agreement)

[Trade Date:	, ][2]

Effective Date:	, [3]

[1]	All footnotes should be deleted all at once after revising the agreement using Edit -> Replace -> Special -> “Footnote Mark”, nothing in the “Replace with” tab and using “Replace All”.
[2]	Insert for informational purposes only if needed to determine other arrangements between the assignor and the assignee.
[3]	To be filled out by Agent upon entry into the Register.

Assignor (collectively, the “Assignors”)[4]	Assignee (collectively, the “Assignees”)[5]	Loan Assigned[6]	Aggregate amount of Commitments or principal amount of Loans for all Lenders[8]	Aggregate amount of Commitments[7] or principal amount of Loans Assigned[8]	Percentage Assigned[9]
[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]		$	$	.	%
[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]		$	$	.	%
[Name of Assignor]	[Name of Assignee] [Affiliate][Approved Fund] of [Name of Lender]		$	$	.	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[4]	List each Assignor, as appropriate.
[5]	List each Assignee, as appropriate.
[6]	Fill in the appropriate defined term for the type of facilities under the Credit Agreement that are being assigned under this Assignment. (“Revolving Loan” or “Term Loan”)
[7]	In the case of the Revolving Loans Commitment, includes Revolving Loans and interests, participations and obligations to participate in Letter of Credit Obligations.
[8]

Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.

[9]

Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

Exhibit 9.1(a) - 2

1. Assignment. Each Assignor hereby sells and assigns to the Assignee set forth above opposite such Assignor, and such Assignee hereby purchases and assumes from such Assignor, such Assignor’s rights and obligations in its capacity as Lender under the Credit Agreement (including liabilities owing to or by such Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above opposite such Assignor (such Assignor’s “Assigned Interest”).

2. Representations, Warranties and Covenants of Assignors. Each Assignor severally but not jointly (a) represents and warrants to its corresponding Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and (ii) it is the legal and beneficial owner of its Assigned Interest and that such Assigned Interest is free and clear of any Lien and other adverse claims, (b) makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Loans and Commitments, the percentage of the Loans and Commitments represented by the amounts assigned, any statements, representations and warranties made in or in connection with any Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any of the Borrowers, Holdings, any of Borrowers’ Subsidiaries or other Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with Section 9.1(a) of the Credit Agreement.

3. Representations, Warranties and Covenants of Assignees. Each Assignee severally but not jointly (a) represents and warrants to its corresponding Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for such Assignee, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon Agent, any other Lender, any other Indemnitee or any other holder of any Obligation of any Credit Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Credit Parties and their Affiliates and securities and agrees to use such information in accordance with Section 11.8 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 9.1(b) of the Credit Agreement and (h) to the extent required pursuant to Section 1.15(c) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN or W-9.

4. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment Agreement by each Assignor, each Assignee and, to the extent required by Section 9.1(a) of the Credit Agreement, the Borrowers, this Assignment Agreement (including its attachments) will be delivered to the Agent for its acceptance and recording in the Register. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment Agreement by the Agent and (ii) the recording of this Assignment Agreement in the Register. The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment Agreement.

5. Effect. As of the Effective Date, (a) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender under the Credit Agreement and (b) each Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

6. Distribution of Payments. On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each Assigned Interest of any Assignor (a) in the case of amounts accrued to but excluding the Effective Date, to such Assignor and (b) otherwise, to the corresponding Assignee.

7. Miscellaneous. This Assignment Agreement is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Section 11.9, Section 11.13 and the last two paragraphs of Annex C thereof. On and after the Effective Date, this Assignment Agreement shall be binding upon, and inure to the benefit of, the Assignors, Assignees and the Agent, and any Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Person, and their successors and assigns. This Assignment Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 9.1(a) - 2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee

By:
Name:
Title:

Lending office and address for notices:[10]

[Insert address (including contact name, fax number and e-mail address)]

[10]	Insert for each Assignee.

Exhibit 9.1(a) - 3

ACCEPTED and AGREED

this      day of                      :

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent

By:
Name:
Title:

[NORTHLAND CABLE TELEVISION, INC.[11]

By:
Name:
Title:]

[NORTHLAND CABLE PROPERTIES, INC.[12]

By:
Name:
Title:

[11]	Include only if required pursuant to Section 9.1(a) of the Credit Agreement.
[12]	Include only if required pursuant to Section 9.1(a) of the Credit Agreement.

Exhibit 9.1(a) - 4

EXHIBIT A-1

to

CREDIT AGREEMENT

METHODOLOGY OF CORPORATE EXPENSE ALLOCATION

NCC provides certain centralized services to Borrowers and other affiliated entities (collectively the “Northland Affiliates”). “Corporate Expenses” means all costs associated with maintaining the corporate headquarter locations and all costs associated with providing the centralized services necessary to support the operations of the Northland Affiliates including rent, equipment and payroll costs associated with the centralized services that include executive management, accounting and financial reporting, in house legal support, budgeting and planning, human resources, corporate information systems support, engineering and project management and other shared costs that may be necessary to support the operations of the Northland Affiliates as determined by management of NCC. Corporate headquarter locations currently include the Seattle office and divisional office and staff located in Statesboro, GA. Corporate Expenses include only shared expenses and not expenses directly allocable to one or more specific Northland Affiliates.

The allocation methodology is 1% of Corporate Expenses are allocated to Holdings, and the Northland Affiliates and NCC are allocated the remaining 99% on a pro rata basis based on budgeted revenues of the individual entities (as may be adjusted during a fiscal year for asset purchases and sales that would affect the calculation of such allocation percentages). NCC is reimbursed by Northland Affiliates for the Corporate Expenses allocated to them as described above (the “Reimbursed Corporate Expenses”).

The Reimbursed Corporate Expenses are allocated monthly to the Northland Affiliates by NCC based on actual costs incurred by NCC.

For clarification, certain cable system regional managers reside on NCC’s payroll because their management territory may cover multiple systems owned by more than one of the Northland Affiliates. The actual payroll costs of these managers is allocated by NCC to the applicable cable systems based on relative budgeted revenues of such systems and NCC is reimbursed for these costs on a monthly basis. These are direct costs of the cable systems incurred by NCC for the convenience of a centralized allocation process and not part of the Corporate Expense Allocation.

EXHIBIT B-1

to

CREDIT AGREEMENT

Application For Irrevocable Standby Letter of Credit

TO: General Electric Capital Corporation

Date
L/C No. (Bank Use Only)

The undersigned Applicant hereby requests General Electric Capital Corporation (“GE Capital”) to issue and transmit by:

☐ Teletransmission	☐ Mail	☐ Overnight Courier	☐ Other, Explain

the Standby Letter of Credit (the “Credit”) substantially as set forth below. In issuing the Credit, GE Capital is expressly authorized to make such changes from the terms herein below set forth as GE Capital, in its sole discretion, may deem advisable.

Applicant (Full Name and Address)	Advising Bank: Wachovia Bank National Association 401 Linden Street Winston-Salem, NC 27101 Attention: Standby Letters of Credit
Beneficiary (Full Name and Address)	Currency and Amount in Figures: Currency and Amount in Words:
Expiration Date
* Special Instructions
Is EVERGREEN language required? ☐ Yes ☐ No
If yes, what is the number of days notification required for customary non-renewal notice?
☐ Thirty days ☐ Sixty days ☐ Ninety days ☐ Other
Charges: GE Capital’s charges are for our account, all other charges are to be paid by beneficiary.

Credit to be available to payment against Beneficiary’s draft(s) at sight drawn on GE Capital or its correspondent at GE Capital’s option accompanied by the following documents:

☐ Statement, purportedly signed by the Beneficiary, reading as follows (please state below exact wording to appear on the statement):

☐ Other Documents

☐ Special Conditions

☐ Issue substantially in form of attached specimen. (Specimen must also be signed by applicant)

Complete only when the Beneficiary (Foreign Bank, or other Financial Institution) is to issue its undertaking based on this Credit.

☐       Request Beneficiary to issue and deliver their (specify the type of undertaking)                                                               in favor of                                                                                                                            for an amount not exceeding the amount specified above, effective immediately relative to (specify contract number or other pertinent reference)                                                                                                                            to expire on                     . (This date must be at least 15 days prior to the expiry date indicated above). It is understood that if the Credit is issued in favor of any bank or other financial or commercial entity which has issued or is to issue an undertaking on behalf of Applicant of the Credit in connection with the Credit, Applicant hereby agrees to remain liable under the Master Agreement and this Application in respect of the Credit (even after its expiry date) until GE Capital is released by such bank or entity.

Each Applicant signing below affirms that it has fully read and agrees to this Application. In consideration of GE Capital’s issuance of the Credit, Applicant agrees to be bound by the Amended and Restated Master Agreement for Standby Letters of Credit between Applicant and GE Capital (the “Master Agreement”), the terms of which are incorporated by reference. All actions to be taken by GE Capital hereunder or in connection with any Credit may be taken by Wachovia Bank National Association or another bank designated by GE Capital as GE Capital’s agent.

(Note: If a bank, trust company, or other financial institution signs as Applicant for its customer, or if two Applicants jointly apply, both parties should sign below). Documents may be forwarded to you by the Beneficiary, or the negotiating bank, in one mail. You may forward documents to us or our customhouse broker, if specified below, in one mail. We understand and agree that this Credit will be subject to the International Standby Practices, International Chamber of Commerce Publication No. 590 (“ISP98”).

(Print or type name of Applicant)	(Print or type name of Applicant)

(Address)	(Address)

Authorized Signature (Title)	Authorized Signature (Title)

Authorized Signature (Title)	Authorized Signature (Title)

Customer Contact

GE CAPITAL USE ONLY

(NOTE: Application will NOT be processed if this section is not complete.)

Approved:	City:	Date:
Telephone:
(Print name and title)

Exhibit B-1

SCHEDULE 1.1

AGENT’S REPRESENTATIVES

If to Agent or GE Capital, at

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attention: Northland Cable Television, Inc.

Account Manager

Telecopier No.: (203) 956-4336

Telephone No.: (203) 229-1460

With a copy to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, GA 30309

Attention: Carolyn Z. Alford, Esq.

Telecopier No.: (404) 572-5100

Telephone No.: (404) 572-4600

and

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attention: Counsel Sponsor Finance/MCE

Telecopier No.: (203) 956-4216

Telephone No.: (203) 956-4785

DISCLOSURE SCHEDULE 3.1

TYPE OF ENTITY STATE OF ORGANIZATION

Credit Party	Type of Entity	Jurisdiction of Incorporation
Northland Cable Television, Inc.	Corporation	Washington
Northland Cable Properties, Inc.	Corporation	Washington
Northland Cable Ventures LLC	Limited Liability Company	Washington
Northland Networks, Inc.	Corporation	Washington
NCTV Holdco, Inc.	Corporation	Washington

DISCLOSURE SCHEDULE 3.2

EXECUTIVE OFFICES/COLLATERAL LOCATIONS

Credit Party	Type of Entity	Jurisdiction of Incorporation	UBI No. (Issued by the State of Washington)	FEIN
Northland Cable Television, Inc.	Corporation	Washington	600 605 928	91-1311836
Northland Cable Properties, Inc.	Corporation	Washington	601 607 190	91-1676185
Northland Cable Ventures LLC	Limited Liability Company	Washington	601 881 286	91-1910835
Northland Networks, Inc.	Corporation	Washington	603 072 408	N/A
NCTV Holdco, Inc.	Corporation	Washington	603 072 411	N/A

LOCATIONS OF COLLATERAL

Seattle Corporation Offices:	101 Stewart Street, Suite 700
Seattle, Washington

Seattle office site records storage facility:	Iron Mountain
19826 Russell Road
Kent, Washington 98032

NORTHLAND CABLE TELEVISION, INC.

Name	Location

Mt. Shasta Headend Site	105 Siskiyou Avenue Mt. Shasta, Siskiyou County, California

Mt. Shasta Office Site	219 E. Alma Street Mt. Shasta, Siskiyou County, California

Soda Ridge Tower/Microwave Receive/Transmit Site	Soda Creek Ridge 2 miles ENE of Dunsmuir Dunsmuir, Siskiyou County, California

Dunsmuir Former Microwave Receive Site	1 mile N. and .5 miles West of Dunsmuir Dunsmuir, Siskiyou County, California

Mt. Shasta Former Microwave Receive Site	.5 miles E. of Mt.Shasta Mt. Shasta, Siskiyou County, California

Sugarloaf Mountain Microwave Receive and Transmit Site	Sugarloaf Mountain Lakehead, Shasta County, California

Oakhurst Headend Site	39636 Oakridge Drive Oakhurst, Madera County, California

Oakhurst Office Site	40108 Highway 49, Suite A Oakhurst, Madera County, California

Miami Mountain Receive Site	Miami Mountain 1397 Highway 49S Mariposa, Mariposa County, California

Cedar Valley Underground/aerial Easement [Former Headend Site]	2.36 acres, and/or 1.95 miles Portions of the SW114 sec. 5, N112, SE114 sec. 8, SE114 sec. 9, NE114 sec. 17 T.7S., R22E., MDB&M in eastern Madera County Cedar Valley, Madera County, California

Coarsegold Headend Site	41200 Lilley Mountain Drive Coarsegold, Madera County, California

Mariposa Headend Site	5052 Martin Road Mariposa, Mariposa County, California

Yreka Headend Site	601 Juniper Drive Yreka, Siskiyou County, California

Yreka Office Site	315 W. Miner Yreka, Siskiyou County, California

Yreka Secondary Headend Site	3525 East State Hwy. 3 Montague, Siskiyou County, California

Butcher Hill Microwave Receive Site	Butcher Hill 1 mile Southeast of the City of Yreka Siskiyou County, California

Statesboro Headend Site	Beasley Road Statesboro, Bulloch County, Georgia

Statesboro Office Site	32 East Vine Statesboro, Bulloch County, Georgia

Highlands Headend/Satellite Dish Site	1388 Big Bear Pen Road Highlands, Macon County, North Carolina

Highlands Office Site	479 South Street Highlands, Macon County, North Carolina

Former Cashiers Off-Air Receive Site	Cashiers, Macon County, North Carolina

Highlands Storage Site	11263 Buck Creek Road Highlands, Macon County, North Carolina

Aiken Unused Site	1365 Woodside Plantation Drive Aiken, Aiken County, South Carolina

Greenwood Headend/Tower/Warehouse Site	1117 Parkland Place Road Greenwood, Greenwood County, South Carolina

Greenwood Office Site	235 N. Creek Blvd. Greenwood, Greenwood County, South Carolina

Former Ware Shoals Headend/Tower Site (unused)	Frederick Road Ware Shoals, Greenwood County, South Carolina

Saluda Node Site (Former Headend/Tower and Office Site)	109 West Church Street Saluda, Saluda County, South Carolina

Clemson Headend/Office and Studio Expansion Site	615 North Pine Street Seneca, Oconee County, South Carolina

Liberty Hub Site	206 Anderson Drive Liberty, Pickens County, South Carolina

Clemson Storage Site	313 Old Salem Rd. Seneca, Oconee County, South Carolina

Future Clemson Hub Site	Located on Westminster Highway Westminster, Oconee County, South Carolina

Crockett Office Site	1202 East Houston Avenue Crockett, Houston County, Texas

Crockett Headend/Tower Site	1020 S. Brazos Crockett, Houston County, Texas

Crockett Tower Anchor Site	Adjacent to Crockett Headend/Tower Site Crockett, Houston County, Texas

Madisonville Headend/Tower Site	411 Rainey Lane Madisonville, Madison County, Texas

Marble Falls Office and Tower Site	1101 Mission Hill Drive Marble Falls, Burnet County, Texas

Granite Shoals Storage Site	On corner of Phillips Ranch Road and Castleberry Road Granite Shoals, Burnet County, Texas

Marble Falls Storage Site	900 N. Main Street Marble Falls, Burnet County, Texas

Llano Headend/Tower Site	Avon Street Llano, Llano County, Texas

West Lake Buchanan Headend/Tower Site	Hwy 261 (Greenwood Acres Estates) West Lake Buchanan, Llano County, Texas

Mexia Headend/Regional Office Site	515 West Tyler Mexia, Limestone County, Texas

Mexia Secondary Headend/Tower Site	1015 College Avenue Mexia, Limestone County, Texas

Former Fairfield Headend Site	8 miles E of Teague on Hwy 84 Fairfield, Freestone County, Texas

Marlin Headend/Tower Site	101 CR 116 Marlin, Falls County, Texas

Stephenville Headend Site	240 Davis Avenue Stephenville, Erath County, Texas

Stephenville Office Site	975 North Lillian Stephenville, Erath County, Texas

Stephenville Storage Site	East Highway 8 Contractor Shops Stephenville, Erath County, Texas

Former Hico Headend Site	100 Chestnut Hico, Hamilton County, Texas

Hamilton Headend/Tower Site:	1 mile NW of Hamilton County Courthouse Hamilton, Hamilton County, Texas

Moses Lake Headend/Warehouse Site	1305 Wheeler Road Moses Lake, Grant County, Washington

Moses Lake Office Site:	317 S. Ash Street Moses Lake, Grant County, Washington

Ephrata Headend/Office (limited use) Site	801 Fairview Place Ephrata, Grant County, Washington

Ephrata Microwave Transmit Site	4 miles West of Ephrata on top of Beasley Hill Ephrata, Grant County, Washington

Othello Headend Site	1040 East Main Street Othello, Adams County, Washington

NORTHLAND CABLE PROPERTIES, INC.

Name	Location

Clayton Headend/Microwave Transmit Site	Black Rock Mountain State Park on Black Rock Road past state park office and picnic area ( 1/4 mile past on left), Clayton, Rabun County, Georgia

Clayton Headend and Former Office Site	0.51 acre located at 130 Shepherd Street, Mountain City, Rabun County, Georgia

Lake Rabun Microwave Receive Site	1262 Shady Lane, Lakemont, Rabun County, Georgia

Sky Valley Microwave Receive Site	156 Ridgeview Lane, Sky Valley Resort, Sky Valley, Rabun County, Georgia

Sandpoint Headend and Office Site	1305 Highway 2 West (Dover Highway), Suite B, Sandpoint, Bonner County, Idaho

Sandpoint Communications Closet Site	218 Cedar Street, Suite No. 201 1/2 , Sandpoint, Bonner County, Idaho

Forest City Microwave Transmit and Tower Site	275 Cable Tower Road, Forest City, Rutherford County, North Carolina

Forest City Office and Headend Site	1108 West Main Street, Forest City, Rutherford County, North Carolina

Lake Lure Microwave Receive Site	125 Lake View Circle 65 ft. SW of water tank top of Youngs Mountain, Lake Lure, Rutherford County, North Carolina

New Caney Headend/Office Site	22787 Antique Lane, New Caney, Montgomery County, Texas

NORTHLAND CABLE VENTURES LLC

Name	Location

Gun Barrel City Headend/Office/Warehouse	326 W. Main Street, Gun Barrel City, Henderson County, Texas

Former Malakoff Headend Site	Hwy 31 West (2 1/2 miles W. of Hwy 198), Henderson County, Texas.

Corsicana Headend Site	Corner of McKnight Lane and Fishtank Road, Corsicana, Navarro County, Texas

Corsicana Office Site	1500 N. Beaton Street, Corsicana, Navarro County, Texas

Lamesa Headend/Tower Site	S. 8th Street, Lamesa, Dawson County, Texas

Lamesa Office/Secondary Headend Site	1012 South First, Lamesa, Dawson County, Texas

Hillsboro Headend/Office Site	307 Coke Street, Hillsboro, Hill County, Texas

Kaufman Headend Site	102 Shannon Street, Kaufman, Kaufman County, Texas

Flint Office Site	10147 FM 346 West, Flint, Smith County, Texas

Former Flint Headend/Microwave Receive Site (now used as a storage site)	.402 Ac., Tr 9A, Sherwood Forest Estates, Flint, Smith County, Texas

Lake Palestine East (Big Eddy) and Lake Palestine West Headend/Microwave Transmit Site(s)	16409 CR-1104, Flint, Smith County, Texas

New Chapel Hill Node Site	Behind HS (13029 Cr 285) on Cr 285, Smith County, Texas

Berryville Microwave Receive Site	11620 Thousand Pine Circle, Frankston, Henderson County, Texas

Jackson’s Landing Microwave Receive Site	12 miles south of the intersection of County Road 315 and 31 West on County Road 315, Henderson County, Texas

Red Ackers Microwave Receive Site	8 miles south of the intersection of County Road 315 and 31 West on County Road 315, Henderson County, Texas

DISCLOSURE SCHEDULE 3.4(A)

FINANCIAL STATEMENTS

See attached.

DISCLOSURE SCHEDULE 3.4(B)

PRO FORMA

See attached.

DISCLOSURE SCHEDULE 3.4(C)

PROJECTIONS

See attached.

DISCLOSURE SCHEDULE 3.6

REAL ESTATE AND LEASES

NORTHLAND CABLE TELEVISION, INC.

Aiken, South Carolina area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Unused Aiken Property	Owned	N/A

Clemson, South Carolina area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Clemson Hub Site	Leased	11/30/31
Clemson Storage Site	Leased	Month-to-month
Clemson Office and Studio Expansion Site	Owned	N/A
Liberty Hub Site	Owned	N/A

Crockett, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Crockett Tower Anchor Site for Guy-Wires	Leased	10/31/10 (year-to-year, auto-renews)
Madisonville Headend and Tower Site	Leased	12/31/09 (now month-to-month; extension in negotiation)
Crockett Headend and Tower Site	Owned	N/A
Crockett Office Site	Owned	N/A

Greenwood, South Carolina area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Greenwood Headend, Tower and Warehouse Site	Owned	N/A
Greenwood Office Site	Owned	N/A
Former Ware Shoals Headend and Tower Site (unused)	Owned	N/A
Saluda Node Site (Former Saluda Headend, Tower and Office Site)	Owned	N/A

Highlands, North Carolina area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Highlands Storage Site	Leased	Month-to-month
Highlands Off-Air Receive Site	Leased	06/07/14
Highlands Office Site	Leased	05/31/13
Highlands Headend and Satellite Dish Site	Owned	N/A

Marble Falls, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Marble Falls Storage Site	Leased	Month-to-month
Marble Falls Headend, Office and Tower Site	Owned	N/A
Granite Shoals Storage Site (Former Office Site)	Owned	N/A
Former West Lake Buchanan Headend and Tower Site	Owned	N/A

Mexia, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Mexia Secondary Headend and Tower Site	Leased	10/31/11
Marlin Headend and Tower Site	Leased	06/30/18
Mexia Headend and Regional Office Site	Leased	12/14/18
Former Fairfield Headend Site	Owned	N/A

Moses Lake, Washington area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Moses Lake Office Site	Leased	05/13/11
Moses Lake Headend and Warehouse Site	Owned	N/A
Ephrata Headend and Office (limited use) Site	Owned	N/A
Moses Lake Microwave Transmit Site	Owned	N/A
Othello Headend Site	Owned	N/A

Mt. Shasta, California area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Mt. Shasta Office Site	Leased	12/31/10
Mt. Shasta Tower, Microwave Receive and Transmit Site	Leased	08/31/13
Former Dunsmuir Microwave Receive Site	Leased	Month-to-month
Former Mt. Shasta Microwave Receive Site	Leased	Month-to-month
Mt. Shasta Headend and Future Office Site	Owned	N/A
Sugarloaf Mountain Microwave Receive and Transmit Site	Licensed	06/15/11

Oakhurst, California area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Oakhurst Office Site	Leased	12/31/14
Miami Mountain Receive Site	Leased	09/30/11
Cedar Valley Easement	Leased	12/31/20
Coarsegold Headend Site	Leased	03/22/14
Oakhurst Headend Site	Owned	N/A
Mariposa Headend Site	Owned	N/A

Statesboro, Georgia area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Statesboro Headend Site	Owned	N/A
Statesboro Office and Storage Site	Owned	N/A

Stephenville, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Hamilton Headend and Tower Site	Leased	03/12/12
Stephenville Storage Site	Leased	Month-to-month
Stephenville Headend Site	Owned	N/A
Stephenville Office Site	Owned	N/A
Former Hico Headend and Tower Site	Leased	11/14/10; month-to-month

Yreka, California area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Yreka Secondary Headend Site	Leased	05/31/15
Yreka Headend Site	Owned	N/A
Yreka Office Site	Owned	N/A
Butcher Hill Microwave Receive Site	Licensed	Month-to-month

NORTHLAND CABLE PROPERTIES, INC.

Clayton, Georgia area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Clayton Microwave Transmit Site	Leased	10/20/12
Clayton Headend and Former Office Site	Owned	N/A
Chattahoochee National Forest Easement	Leased	12/31/12
Lakemont Microwave Receive Site	Leased	08/31/16
Sky Valley Microwave Receive Site	Leased	08/31/12

Sandpoint, Idaho area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Sandpoint Headend Site	Leased	08/31/13
Sandpoint Office Site	Leased	08/31/11
Sandpoint Communications Closet	Leased	03/31/13

Forest City, North Carolina area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Forest City Microwave Transmit and Tower Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms
Forest City Office and Headend Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms
Former Lake Lure Headend Site now Microwave Receive Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms

New Caney, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
New Caney Headend and Office Site	Owned	N/A

Hillsboro, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Hillsboro Headend and Office (limited use) Site	Leased	12/31/13

Kaufman, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Kaufman Headend Site	Owned	N/A

Tyler, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Flint Office Site	Owned	N/A
Former Flint Headend and Microwave Receive Site (now Storage Site)	Owned	N/A
Lake Palestine Ease Headend and Microwave Transmit Site	Owned	N/A
New Chapel Hill Node Site	Leased	10/31/13
Lake Palestine West Headend and Microwave Transmit Site	Owned	N/A
Berryville Microwave Receive Site	Leased	05/31/82
Jackson’s Landing Microwave Receive Site	Owned	N/A
Red Ackers Microwave Receive Site	Owned	N/A
NORTHLAND CABLE VENTURES LLC
Forest City, North Carolina area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Forest City Microwave Transmit and Tower Site	Owned	N/A
Forest City Office and Headend Site	Owned	N/A
Former Lake Lure Headend Site now Microwave Receive Site	Owned	N/A

Cedar Creek, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Gun Barrel Headend, Office and Warehouse Site	Owned	N/A
Former Malakoff Headend Site	Leased	04/30/11

Corsicana, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Corsicana Headend Site	Owned	N/A
Corsicana Office Site	Owned	N/A

Lamesa, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Lamesa Headend and Tower Site	Owned	N/A
Lamesa Office and Secondary Headend Site	Owned	N/A

Hillsboro, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Hillsboro Headend and Office (limited use) Site	Subleased	12/31/13

Kaufman, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Kaufman Headend Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms

Tyler, Texas area:

SITE/USE	OWNED/ LEASED	EXPIRATION DATE
Flint Office Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms
Former Flint Headend and Microwave Receive Site (now Storage Site)	Leased	12/31/09; thereafter automatically renews on year-to-year terms

Lake Palestine Ease Headend and Microwave Transmit Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms
New Chapel Hill Node Site	Subleased	10/31/13
Lake Palestine West Headend and Microwave Transmit Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms
Berryville Microwave Receive Site	Subleased	05/31/82
Jackson’s Landing Microwave Receive Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms
Red Ackers Microwave Receive Site	Leased	12/31/09; thereafter automatically renews on year-to-year terms

DISCLOSURE SCHEDULE 3.7

LABOR MATTERS

•	Agreement, effective August 1, 2009, between Northland Cable Television, Inc. and The Communications Workers of America AFL-CIO, CLC.

•	Operating Management Agreement, dated August 23, 1994, between Northland Cable Television, Inc. and Northland Telecommunications Corporation, as amended.

•	Operating Management Agreement, dated June 1, 1995, between Northland Cable Properties, Inc. and Northland Communications Corporation, as amended.

•	Operating Management Agreement, dated September 1, 1998, between Northland Cable Ventures LLC and Northland Communications Corporation, as amended.

DISCLOSURE SCHEDULE 3.8

VENTURES; SUBSIDIARIES; OUTSTANDING STOCK

Northland Networks, Inc.

Authorized: 1,500 shares of common stock

Issues: 1,000 shares of common stock issued to and held by Northland Telecommunications Corporation. Represented by Stock Certificate No. 1, dated December 28, 2010.

Warrants: At Closing, Northland Networks, Inc. will issue transferable warrants, convertible to that number of shares that equates to 12% of the fully diluted common stock of each of the Borrowers, all subject to the terms of that certain Warrant Certificate dated on or about December 31, 2010.

Subsidiaries: Northland Cable Television, Inc.

NCPI Holdco, Inc.

Authorized: 1,500 shares of common stock

Issues: 1,000 shares of common stock issued to and held by Northland Communications Corporation. Represented by Stock Certificate No. 1, dated December 28, 2010.

Warrants: At Closing, NCPI Holdco, Inc. will issue transferable warrants, convertible to that number of shares that equates to 12% of the fully diluted common stock of each of the Borrowers, all subject to the terms of that certain Warrant Certificate dated on or about December 31, 2010.

Subsidiaries: Northland Cable Properties, Inc. After Closing, Northland Cable Properties, Inc. will become a wholly owned subsidiary of Northland Cable Television, Inc.

Northland Cable Television, Inc.

Authorized: 50,000 shares of common stock

Issued: 10,000 shares of common stock issued to and held by Northland Networks, Inc. Represented by Stock Certificate No. 2, dated December 28, 2010.

Subsidiaries: None.

Northland Cable Properties, Inc.

Authorized: 1,000 shares of common stock

Issues: 1,000 shares of common stock issued to and held by NCPI Holdco, Inc. Represented by Stock Certificate No. 2, dated December 28, 2010.

Subsidiaries:

Northland Cable Ventures LLC

Northland Cable Properties, Inc. is a 95% equity member and sole manager of Northland Cable Ventures LLC. Northland Management Group LLC is a 5% equity member.

Affiliates of Borrowers:

Northland Telecommunications Corporation

Northland Cable Television, Inc.

Northland Cable Properties, Inc.

Northland Cable Ventures LLC

Northland Communications Corporation

DISCLOSURE SCHEDULE 3.11

TAX MATTERS

None.

DISCLOSURE SCHEDULE 3.12

ERISA PLANS

Type	Name	Group Number
Health Insurance	Premera Blue Cross	1001006
Dental Insurance	Standard Insurance Company	513479
Life Insurance/AD&D	Unum Life Insurance Company of America	580146
401(k)	RBC Wealth Management/Ascensus, Inc.	054886

ERISA Affiliates

Northland Communications Corporation

Northland Cable Ventures LLC

Northland Management Group LLC

Northland Cable Properties Eight Limited Partnership

Northland Cable Properties Seven Limited Partnership

Northland Cable Properties, Inc.

Northland Cable Services Corporation

Cable Ad-Concepts, Inc.

DISCLOSURE SCHEDULE 3.13

•	The Cable Television Association of Georgia, et al. vs. Georgia Power Company, P.A. No. 01-002. Plaintiff alleges damages in an amount to be proven at trial.

•

Green River Media and Communications, LLC and ABB Cable Georgia, Inc. vs. Northland Cable Properties Seven Limited Partnership, Northland Cable Properties Eight Limited Partnership and Northland Cable Properties, Inc. Plaintiff alleges damages in an amount to be proven at trial.

•	Brian L. Kaponen, Gloria Peterson v. Pacific Gas & Electric, and Does 1-200. Plaintiff alleges damages in an amount to be proven at trial.

None of the claims made in the above listed cases are covered by insurance.

None of the claims listed has a reasonable risk of being determined adversely to any Credit Party and, if so determined, none could reasonably be expected to have a Material Adverse Effect.

DISCLOSURE SCHEDULE 3.14

BROKERS

None.

DISCLOSURE SCHEDULE 3.15

INTELLECTUAL PROPERTY

Name	Serial/Registration Number	Mark

Northland Cable News	Serial No. 74460272 Registration No. 1874231 (USPTO)	NCN Northland Cable News

Northland Logo	Serial No. 74309640 Registration No. 1792960

Northland Cable Television	Serial No. 76291525 Registration No. 2614959	Northland Cable Television

Northland Express	Serial No. 76621250 Registration No. 3056949	Northland Express

Northland Express logo	Serial No. 76/621251 Registration No. 3075326

TurboPower	Serial No. 85080251 Registration No. Pending	TurboPower

Northland Communications logo	Not registered

Note: All trademarks used by a Credit Party are under license from Northland Telecommunications Corporation.

•

SESAC Performance License for Cable Television Systems, dated June 12, 2003, between SESAC, Inc. and Northland Cable Television, Inc., Northland Cable Properties, Inc., Northland Cable Ventures LLC, Northland Cable Properties Seven Limited Partnership and Northland Cable Properties Eight Limited Partnership.

•

Cable System Local Origination Music License Agreement, dated January 1, 2000, between Broadcast Music, Inc. and Northland Cable Properties Six Limited Partnership, Northland Cable Properties Seven Limited Partnership, Northland Cable Properties Eight Limited Partnership, Northland Premier Cable Limited Partnership, Northland Cable Television, Inc., Northland Cable Properties, Inc. and Northland Cable Ventures LLC, expiring December 31, 2004, continuing on a month-to-month basis.

•	Various agreements with programmers and broadcast television stations for the distribution of cable television programming.

•	Various agreements with Great Lakes Data Systems, Inc., WinCable™ and SuperController™ for software used for billing subscribers.

•

Miscellaneous software license agreements held by Northland Cable Television, Inc., Northland Cable Ventures LLC and Northland Cable Properties, Inc., for ordinary course office, network, web site development, and applications used for the benefit of Northland Cable Television, Inc., Northland Cable Ventures LLC and Northland Cable Properties, Inc.

DISCLOSURE SCHEDULE 3.17

HAZARDOUS MATERIALS

None.

DISCLOSURE SCHEDULE 3.18

INSURANCE

Coverage	Insurance Company
Aerial Plant Self-Insurance Fund	Fund managed by Affiliate Northland Telecommunications Corporation and operated in conjunction with Northland Affiliates providing cable services.
Commercial Property/Inland Marine Policy	Travelers Property Casualty Company of America
Commercial General Liability Policy	Hartford Fire Insurance Company
Commercial Automobile Policy	Hartford Casualty Insurance Company
Workers’ Compensation Policy	Employers Insurance Company of Wausau
Commercial Umbrella Liability Policy	Hartford Casualty Insurance Company
Excess Commercial Umbrella Liability Policy	St. Paul Fire & Marine Insurance Company
Commercial Crime Policy	Federal Insurance Company
Multi-Media Liability Policy	AXIS Insurance Company

See attached

DISCLOSURE SCHEDULE 3.19

NORTHLAND CABLE TELEVISION, INC.

DEPOSIT ACCOUNTS

NAME	ADDRESS	ACCOUNT NUMBER
CAPITAL BANK	PO BOX 218, GREENWOOD, SC 29648	2247607
SEA ISLAND BANK	PO BOX 568, STATESBORO, GA 30459	000-007-063-1
US BANK/DEP/M LAKE	PO BOX 1800, ST PAUL, MN 55101	153590856073
FARMERS/MEXIA	PO BOX 832, MEXIA, TX 76667	4101820
SV TOWN AND CNTRY	PO Box 1157, STEPHENVILLE, TX 76401	132928
UNITED SECURITIES BANK	OAKHURST BRANCH, 40074 HWY 49, OAKHURST, CA 93644	1266586
BANK OF AMERICA	PO BOX 25118, TAMPA, FL 33622-5118	0006 8846 6914
PREMIERWEST BANK	PO BOX 1087, YREKA, CA 90697	61521896
FIRST STATE BANK OF BURNET	PO BOX 10, BURNET, TX 78611-0010	103051
LLANO NATIONAL BANK	1001 FORD ST, PO BOX 190, LLANO, TX 76843	180083
AMERICAN BANK OF TEXAS	PO BOX 888, MARBLE FALLS, TX 78654	128848
CL FIRST CITIZEN	PO BOX 29 COLUMBIA, SC 29203-0029	160002718701
COMMUNITY FIRST BANK	PO BOX 459, SENECA, SC 29679	500701206
FIRST COMMUNITY BANK	PO BOX 58745, WEBSTER, TX 77598	0115735300
CONCENTRATION ACCOUNT
US BANK/OPER	PO BOX 1800, ST PAUL, MN 55101	153500068769

NORTHLAND CABLE PROPERTIES, INC.

NORTHLAND CABLE VENTURES LLC

DEPOSIT ACCOUNTS

SYSTEM	BANK	ADDRESS	ACCOUNT NUMBER
SANDPOINT	US BANK (MOSES LAKE, NCTV)	PO BOX 1800, SAINT PAUL MN 55101-0800	153590856073
FOREST CITY	FIFTH THIRD BANK	PO BOX 630900 CINCINNATI, OH 45263-0900	7470816369
NEW CANEY	WELLS FARGO BANK, NA	22420 COMMUNITY DRIVE, NEW CANEY, TX 77357	9568194581
CEDAR CREEK	PROSPERITY BANK	201 N GUN BARREL LANE, GUN BARREL CITY, TX 75156-3727	13473208

KAUFMAN	WELLS FARGO BANK, NA	PO BOX 266000, DALLAS, TX 75326	5120100128
LAMESA	FIRST UNITED BANK	PO DRAWER 341, LAMESA, TX 79331	140732263
LAMESA	AMERICAN BANK OF TEXAS, NA	PO BOX 888, MARBLE FALLS, TX 78654	147124
TYLER	AUSTIN BANK	5515 OLD BULLARD ROAD, TYLER, TX 75703	1400120820
CORSICANA	COMMUNITY NATIONAL BANK & TRUST OF TEXAS	PO BOX 624, CORSICANA, TX 75151	152560
CLAYTON	FIRST CITIZENS (TOCCOA, NCP7)	PO BOX 29, COLUMBIA, SC 29202-0029	800010483901

CONCENTRATION ACCOUNTS

US BANK (NCPI)	PO BOX 1800, SAINT PAUL, MN 55101-0800	153500075640
US BANK (NCVLLC)	PO BOX 1800, SAINT PAUL, MN 55101-0800	153590793573

DISCLOSURE SCHEDULE 3.20

GOVERNMENT CONTRACTS

See Disclosure Schedule 3.24 regarding franchises, licenses and registrations. Certain of Borrower’s pole agreements and lease agreements are with pole owners that constitute a Governmental Authority.

DISCLOSURE SCHEDULE 3.22

BONDS; PATENT; TRADEMARK LICENSES

See Trademarks on Disclosure Schedule 3.15.

BONDS:

Entity	Obligee	Type	Number	Principal Amount
NCP-Inc.	State of GA	Lease(HE)	BLR1583160	$1,000
NCP-Inc.	Bonner County Public Works	Construction	1698856	$50,000
NCP-Inc.	Department of Transportation	Continuing Indemnity	BLZ1553597	$5,000
NCP-Inc.	Town of Lake Lure	Franchise	BLR1603804	$25,000
NCP-Inc.	Town of Rutherfordton	Franchise	1698017	$5,000
NCP-Inc.	City of Houston	Franchise	1698609	$10,000
NCTV	City of Montague	Franchise	BLR1569006	$20,000
NCTV	Siskiyou County	Franchise	BLR1583172	$23,000
NCTV	Madera County	Franchise	BLR1591598	$10,000
NCTV	Shasta County	Franchise	BLR1633863	$5,000
NCTV	City of Dunsmuir	Franchise	BLR1633864	$10,000
NCTV	City of Weed	Franchise	BLR1633866	$2,500
NCTV	California Public Utilities Commission	Franchise	1699039	$100,000
NCTV	Town of Brooklet	Franchise	BLR1636348	$10,000
NCTV	Town of Highlands	Franchise	BLR1632607	$25,000
NCTV	Macon County	Franchise	1698702	$50,000
NCTV	Abbeville County	Franchise	BLR1626913	$25,000
NCTV	Town of Central	Franchise	1698868	$5,000
NCTV	Edgefield County	Franchise	BLR1626917	$5,000
NCTV	City of Greenwood	Franchise	BLR1626912	$25,000
NCTV	City of Greenwood	Construction	BLR1623014	$100,000
NCTV	County of Greenwood	Franchise	BLR1623023	$25,000
NCTV	County of Greenwood	Construction	BLR1623026	$100,000
NCTV	Town of Hodges	Franchise	BLR1623025	$5,000
NCTV	Town of Hodges	Construction	BLR1623028	$15,000
NCTV	Oconee County	Franchise	BLZ1546747	$20,000
NCTV	City of Pickens	Franchise	1698873	$5,000
NCTV	Saluda County	Franchise	BLR1626915	$25,000
NCTV	Town of Saluda	Franchise	BLR1626916	$25,000
NCTV	Town of Ninety Six	Franchise	BLR1622836	$5,000
NCTV	Town of Ninety Six	Construction	BLR1622835	$15,000
NCTV	Town of Ware Shoals	Franchise	BLR1623024	$5,000
NCTV	Town of Ware Shoals	Construction	BLR1623027	$15,000
NCTV	State of Washington Department of Labor & Industries	Contractor	BMR1893555	$12,000
NCTV	State of Washington	Blanket Bond for Franchises and Permits	BLR1798952	$10,000
NCTV	City of Othello	Franchise	1698360	$2,500

NCTV	City of Ephrata	Franchise	1698359	$5,000
NCTV	City of Moses Lake	Franchise	1698361	$15,000
NCTV	City of Soap Lake	Franchise	1622847	$10,000
NCTV	Grant County	Franchise	1698422	$3,000
NCTV	Adams County	Franchise	BLR1603871	$10,000
NCTV	State of Washington Department of Labor & Industries	Contractor’s Surety Bond	1679344	$4,000

NCP-Inc.	Habersham Electric Membership Corporation	Pole	1699063	$10,000
NCP-Inc.	Georgia Power Company	Pole	BMR1568910	$25,000
NCP-Inc.	Windstream Georgia Telecom, Inc.	Pole	BMR1568909	$5,000
NCP-Inc.	Frontier Communications	Pole	BMZ1668987	$5,000
NCP-Inc.	AT&T	Pole	BMZ1549006	$5,000
NCP-Inc.	Duke Power, a division of Duke Energy Corporation	Pole	BMZ1539936	$10,000
NCP-Inc.	Rutherford Electric Membership Corporation	Pole	BMR1596195	$2,400
NCP-Inc.	Duke Power, a division of Duke Energy Corporation	Pole	BMR1603740	$33,000
NCP-Inc.	Entergy Services, Inc.	Pole	BMZ1548816	$15,000
NCVLLC	Oncor Electric Delivery Company	Pole	BMR1595818	$326,000
NCVLLC	Windstream Communications, Inc.	Pole	BMZ1536914	$5,000
NCVLLC	Oncor Electric Delivery Company	Pole	BMR1603963	$12,840
NCVLLC	Oncor Electric Delivery Company	Pole	BMR1595817	$215,200
NCTV	Pacific Gas and Electric Company	Pole	1698953	$50,000
NCTV	AT&T	Pole	BMR1603760	$10,000
NCTV	Georgia Power Company	Pole	BMR1568912	$25,000
NCTV	Frontier Communications	Pole	BMZ1662561	$5,000
NCTV	Duke Power Company	Pole	BMZ1662563	$10,000
NCTV	Duke Power Company	Pole	BMR1596193	$2,000
NCTV	AT&T	Pole	BMZ1780381	$16,000
NCTV	AT&T	Pole	BMZ1780382	$10,000
NCTV	Duke Energy Corporation	Pole	BMZ1539937	$10,000
NCTV	South Carolina Electric & Gas Company	Pole	BMR1626922	$60,000

NCTV	Duke Energy Corporation	Pole	BMR1626920	$10,000
NCTV	Commissioners of Public Works, City of Greenwood, South Carolina	Pole	1623356	$40,000
NCTV	Laurens Electric Cooperative, Inc.	Pole	BMR1626924	$5,000
NCTV	Oncor Electric Delivery Company	Pole	BMR1595816	$148,080
NCTV	Valor Telecommunications of Texas, L.P. dba Valor Telecom (Windstream Communications, Inc.)	Pole	BMR1595843	$5,000
NCTV	Oncor Electric Delivery Company	Pole	1698968	$119,590
NCTV	City of Burnet	Pole	1699024	$50,000
NCTV	Valor Telecommunications of Texas, L.P. dba Valor Telecom (Windstream Communications, Inc.)	Pole	BMR1595849	$5,000
NCTV	Entergy Services, Inc.	Pole	BMZ1546771	$15,000
NCTV	Verizon	Pole	BMZ1546751	$15,000
NCTV	Public Utility District No. 2 of Grant County	Pole	BMR1603873	$40,000

DISCLOSURE SCHEDULE 3.24

CABLE FRANCHISE AGREEMENTS

FRANCHISES

COMPANY	SYSTEM	STATE	FRANCHISE	EXPIRATION DATE
NCP-Inc.	Clayton	Georgia (GA)	City of Sky Valley	8/6/2011
NCP-Inc.	Clayton	Georgia (GA)	City of Tiger	4/4/2014
NCP-Inc.	Clayton	Georgia (GA)	Mountain City	7/22/2019
NCP-Inc.	Clayton	Georgia (GA)	Rabun County (State Franchise)	11/17/2019
NCP-Inc.	Clayton	Georgia (GA)	City of Dillard	11/1/2028
NCP-Inc.	Clayton	Georgia (GA)	City of Clayton	12/13/2028
NCP-Inc.	Sandpoint	Idaho (ID)	City of Kootenai	5/6/2025
NCP-Inc.	Sandpoint	Idaho (ID)	City of Sandpoint	05/15/2010 (Extended to 05/15/2012)
NCP-Inc.	Sandpoint	Idaho (ID)	City of Ponderay	7/5/2025
NCP-Inc.	Sandpoint	Idaho (ID)	City of Dover	6/8/2012
NCP-Inc.	Forest City	North Carolina (NC)	Town of Spindale (State Franchise)	Continued Until Terminated
NCP-Inc.	Forest City	North Carolina (NC)	Town of Bostic (State Franchise)	Continued Until Terminated
NCP-Inc.	Forest City	North Carolina (NC)	Rutherford County (covers unincorporated Rutherford County near Ellenboro and Bostic)	11/6/2014
NCP-Inc.	Forest City	North Carolina (NC)	Rutherford County (covers unincorporated Rutherford County near Spindale, Alexander Mills, Rutherfordton, Ruth and Forest City)	11/6/2014
NCP-Inc.	Forest City	North Carolina (NC)	Rutherford County (covers Harris, Gilkey and nearby unincorporated Rutherford County)	11/6/2014
NCP-Inc.	Forest City	North Carolina (NC)	Town of Rutherfordton	7/1/2016
NCP-Inc.	Forest City	North Carolina (NC)	Town of Ruth	12/4/2018
NCP-Inc.	Forest City	North Carolina (NC)	Town of Forest City	2/6/2022
NCP-Inc.	Forest City	North Carolina (NC)	Town of Ellenboro	7/12/2028

NCP-Inc.	Lake Lure	North Carolina (NC)	Henderson County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCP-Inc.	Lake Lure	North Carolina (NC)	Village of Chimney Rock (State Franchise)	Continued Until Terminated
NCP-Inc.	Lake Lure	North Carolina (NC)	Polk County (State Franchise)	Continued Until Terminated
NCP-Inc.	Lake Lure	North Carolina (NC)	Town of Lake Lure	7/23/2011
NCP-Inc.	Lake Lure	North Carolina (NC)	Rutherford County (covers unincorporated Rutherford County near Lake Lure)	11/6/2014
NCP-Inc.	New Caney	Texas (TX)	Harris County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCP-Inc.	New Caney	Texas (TX)	Liberty County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCP-Inc.	New Caney	Texas (TX)	Montgomery County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCP-Inc.	New Caney	Texas (TX)	City of Patton Village (State Franchise)	Continued Until Terminated
NCP-Inc.	New Caney	Texas (TX)	City of Roman Forest	3/7/2011
NCP-Inc.	New Caney	Texas (TX)	City of Splendora	3/17/2011
NCP-Inc.	New Caney	Texas (TX)	City of Houston	12/31/2017
NCP-Inc.	New Caney	Texas (TX)	Woodbranch Village	3/2/2031
NCVLLC	Cedar Creek	Texas (TX)	Henderson County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Gun Barrel City (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Seven Points (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Tool City (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Malakoff (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Trinidad (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Mabank (State Franchise)	Continued Until Terminated
NCVLLC	Cedar Creek	Texas (TX)	City of Star Harbor	4/13/2014

NCVLLC	Cedar Creek	Texas (TX)	Enchanted Oaks	10/8/2017
NCVLLC	Cedar Creek	Texas (TX)	City of Payne Springs	10/19/2017
NCVLLC	Cedar Creek	Texas (TX)	City of Caney City	5/11/2018
NCVLLC	Cedar Creek	Texas (TX)	City of Log Cabin	8/12/2018
NCVLLC	Corsicana	Texas (TX)	Navarro County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Corsicana	Texas (TX)	City of Corsicana (State Franchise)	Continued Until Terminated
NCVLLC	Lamesa	Texas (TX)	City of Lamesa (State Franchise)	Continued Until Terminated
NCVLLC	Lamesa	Texas (TX)	Dawson County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Hillsboro	Texas (TX)	City of Hillsboro (State Franchise)	Continued Until Terminated
NCVLLC	Hillsboro	Texas (TX)	Hill County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Kaufman	Texas (TX)	Kaufman County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Kaufman	Texas (TX)	City of Kaufman (State Franchise)	Continued Until Terminated
NCVLLC	Kaufman	Texas (TX)	City of Oak Grove (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	City of Tyler (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	Anderson County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	Smith County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	Henderson County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	City of Berryville (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	City of Noonday (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	City of Frankston (State Franchise)	Continued Until Terminated

NCVLLC	Tyler	Texas (TX)	City of Chandler (State Franchise)	Continued Until Terminated
NCVLLC	Tyler	Texas (TX)	City of Bullard	9/11/2015
NCVLLC	Tyler	Texas (TX)	City of New Chapel Hill	6/5/2021
NCVLLC	Tyler	Texas (TX)	Emerald Bay Club, Inc./Emerald Bay Home Owners Association, Inc.	7/28/17
NCTV	Mt. Shasta	California (CA)	City of Dunsmuir	9/19/2013
NCTV	Mt. Shasta	California (CA)	Siskiyou County (near Dunsmuir)	9/19/2013
NCTV	Mt. Shasta	California (CA)	Shasta County	6/29/2015
NCTV	Mt. Shasta	California (CA)	City of Mt. Shasta (State Franchise)	1/2/2018
NCTV	Mt. Shasta	California (CA)	Siskiyou County (near Mt. Shasta) (State Franchise)	1/2/2018
NCTV	Mt. Shasta	California (CA)	Siskiyou County (McCloud) (State Franchise)	1/2/2018
NCTV	Mt. Shasta	California (CA)	Siskiyou County (near Weed)	5/9/2020
NCTV	Mt. Shasta	California (CA)	City of Weed	5/9/2020
NCTV	Oakhurst	California (CA)	Yosemite Lakes Owners’ Association	3/22/2014
NCTV	Oakhurst	California (CA)	Mariposa County (State Franchise)	1/2/2018
NCTV	Oakhurst	California (CA)	Madera County	4/11/2020
NCTV	Yreka	California (CA)	City of Yreka	4/4/2014
NCTV	Yreka	California (CA)	City of Montague	1/1/2018
NCTV	Yreka	California (CA)	Siskiyou County (State Franchise)	1/2/2018
NCTV	Statesboro	Georgia (GA)	City of Statesboro	6/1/2012
NCTV	Statesboro	Georgia (GA)	Town of Brooklet	3/31/2013
NCTV	Statesboro	Georgia (GA)	Bulloch County	5/31/2017
NCTV	Highlands	North Carolina (NC)	Jackson County (State Franchise)	Continued Until Terminated
NCTV	Highlands	North Carolina (NC)	Town of Highlands	6/2/2013
NCTV	Highlands	North Carolina (NC)	Macon County	5/31/2016
NCTV	Clemson	South Carolina (SC)	Pickens County (State Franchise)	Continued Until Terminated
NCTV	Clemson	South Carolina (SC)	Town of West Union (State Franchise)	Continued Until Terminated

NCTV	Clemson	South Carolina (SC)	City of Seneca (State Franchise)	Continued Until Terminated
NCTV	Clemson	South Carolina (SC)	Town of Pendleton (State Franchise)	Continued Until Terminated
NCTV	Clemson	South Carolina (SC)	City of Walhalla (State Franchise)	Continued Until Terminated
NCTV	Clemson	South Carolina (SC)	Town of Six Mile	1/7/2012
NCTV	Clemson	South Carolina (SC)	Oconee County	3/17/2012
NCTV	Clemson	South Carolina (SC)	City of Clemson	4/2/2012
NCTV	Clemson	South Carolina (SC)	Westminster	4/18/2012
NCTV	Clemson	South Carolina (SC)	Town of Norris	4/11/2014
NCTV	Clemson	South Carolina (SC)	Pickens	9/12/2014
NCTV	Clemson	South Carolina (SC)	Town of Central	10/11/2014
NCTV	Clemson	South Carolina (SC)	Liberty	9/1/2017
NCTV	Greenwood	South Carolina (SC)	Laurens County (State Franchise)	Continued Until Terminated
NCTV	Greenwood	South Carolina (SC)	Saluda County	10/13/2011
NCTV	Greenwood	South Carolina (SC)	Town of Saluda	11/4/2011
NCTV	Greenwood	South Carolina (SC)	Abbeville County	6/26/2012
NCTV	Greenwood	South Carolina (SC)	Town of Edgefield	7/31/2013
NCTV	Greenwood	South Carolina (SC)	Town of Johnston	3/9/2014
NCTV	Greenwood	South Carolina (SC)	Town of Ninety Six	9/28/2014
NCTV	Greenwood	South Carolina (SC)	City of Greenwood	10/19/2014
NCTV	Greenwood	South Carolina (SC)	Town of Hodges	11/30/2014
NCTV	Greenwood	South Carolina (SC)	Town of Ware Shoals	11/30/2014
NCTV	Greenwood	South Carolina (SC)	Greenwood County	12/19/2014
NCTV	Greenwood	South Carolina (SC)	Edgefield County	9/3/2021

NCTV	Crockett	Texas (TX)	Houston County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCTV	Crockett	Texas (TX)	Madison County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCTV	Crockett	Texas (TX)	City of Madisonville	Continued Until Terminated
NCTV	Crockett	Texas (TX)	City of Crockett	5/20/2014
NCTV	Marble Falls	Texas (TX)	City of Llano (State Franchise)	Continued Until Terminated
NCTV	Marble Falls	Texas (TX)	Llano County (State Franchise)	Continued Until Terminated
NCTV	Marble Falls	Texas (TX)	Sunrise Beach Village (State Franchise)	Continued Until Terminated
NCTV	Marble Falls	Texas (TX)	City of Highland Haven (State Franchise)	Continued Until Terminated
NCTV	Marble Falls	Texas (TX)	City of Burnet (State Franchise)	Continued Until Terminated
NCTV	Marble Falls	Texas (TX)	City of Cottonwood Shores (State Franchise)	Continued Until Terminated
NCTV	Marble Falls	Texas (TX)	City of Horseshoe Bay	11/3/2011
NCTV	Marble Falls	Texas (TX)	City of Granite Shoals	9/11/2012
NCTV	Marble Falls	Texas (TX)	City of Meadowlakes	7/6/2013
NCTV	Marble Falls	Texas (TX)	Oak Ridge Estates	8/4/2013
NCTV	Marble Falls	Texas (TX)	City of Marble Falls	4/27/2013
NCTV	Marble Falls	Texas (TX)	Burnet County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCTV	Mexia	Texas (TX)	Falls County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCTV	Mexia	Texas (TX)	Freestone County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCTV	Mexia	Texas (TX)	Limestone County	Continued Until Terminated

NCTV	Mexia	Texas TX)	City of Mexia (State Franchise)	Continued Until Terminated
NCTV	Mexia	Texas (TX)	City of Teague (State Franchise)	Continued Until Terminated
NCTV	Mexia	Texas (TX)	City of Marlin	10/7/2011
NCTV	Mexia	Texas (TX)	City of Tehuacana	11/15/2013
NCTV	Mexia	Texas (TX)	City of Fairfield	1/26/2014
NCTV	Mexia	Texas (TX)	City of Groesbeck	6/14/2020
NCTV	Stephenville	Texas (TX)	Erath County (unincorporated areas) (State Franchise)	Continued Until Terminated
NCTV	Stephenville	Texas (TX)	City of Hamilton (State Franchise)	Continued Until Terminated
NCTV	Stephenville	Texas (TX)	City of Dublin	4/7/2011
NCTV	Stephenville	Texas (TX)	City of Stephenville	1/19/2014
NCTV	Moses Lake	Washington (WA)	City of Ephrata	3/31/2012
NCTV	Moses Lake	Washington (WA)	City of Moses Lake	3/31/2012
NCTV	Moses Lake	Washington (WA)	City of Othello	3/31/2012
NCTV	Moses Lake	Washington (WA)	Grant County	6/25/2012
NCTV	Moses Lake	Washington (WA)	Adams County	10/31/2012
NCTV	Moses Lake	Washington (WA)	City of Soap Lake	10/12/2013

FCC LICENSES AND REGISTRATIONS

NCP-Inc.
	Sandpoint, Idaho	Two-Way WNIH-806	04/21/12
	Clayton, Georgia	CARS Station WHZ-925	11/01/14
	Clayton, Georgia	Two-Way WNMP-763	11/02/12
	Forest City, North Carolina	Two-Way WNVL-437	02/08/11
	Forest City, North Carolina	CARS Station WLY-550	09/01/11
	New Caney, Texas	Earth Station Registration E-890527	06/09/24
NCVLLC
	Cedar Creek, Texas	Two-Way KNBM-909	06/14/13
	Corsicana, Texas	Two-Way KTH-893	03/15/11
	Corsicana, Texas	Earth Station Registration KF-52	11/14/25

	Corsicana, Texas	CARS Station KA-80602	08/01/11
	Lamesa, Texas	Two-Way KNHT-240	09/29/11
	Tyler, Texas	Earth Station Registration E-6426	11/18/18
	Tyler, Texas	CARS Station WGK-600	01/01/14
NCTV
	Mt. Shasta, California	Two-Way KNEK-447	01/19/13
	Mt. Shasta	CARS Station WLY-899	07/01/13
	Oakhurst, California	Two-Way WYM-355	07/30/12
	Yreka, California	Two-Way WSI-756	03/17/14
	Highlands, North Carolina	Two-Way WNMJ-881	06/21/14
	Clemson, South Carolina	Two-Way WYU-511	03/29/11
	Greenwood, South Carolina	Earth Station Registration WE-40	07/15/25
	Crockett, Texas	CARS Station WLY-628 (Receive)	05/01/13
	Madisonville, Texas	CARS Station WLY-628 (Transmit)	05/01/13
	Stephenville, Texas	Two-Way WSY-387	12/21/13
	Ephrata, Washington	CARS Station WAJ-455	04/01/15
	Ephrata, Washington	Earth Station Registration KU-73	09/24/17
	Ephrata, Washington	Two-Way KAE-961	09/16/12
	Moses Lake, Washington	Earth Station Registration E-2406	09/15/25
	Moses Lake, Washington	Two-Way KYD-343	08/07/12
	Othello, Washington	Earth Station Registration E-5917	07/01/18

PSID AND CUID INFORMATION

COMPANY	STATE	HEADEND	PSID	CUID	CUID DESCRIPTION
NCP-Inc.	Georgia (GA)	Clayton	008011	GA-0182	Clayton
NCP-Inc.	Georgia (GA)	Clayton	008011	GA-0183	Mountain City
NCP-Inc.	Georgia (GA)	Clayton	008011	GA-0184	Rabun County
NCP-Inc.	Georgia (GA)	Clayton	008011	GA-0223	Tiger
NCP-Inc.	Georgia (GA)	Clayton	008011	GA-0799	Dillard
NCP-Inc.	Georgia (GA)	Rabun County	013262	GA-0868	Rabun County (South)
NCP-Inc.	Georgia (GA)	Sky Valley	001190	GA-0237	Sky Valley
NCP-Inc.	Idaho (ID)	Sandpoint	006870	ID-0078	Sandpoint
NCP-Inc.	Idaho (ID)	Sandpoint	006870	ID-0225	Dover

NCP-Inc.	Idaho (ID)	Sandpoint	006870	ID-0164	Bonner County (unincorporated near Sandpoint)
NCP-Inc.	Idaho (ID)	Sandpoint	006870	ID-0163	Kootenai
NCP-Inc.	Idaho (ID)	Sandpoint	006870	ID-0159	Ponderay
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0142	Forest City
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0141	Rutherfordton
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0143	Spindale
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0239	Rutherford County (unincorporated)
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0237	Sandy Mush
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0640	Ruth
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0838	Ellenboro
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0914	Bostic
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0913	Rutherford County (East)
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-1026	Gilkey (unincorporated Rutherford County)
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0907	Gilkey (unincorporated)
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0906	Harris (unincorporated)
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0393	Lake Lure
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-1003	Chimney Rock
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0675	Rutherford County (West)
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0911	Henderson County
NCP-Inc.	North Carolina (NC)	Forest City	008066	NC-0912	Polk County
NCP-Inc.	Texas (TX)	New Caney	005812	TX-0796	Montgomery County (unincorporated area known as New Caney)
NCP-Inc.	Texas (TX)	New Caney	005812	TX-0792	Woodbranch Village
NCP-Inc.	Texas (TX)	New Caney	005812	TX-0795	Splendora
NCP-Inc.	Texas (TX)	New Caney	005812	TX-0794	Patton Village
NCP-Inc.	Texas (TX)	New Caney	005812	TX-0793	Roman Forest
NCP-Inc.	Texas (TX)	New Caney	005812	TX-0967	Porter Heights (unincorporated)
NCP-Inc.	Texas (TX)	New Caney	005812	TX-1406	Huffman (unincorporated)
NCP-Inc.	Texas (TX)	New Caney	005812	TX-2064	Indian Shores (unincorporated)
NCP-Inc.	Texas (TX)	New Caney	005812	TX-1572	Lakewood Heights (incorporated area of the City of Houston)
NCP-Inc.	Texas (TX)	New Caney	005812	TX-1405	North Huffman (unincorporated)

NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0687	Gun Barrel City
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0692	Seven Points
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0693	Tool City
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0695	Mabank
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0686	Enchanted Oaks
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0691	Payne Springs
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-1230	Henderson County (unincorporated)
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0690	Malakoff
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0694	Trinidad
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0697	Star Harbor
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-0688	Caney City
NCVLLC	Texas (TX)	Gun Barrel City	008406	TX-1766	Log Cabin
NCVLLC	Texas (TX)	Corsicana	005386	TX-0197	Corsicanan
NCVLLC	Texas (TX)	Corsicana	005386	TX-2175	Navarro County (unincorporated)
NCVLLC	Texas (TX)	Lamesa	000316	TX-0086	Lamesa
NCVLLC	Texas (TX)	Lamesa	000316	TX-1356	Dawson County (unincorporated)
NCVLLC	Texas (TX)	Hillsboro	010708	TX-0544	Hillsboro
NCVLLC	Texas (TX)	Hillsboro	010708	TX-2213	Hill County
NCVLLC	Texas (TX)	Kaufman	013260	TX-0710	Kaufman
NCVLLC	Texas (TX)	Kaufman	013260	TX-1959	Oak Grove
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1039	Lake Palestine East (unincorporated “Big Eddy”)
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-2123	Noonday
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1119	Flint (unincorporated)
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1116	Bullard (Smith County)
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1117	Bullard (Cherokee County)
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1120	Gresham (unincorporated)
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1292	New Chapel Hill
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1293	unincorporated Smith County
NCVLLC	Texas (TX)	Lake Palestine East	000774	TX-1294	Lake Tyler
NCVLLC	Texas (TX)	Lake Palestine West	020231	TX-1115	Berryville
NCVLLC	Texas (TX)	Lake Palestine West	020231	TX-1291	Frankston
NCVLLC	Texas (TX)	Lake Palestine West	020231	TX-2212	Anderson County (unincorporated area outside Frankston)
NCVLLC	Texas (TX)	Lake Palestine West	020231	TX-1118	Chandler
NCVLLC	Texas (TX)	Lake Palestine West	020231	TX-1121	Jackson’s Landing (unincorporated)

NCVLLC	Texas (TX)	Lake Palestine West	020231	TX-1122	Red Ackers (unincorporated)
NCTV	California (CA)	Mt. Shasta	004013	CA-1568	Shasta County (unincorporated aka Craigview)
NCTV	California (CA)	Mt. Shasta	004013	CA-0577	Dunsmuir
NCTV	California (CA)	Mt. Shasta	004013	CA-0645	Siskiyou County (unincorporated area near Dunsmuir)
NCTV	California (CA)	Mt. Shasta	004013	CA-0515	City of Mt. Shasta
NCTV	California (CA)	Mt. Shasta	004013	CA-1567	Siskiyou County (unincorporated unnamed area near Mt. Shasta)
NCTV	California (CA)	Mt. Shasta	004013	CA-0674	City of Weed
NCTV	California (CA)	Mt. Shasta	004013	CA-0720	Siskiyou County (unincorporated area near City of Weed)
NCTV	California (CA)	Mt. Shasta	004013	CA-0191	Siskiyou County (unincorporated area aka McCloud)
NCTV	California (CA)	Oakhurst	008771	CA-0978	Oakhurst
NCTV	California (CA)	Oakhurst	008771	CA-0976	Ahwanee
NCTV	California (CA)	Oakhurst	008771	CA-0977	Bass Lake
NCTV	California (CA)	Oakhurst	008771	CA-1138	Cedar Valley
NCTV	California (CA)	Coarsegold	015285	CA-1473	Coarsegold
NCTV	California (CA)	Mariposa	006653	CA-0165	Mariposa
NCTV	California (CA)	Yreka	005807	CA-0494	Yreka
NCTV	California (CA)	Yreka	005807	CA-1237	Montague
NCTV	California (CA)	Yreka	005807	CA-0865	Siskiyou County (unincorporated)
NCTV	Georgia (GA)	Statesboro	006826	GA-0108	Statesboro
NCTV	Georgia (GA)	Statesboro	006826	GA-0564	Brooklet
NCTV	Georgia (GA)	Statesboro	006826	GA-0566	Bulloch County
NCTV	North Carolina (NC)	Highlands	008931	NC-0389	Highlands (unincorporated)
NCTV	North Carolina (NC)	Highlands	008931	NC-0390	Macon County
NCTV	North Carolina (NC)	Highlands	008931	NC-0673	Jackson County (unincorporated Highlands)
NCTV	North Carolina (NC)	Highlands	008931	NC-0808	Sapphire Valley
NCTV	South Carolina (SC)	Greenwood	003641	SC-0024	City of Greenwood
NCTV	South Carolina (SC)	Greenwood	003641	SC-0427	Greenwood (County)
NCTV	South Carolina (SC)	Greenwood	003641	SC-0084	Town of Ninety Six
NCTV	South Carolina (SC)	Greenwood	003641	SC-0049	Greenwood County (unincorporated)

NCTV	South Carolina (SC)	Greenwood	003641	SC-0428	Laurens County (unincorporated)
NCTV	South Carolina (SC)	Greenwood	003641	SC-0325	Town of Ware Shoals
NCTV	South Carolina (SC)	Greenwood	003641	SC-0326	Town of Ware Shoals
NCTV	South Carolina (SC)	Greenwood	003641	SC-0423	Town of Hodges
NCTV	South Carolina (SC)	Greenwood	003641	SC-0366	Abbeville County NE (unincorporated)
NCTV	South Carolina (SC)	Greenwood	003641	SC-0391	Greenwood County (unincorporated)
NCTV	South Carolina (SC)	Greenwood	003641	SC-0444	Laurens County (unincorporated)
NCTV	South Carolina (SC)	Edgefield	006203	SC-0212	Town of Edgefield
NCTV	South Carolina (SC)	Edgefield	006203	SC-0213	Town of Johnston
NCTV	South Carolina (SC)	Edgefield	006203	SC-0214	Edgefield County (unincorporated)
NCTV	South Carolina (SC)	Saluda	006204	SC-0215	Town of Saluda
NCTV	South Carolina (SC)	Saluda	006204	SC-0216	Saluda County (unincorporated)
NCTV	South Carolina (SC)	Seneca	006129	SC-0089	Seneca
NCTV	South Carolina (SC)	Seneca	006129	SC-0087	Clemson
NCTV	South Carolina (SC)	Seneca	006129	SC-0321	Pickens County (unincorporated Clemson)
NCTV	South Carolina (SC)	Seneca	006129	SC-0322	Anderson County (unincorporated Pendleton)
NCTV	South Carolina (SC)	Seneca	006129	SC-0165	Central
NCTV	South Carolina (SC)	Seneca	006129	SC-0166	Pendleton
NCTV	South Carolina (SC)	Seneca	006129	SC-0535	Oconee County (including unincorporated Seneca)
NCTV	South Carolina (SC)	Seneca	006129	SC-0088	Walhalla
NCTV	South Carolina (SC)	Seneca	006129	SC-0172	Oconee County (unincorporated Walhalla)
NCTV	South Carolina (SC)	Seneca	006129	SC-0171	Westminster
NCTV	South Carolina (SC)	Seneca	006129	SC-0560	West Union
NCTV	South Carolina (SC)	Seneca	006129	SC-0169	Liberty
NCTV	South Carolina (SC)	Seneca	006129	SC-0168	Pickens
NCTV	South Carolina (SC)	Seneca	006129	SC-0170	Pickens County (unincorporated)
NCTV	South Carolina (SC)	Seneca	006129	SC-0403	Norris
NCTV	South Carolina (SC)	Seneca	006129	SC-0404	Six Mile
NCTV	South Carolina (SC)	Seneca	006129	SC-0500	Oconee County (unincorporated Five Points)

NCTV	Texas (TX)	Crockett	003390	TX-0047	Crockett
NCTV	Texas (TX)	Crockett	003390	TX-2245	Houston County (unincorporated)
NCTV	Texas (TX)	Madisonville	007782	TX-0090	Madisonville
NCTV	Texas (TX)	Madisonville	007782	TX-0438	Madison County (unincorporated)
NCTV	Texas (TX)	Marble Falls	010707	TX-0092	Marble Falls
NCTV	Texas (TX)	Marble Falls	010707	TX-0450	Marble Falls (unincorporated)
NCTV	Texas (TX)	Marble Falls	010707	TX-1372	Meadowlakes
NCTV	Texas (TX)	Marble Falls	010707	TX-0287	Granite Shoals (incorporated Burnet County)
NCTV	Texas (TX)	Marble Falls	010707	TX-1254	Sunrise Beach (incorporated Llano County)
NCTV	Texas (TX)	Marble Falls	010707	TX-0288	Kingsland (unincorporated Llano County)
NCTV	Texas (TX)	Marble Falls	010707	TX-0289	Lake L.B. Johnson (unincorporated Burnet County)
NCTV	Texas (TX)	Marble Falls	010707	TX-0290	Lake L.B. Johnson (unincorporated Llano County)
NCTV	Texas (TX)	Marble Falls	010707	TX-0954	Horseshoe Bay (Burnet County)
NCTV	Texas (TX)	Marble Falls	010707	TX-0953	Horseshoe Bay (Llano County)
NCTV	Texas (TX)	Marble Falls	010707	TX-0955	Cottonwood Shores
NCTV	Texas (TX)	Marble Falls	010707	TX-1339	Oak Ridge Estates (unincorporated Llano County)
NCTV	Texas (TX)	Marble Falls	010707	TX-2196	Highland Haven
NCTV	Texas (TX)	Marble Falls	010707	TX-0046	Burnet
NCTV	Texas (TX)	Llano	011458	TX-0089	Llano
NCTV	Texas (TX)	Mexia	004075	TX-0048	Mexia
NCTV	Texas (TX)	Mexia	004075	TX-1765	Lake Mexia (unincorporated)
NCTV	Texas (TX)	Mexia	004075	TX-1868	Tehuacana
NCTV	Texas (TX)	Mexia	004075	TX-0274	Groesbeck
NCTV	Texas (TX)	Fairfield	004076	TX-0034	Fairfield
NCTV	Texas (TX)	Fairfield	004076	TX-0038	Teague
NCTV	Texas (TX)	Marlin	003432	TX-0094	Marlin
NCTV	Texas (TX)	Stephenville	008622	TX-0055	Stephenville

NCTV	Texas (TX)	Stephenville	008622	TX-0052	Dublin
NCTV	Texas (TX)	Hamilton	006539	TX-0375	Hamilton
NCTV	Washington (WA)	Moses Lake	002979	WA-0119	Moses Lake
NCTV	Washington (WA)	Moses Lake	002979	WA-0120	Grant County
NCTV	Washington (WA)	Ephrata	003014	WA-0089	Ephrata
NCTV	Washington (WA)	Ephrata	003014	WA-0331	Soap Lake
NCTV	Washington (WA)	Ephrata	003014	WA-0090	Grant County
NCTV	Washington (WA)	Othello	005679	WA-0190	Othello
NCTV	Washington (WA)	Othello	005679	WA-0558	Adams County

POLE INFORMATION

COMPANY	SYSTEM	AREAS COVERED	UTILITY
NCP-Inc.	Clayton, Georgia	Rabun County	Habersham Electric Membership Corporation
NCP-Inc.	Clayton, Georgia	Rabun County	Georgia Power Company
NCP-Inc.	Clayton, Georgia	Rabun County	Windstream Georgia Telecom, Inc.
NCP-Inc.	Clayton, Georgia	Clayton	Haywood Electric Membership Corporation
NCP-Inc.	Sandpoint, Idaho	Sandpoint	Avista Corporation dba Avista Utilities
NCP-Inc.	Sandpoint, Idaho	Sandpoint	Frontier Communications
NCP-Inc.	Sandpoint, Idaho	Sandpoint	Northern Lights, Inc.
NCP-Inc.	Forest City, North Carolina	Rutherfordton Forest City Spindale Alexander Mills Caroleen Ruth Ellenboro Bostic	AT&T
NCP-Inc.	Forest City, North Carolina	Forest City Harris Gilkey Ellenboro Bostic	Duke Power, a division of Duke Energy Corporation
NCP-Inc.	Forest City, North Carolina	Forest City	Town of Forest City, North Carolina
NCP-Inc.	Forest City and Lake Lure, North Carolina	Rutherford County Polk County	Rutherford Electric Membership Corporation
NCP-Inc.	Lake Lure, North Carolina	Polk County	ALLTEL Carolina
NCP-Inc.	Lake Lure, North Carolina	Lake Lure Fairfield Mountain Rutherfordton	AT&T

NCP-Inc.	Lake Lure, North Carolina	Henderson County Polk County Rutherford County	Duke Power, a division of Duke Energy Corporation
NCP-Inc.	Lake Lure, North Carolina	Lake Lure Chimney Rock Rutherford County	Progress Energy Carolinas, Inc.
NCP-Inc.	New Caney, Texas	Porter Heights Montgomery County	Century Link
NCP-Inc.	New Caney, Texas	Patton Village Roman Forest New Caney Porter Heights Woodbranch Village Grangerland North Huffman Splendora	Entergy Services, Inc.
NCP-Inc.	New Caney, Texas	Splendora	AT&T Texas
NCP-Inc.	Huffman, Texas	Huffman	CenterPoint Energy
NCP-Inc.	Huffman, Texas	Huffman	Verizon
NCVLLC	Cedar Creek, Texas	Cedar Creek	Trinity Valley Electric Cooperative, Inc.
NCVLLC	Cedar Creek, Texas	Gun Barrel Malakoff Mabank Payne Springs Tool City Trinidad	Century Link
NCVLLC	Cedar Creek, Texas Lamesa, Texas Corsicana, Texas	Seven Points Corsicana Lamesa Mabank Gun Barrel Malakoff Payne Springs Tool City Trinidad Caney City Enchanted Oaks Log Cabin Estates Star Harbor Navarro County Henderson County	Oncor Electric Delivery Company
NCVLLC	Corsicana, Texas Hillsboro, Texas Tyler, Texas	Corsicana Hillsboro New Chapel Hill	AT&T Texas
NCVLLC	Lamesa, Texas	Lamesa	Windstream Communications, Inc.

NCVLLC	Kaufman, Texas	Kaufman Oak Grove Michael’s Cove	Trinity Valley Electric Cooperative, Inc.
NCVLLC	Kaufman, Texas	Kaufman	Century Link
NCVLLC	Tyler, Texas	Frankston	Oncor Electric Delivery Company
NCVLLC	Tyler, Texas	Flint Gresham New Chapel Hill	Cherokee County Electric Cooperative Association
NCVLLC	Tyler, Texas Kaufman, Texas Hillsboro, Texas	Chandler Noonday Smith County Bullard New Chapel Hill Flint Frankston Gresham Jackson’s Landing Kaufman Lake Palestine E. Lake Tyler Red Ackers Hillsboro	Oncor Electric Delivery Company
NCVLLC	Tyler, Texas	Frankston	Century Link
NCVLLC	Tyler, Texas	Chandler	Century Link
NCVLLC	Tyler, Texas	Bullard	Century Link
NCVLLC	Tyler, Texas	Flint Gresham Lake Palestine	Century Link
NCVLLC	Tyler, Texas	West Lake Palestine Berryville	Trinity Valley Electric Cooperative, Inc.
NCVLLC	Tyler, Texas	Bullard	Oncor Electric Delivery Company
NCTV	Oakhurst, California	Oakhurst	Pacific Gas and Electric Company
NCTV	Mt. Shasta and Yreka, California	Mt. Shasta Dunsmuir Weed Siskiyou County Yreka Montague Siskiyou County	AT&T
NCTV	Mt. Shasta, California	McCloud	Frontier Communications
NCTV	Yreka/Mt. Shasta	Yreka Montague Mt. Shasta	PacifiCorp

NCTV	Statesboro, Georgia	Statesboro	Frontier Communications of Georgia
NCTV	Statesboro, Georgia	Statesboro Bulloch County	Georgia Power Company
NCTV	Statesboro, Georgia	Statesboro	Excelsior Electric Membership Corporation
NCTV	Highlands, North Carolina	Highlands Cashiers	Frontier Communications
NCTV	Highlands, North Carolina	Macon County Jackson County	Duke Power Company
NCTV	Highlands, North Carolina	Highlands	Town of Highlands
NCTV	Highlands, North Carolina	Sapphire Valley	Duke Power Company
NCTV	Highlands, North Carolina	Highlands	Haywood Electric Membership Corporation
NCTV	Clemson/Seneca, South Carolina	Westminster	City of Westminster, South Carolina
NCTV	Clemson/Seneca, South Carolina	Corporate limits of Pickens, Norris, Six Mile, Westminster, Walhalla and Liberty, and unincorporated areas of Pickens and Oconee counties.	AT&T
NCTV	Clemson/Seneca, South Carolina	Corporate limits of Clemson, Seneca, Pendleton and Central, and unincorporated areas of Anderson, Pickens and Oconee counties.	AT&T
NCTV	Clemson/Seneca, South Carolina	Clemson District / Oconee County (unicorp.)	Duke Energy Corporation
NCTV	Clemson/Seneca, South Carolina	Pickens and Oconee Counties (covers Liberty, Seneca and Five Points)	Blue Ridge Electric Cooperative, Inc.
NCTV	Clemson/Seneca, South Carolina	Seneca	Seneca Light & Water Plant/City of Seneca
NCTV	Clemson/Seneca, South Carolina	Clemson University Campus	Clemson University
NCTV	Greenwood, South Carolina	Saluda Edgefield Johnston	South Carolina Electric & Gas Company

NCTV	Greenwood, South Carolina	Greenwood Ware Shoals	Little River Electric Cooperative, Inc.
NCTV	Greenwood, South Carolina	Greenwood District	Duke Energy Corporation
NCTV	Greenwood, South Carolina	Greenwood County, Saluda County and Abbeville County	Duke Energy Corporation
NCTV	Greenwood, South Carolina	Greenwood Ninety-Six Ware Shoals Saluda	Century Link
NCTV	Greenwood, South Carolina	City of Greenwood	Commissioners of Public Works, City of Greenwood, South Carolina
NCTV	Greenwood, South Carolina	Laurens County	Laurens Electric Cooperative, Inc.
NCTV	Stephenville and Crockett, Texas	Stephenville Dublin Crockett	Oncor Electric Delivery Company
NCTV	Mexia, Texas	Fairfield	Valor Telecommunications of Texas, L.P. dba Valor Telecom (Windstream Communications, Inc.)
NCTV	Mexia, Texas	Fairfield / Teague (Freestone County)	Navarro County Electric Cooperative, Inc.
NCTV	Mexia, Texas	Navarro County (Fairfield/Teague area – formerly Eureka)	Navarro County Electric Cooperative, Inc.
NCTV	Mexia, Texas	Fairfield Teague Mexia Lake Mexia Tehuacana Groesbeck Coolidge Marlin	Oncor Electric Delivery Company
NCTV	Mexia, Texas	Teague	AT&T Texas
NCTV	Mexia, Texas	Mexia	AT&T Texas
NCTV	Marble Falls, Texas	Burnet	Verizon
NCTV	Marble Falls, Texas	Marble Falls	Pedernales Electric Cooperative, Inc.
NCTV	Marble Falls, Texas	Burnet	City of Burnet
NCTV	Crockett, Texas	Crockett	Valor Telecommunications of Texas, L.P. dba Valor Telecom (Windstream Communications, Inc.)

NCTV	Stephenville, Texas	Stephenville Dublin Hico Hamilton	Century Link
NCTV	Stephenville, Texas	Hamilton Hico	Texas-New Mexico Power Company
NCTV	Stephenville, Texas	Stephenville and Dublin, Erath County, Texas	United Electric Cooperative Services, Inc.
NCTV	Mexia, Texas	Groesbeck/Lake Mexia (Commanche Crossing area)	Navasota Valley Electric Cooperative, Inc.
NCTV	Madisonville, Texas	Madisonville	Entergy Services, Inc.
NCTV	Mexia, Texas	Groesbeck	Century Link
NCTV	Marble Falls and Mexia, Texas	Kingsland and Sunrise Beach	Central Texas Electric Cooperative, Inc.
NCTV	Marble Falls and Mexia, Texas	Llano, Inks Lake, West Lake Buchanan and Long Mountain Estates (2nd agreement)	Central Texas Electric Cooperative, Inc.
NCTV	Crockett, Texas	Madisonville	AT&T Texas
NCTV	Mexia, Texas	Marlin	AT&T Texas
NCTV	Mexia, Texas	Marlin	Housing Authority of the City of Marlin
NCTV	Marble Falls, Texas	Llano	Verizon
NCTV	Marble Falls, Texas	Granite Shoals	Verizon
NCTV	Marble Falls, Texas	Marble Falls	Verizon
NCTV	Marble Falls, Texas	Kingsland	Verizon
NCTV	Marble Falls, Texas	Llano	City of Llano, Texas
NCTV	Marble Falls, Texas	Buchanan Dam	Verizon
NCTV	Marble Falls, Texas	Buchanan Lake	Lower Colorado River Authority
NCTV	Moses Lake, Washington	Adams County and Othello, Washington	Avista Corporation dba Avista Utilities
NCTV	Moses Lake, Washington	Othello	Big Bend Electric Cooperative, Inc.
NCTV	Moses Lake, Washington	Ephrata Soap Lake Moses Lake Lakeview	Public Utility District No. 2 of Grant County
NCTV	Moses Lake, Washington	Ephrata Moses Lake Grant County	Qwest

RATE REGULATION

NORTHLAND CABLE VENTURES LLC

SYSTEM	AREA	CUID
Hillsboro	Hillsboro, TX	TX-0544

NORTHLAND CABLE PROPERTIES, INC.

SYSTEM	AREA	CUID
Clayton	Clayton, GA	GA-0182
Sky Valley	Sky Valley, GA	GA-0237
Forest City	Rutherford County (uninc.), NC	NC-0239
Forest City	Spindale, NC	NC-0143

NORTHLAND CABLE

SYSTEM	AREA	CUID
Mt. Shasta	Mt. Shasta, CA	CA-0515
Statesboro	Statesboro, GA	GA-0108
Highlands	Highlands, NC	NC-0389
Highlands	Jackson County (uninc. Highlands), NC	NC-0249 Note: NC-0673
Clemson	Clemson, SC	SC-0087
Clemson	Pickens, SC	SC-0168
Clemson	Pickens County (uninc.), SC	SC-0170
Clemson	Pickens County (uninc. Clemson), SC	SC-0321
Edgefield	Edgefield, SC	SC-0212
Greenwood	Greenwood, SC	SC-0024
Greenwood	Greenwood County (uninc.), SC	SC-0049 SC-0391 SC-0427
Edgefield	Johnston, SC	SC-0213
Saluda	Saluda, SC	SC-0215
Marble Falls	Llano, TX	TX-0089
Marble Falls	Meadowlakes, TX	TX-1372

DISCLOSURE SCHEDULE 5.1

TRADE NAMES

Credit Party	Additional names
Northland Cable Television, Inc.	Northland
Northland Cable
Northland Cable TV
Northland Cable Television
Northland Express
Northland Communications
Northland Cable Properties, Inc.	Northland
Northland Cable
Northland Cable TV
Northland Cable Television
Northland Express
Northland Communications
Northland Cable Ventures LLC	Northland
Northland Cable
Northland Cable TV
Northland Cable Television
Northland Express
Northland Communications

DISCLOSURE SCHEDULE 5.4

Coverage	Affiliate Company
Aerial Plant Self-Insurance Fund	Fund managed by Affiliate Northland Telecommunications Corporation and operated in conjunction with Northland Affiliates providing cable services.

DISCLOSURE SCHEDULE 6.3

INDEBTEDNESS

None.

DISCLOSURE SCHEDULE 6.4(A)

TRANSACTIONS WITH AFFILIATES

None.